As filed with the Securities and Exchange Commission on January 28, 2015

                                                                                File No. 811-22137

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY

ACT OF 1940 [X]

Amendment No. 10 [X]

OPPENHEIMER MASTER LOAN FUND, LLC

(Exact Name of Registrant as Specified in Charter)

6803 South Tucson Way, Centennial, Colorado 80112-3924

(Address of Principal Executive Offices) (Zip Code)

(303) 768-3200

(Registrant’s Telephone Number, including Area Code)

Arthur S. Gabinet, Esq.

OFI Global Asset Management, Inc.

225 Liberty Street, New York, New York 10281-1008

(Name and Address of Agent for Service)

EXPLANATORY NOTE

This Registration Statement has been filed by Oppenheimer Master Loan Fund, LLC (the "Fund") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Fund are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Only certain "accredited investors" within the meaning of Regulation D under the Securities Act, including other investment companies, may invest in the Fund. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Fund.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Fund's Part A is incorporated by reference into the Fund's Part B and Part B is incorporated by reference into the Fund's Part A.

Oppenheimer Master Loan Fund, LLC

Registration Statement dated January 28, 2015

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved the Fund's securities nor has it determined that this registration statement is accurate or complete. It is a criminal offense to represent otherwise.

Oppenheimer Master Loan Fund, LLC is a mutual fund that seeks income. Under normal circumstances, the Fund will invest at least 80% of its net assets in loans made to U.S. and foreign borrowers that are corporations, partnerships or other business entities.

This registration statement contains important information about the Fund's objective, its investment policies, strategies and risks. It also contains important information about how to buy and sell shares of the Fund and other account features.

PART A

January 28, 2015

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 5. Management.

(a) Investment Adviser(s). OFI Global Asset Management, Inc. (the "Manager") is the Fund's investment adviser. OppenheimerFunds, Inc. (the "Sub-Adviser") is its sub-adviser. In this registration statement, references to the "Manager" mean OFI Global and the Sub-Adviser unless the context indicates otherwise or unless otherwise specified. Additionally, references to "OppenheimerFunds" mean OppenheimerFunds, Inc. and its subsidiaries.

(b) Portfolio Manager(s). Joseph Welsh, CFA, and Margaret Hui, CFA, have been Vice Presidents and portfolio managers of the Fund since its inception.

ITEM 6. Purchase and Sale of Fund Shares.

(a) Purchase of Fund Shares. There is no minimum initial or minimum subsequent investment in the Fund. Shares of the Fund are issued solely in private placement transactions on days the New York Stock Exchange is open for trading and may only be purchased by certain "accredited investors" within the meaning of Regulation D under the Securities Act. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

(b) Sale of Fund Shares. Investors can sell (redeem) some or all of their Shares on days the New York Stock Exchange is open for trading.

ITEM 7. Tax Information.

The Fund intends to operate as a partnership for Federal income tax purposes. Accordingly, the Fund will not be subject to any Federal income tax but each investor will take into account its share of the Fund's income, capital gains, losses, deductions and credits in determining its income tax liability.

ITEM 8. Financial Intermediary Compensation.

Not applicable.

ITEM 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

(a) Investment Objective.

The Fund seeks income. The Fund's investment objective is not a fundamental policy and can be changed without shareholder approval.

(b) Implementation of Investment Objective.

Under normal circumstances, the Fund will invest at least 80% of its net assets in loans made to U.S. and foreign borrowers that are corporations, partnerships or other business entities. The Fund may invest directly in loans (as an original lender or by assignment from a lender) or indirectly in loans through loan participation agreements or certain derivative instruments. Although this is not a fundamental policy, the amount so invested will not be changed by the Fund's Board of Directors without providing shareholders at least 60 days prior notice of the change. The Fund will invest in floating (sometimes referred to as "adjustable") rate loans that pay interest at rates that float above (or are adjusted periodically based on) a benchmark that reflects current interest rates, such as the prime rate offered by one or more major U.S. banks (referred to as the "Prime Rate") or the London Inter-Bank Offered Rate (referred to as "LIBOR"). The Fund may also invest in loans with fixed interest rates. While many of these loans will be collateralized, the Fund can invest in uncollateralized loans. The Fund has no limits as to the maturity of loans in which it invests or as to the market capitalization range of the borrowers. The Fund can invest without limit in loans that are below investment grade (sometimes referred to as "high yield" or "junk" securities). "Investment-grade" debt instruments are rated in one of the four highest rating categories by nationally recognized statistical rating organizations such as Moody's or Standard & Poor's (or, in the case of unrated securities, determined by the Fund's Sub-Adviser to be comparable to securities rated investment-grade). The Fund may also invest in unrated loans, in which case the Fund's Sub-Adviser internally assigns ratings to those instruments, after assessing their credit quality and other factors, in investment-grade or below-investment-grade categories similar to those of nationally recognized statistical rating organizations. There can be no assurance, nor is it intended, that the Sub-Adviser's credit analysis is consistent or comparable with the credit analysis process used by a nationally recognized statistical rating organization. The Fund may invest in such unrated loans whether or not determined by the Sub-Adviser to be investment grade. The Fund can invest in loans made in connection with highly leveraged transactions. The Fund may invest in loans where the borrower is experiencing financial difficulty or is insolvent and in loans that are in default at the time the Fund buys them.

The Fund may invest in floating rate loans (sometimes referred to as "adjustable rate loans") that hold a senior position in the capital structure of U.S. and foreign corporations, partnerships or other business entities that, under normal circumstances, allow them to have priority of claim ahead of other obligations of a borrower in the event of liquidation. These investments are referred to as "Senior Loans." Senior Loans may be collateralized or uncollateralized. They typically pay interest at rates that float above, or are adjusted periodically based on, a benchmark that reflects current interest rates.

When selecting loans for investment, the Fund's Sub-Adviser performs its own analysis based on information obtained from agents that originate or administer loans, other lenders, and ratings organizations, among other sources. The Sub-Adviser's analysis may consider various factors, such as the borrower's past and projected financial performance; the borrower's assets and cash flows; the quality and depth of the borrower's management; the credit quality of the debt obligations of the bank servicing the loan and other intermediaries imposed between the borrower and the Fund; the credit quality of the collateral or other debt security, if any; the state of the borrower's industry and its position in that industry; and the market for loans generally. The Sub-Adviser will continue to monitor the credit quality of loans in its portfolio and the status of the applicable borrowers for the duration of the Fund's investment.

In addition to investments in loans, the Fund may use certain other investments and investment strategies described further below and in the Statement of Additional Information. The Sub-Adviser might not always use all of these different types of investments and strategies. The allocation of the Fund's portfolio among the different types of permitted investments will vary over time based upon the Sub-Adviser's evaluation of economic and market trends. There can be no assurance that the Sub-Adviser’s analysis will identify all of the factors that may impair the value of a loan or other investment.

Other Strategies.

Participation Interests in Loans. These securities represent an undivided fractional interest in a loan obligation of a borrower. They are typically purchased from banks or dealers that have made the loan, or are members of the loan syndicate, and that act as the servicing agent for the principal and interest payments. The loans may be to U.S. or foreign companies. Participation interests may be collateralized or uncollateralized and are subject to the credit risk of the servicing agent as well as the credit risk of the borrower. If the Fund purchases a participation interest, it may only be able to enforce its rights through the lender. The Fund can also buy interests in trusts and other entities that hold loan obligations. In that case the Fund will be subject to the trust's credit risks as well as the credit risks of the servicing agent and the underlying loans. In some cases, participation interests, whether held directly by the Fund or indirectly through an interest in a trust or other entity, may be partially "unfunded," meaning that the Fund may be required to advance additional money on future dates.

Corporate Debt Obligations. The Fund can purchase debt obligations, such as bonds, debentures, notes and preferred stock issued by U.S. and foreign corporations, partnerships or other business entities. Debt securities purchased by the fund may be subordinate to other liabilities of the issuer. If a borrower becomes insolvent, the borrower's assets may be insufficient to meet its obligations to the holders of its subordinated debt.

Asset-Backed Securities. The Fund may invest in asset-backed securities, which are fractional interests in pools of loans, other assets or receivables. They are issued by trusts or other special purpose vehicles and are collateralized by the loans, other assets or receivables that make up the pool. The trust or other issuer passes the income from the underlying pool to the investor. Neither the Fund, the Manager, nor the Sub-Adviser selects the loans or other assets that are included in the pools or the collateral backing those pools. Asset-backed securities are subject to interest rate risk and credit risk. These securities are subject to the risk of default by the issuer as well as by the borrowers of the underlying loans in the pool. Certain asset-backed securities are subject to prepayment and extension risks.

U.S. Government Securities. The Fund can invest in securities issued or guaranteed by the U.S. Treasury or other U.S. government agencies or federally-chartered corporate entities referred to as "instrumentalities." These securities are referred to as "U.S. government securities" in this prospectus.

•	U.S. Treasury Obligations. These securities are directly issued by the U.S. Treasury. These include Treasury bills (which have maturities of one year or less when issued), Treasury notes (which have maturities greater than one year and up to ten years when issued), and Treasury bonds (which have maturities of more than ten years when issued). Treasury securities are backed by the full faith and credit of the United States as to timely payments of interest and repayments of principal. The Fund can also buy U.S. Treasury securities that have been "stripped" of their coupons by a Federal Reserve Bank, zero-coupon U.S. Treasury securities and Treasury Inflation-Protection Securities ("TIPS"). While U.S. Treasury securities have relatively little credit risk, they are subject to price fluctuations from charges in interest rates.

•	Obligations Issued or Guaranteed by U.S. Government Agencies or Instrumentalities. These include direct obligations and mortgage-related securities that have different levels of credit support from the U.S. government. Some are supported by the full faith and credit of the U.S. government, such as Government National Mortgage Association pass-through mortgage certificates (called "Ginnie Maes"). Some are supported by the right of the issuer to borrow from the U.S. Treasury under certain circumstances, such as Federal National Mortgage Association bonds ("Fannie Mae") bonds and Federal Home Loan Mortgage Corporation ("Freddie Mac") obligations. Others are supported only by the credit of the entity that issued them. Securities issued by Fannie Mae and Freddie Mac are also supported by commitments from the U.S. Treasury to purchase certain of those agencies' securities during market conditions in which the U.S. Treasury deems it necessary for the promotion of market stability.

In September 2008, the Federal Housing Finance Agency placed the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation into conservatorship. The U.S. Treasury also entered into a secured lending credit facility with those companies and a preferred stock purchase agreement. Under the preferred stock purchase agreement, the Treasury will ensure that each company maintains a positive net worth.

Repurchase Agreements. The Fund can acquire securities subject to repurchase agreements. In a repurchase transaction, the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date. Approved vendors include U.S. commercial banks, U.S. branches of foreign banks or broker-dealers that have been designated as primary dealers in government securities and have met credit requirements set by the Sub-Adviser. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is outstanding. The Fund might enter into a repurchase agreement for liquidity purposes to meet anticipated redemptions of limited liability company interests in the Fund ("Shares"), pending the investment of the proceeds from sales of Shares, pending the settlement of portfolio securities transactions, or for temporary defensive purposes, as described below.

Derivative Instruments. The Fund can invest in a number of different types of "derivative" instruments. A derivative is an instrument whose value depends on (or is derived from) the value of an underlying security, asset, interest rate, index or currency.  Derivatives may allow the Fund to increase or decrease its exposure to certain markets or risks. Options, futures, swaps, "structured" notes, and certain mortgage-related securities are examples of derivative instruments the Fund can use. In addition to using derivatives to hedge investment risks, the Fund can use derivatives for investment purposes. Some derivative instruments held by the Fund may be illiquid.

  Credit Default Swaps. A credit default swap enables an investor to buy or sell protection against a credit event with respect to an issuer, such as an issuer's failure to make timely payments of interest or principal on its debt obligations, bankruptcy or restructuring. A credit default swap may be embedded within a structured note or other derivative instrument. Generally, if the Fund buys credit protection using a credit default swap, the Fund will make fixed payments to the counterparty and if a credit event occurs with respect to the applicable issuer, the Fund will deliver the issuer's defaulted bonds underlying the swap to the swap counterparty and the counterparty will pay the Fund par for the bonds. If the Fund sells credit protection using a credit default swap, generally the Fund will receive fixed payments from the counterparty and if a credit event occurs with respect to the applicable issuer, the Fund will pay the swap counterparty par for the issuer's defaulted bonds and the swap counterparty will deliver the bonds to the Fund. Alternatively, a credit default swap may be cash settled and the buyer of protection would receive the difference between the par value and the market value of the issuer's defaulted bonds from the seller of protection. If the credit default swap is on a basket of issuers, the notional value of the swap is reduced by the amount represented by that issuer, and the fixed payments are then made on the reduced notional value.

Cash and Cash Equivalents. The Fund can hold cash (whether U.S. dollars or a foreign currency) and invest in cash equivalents such as highly-rated commercial paper, bank obligations, Treasury bills and short-term U.S. government securities, and repurchase agreements.

Illiquid and Restricted Securities. Investments that do not have an active trading market, or that have legal or contractual limitations on their resale, are generally referred to as "illiquid" securities. Illiquid securities may be difficult to value or to sell promptly at an acceptable price or may require registration under applicable securities laws before they can be sold publicly. Securities that have limitations on their resale are referred to as "restricted securities." Certain restricted securities that are eligible for resale to qualified institutional purchasers may not be regarded as illiquid. The Fund will not invest more than 15% of its net assets in illiquid or restricted securities.  The Sub-Adviser monitors the Fund's holdings of illiquid securities on an ongoing basis to determine whether to sell any of those securities to maintain adequate liquidity.

Diversification and Concentration. The Fund is a diversified fund. It attempts to reduce its exposure to the risks of individual securities by diversifying its investments across a broad number of different issuers. Generally, the Fund cannot invest more than 25% of its total assets in securities or obligations of borrowers in a single industry. However, because the Fund regards the agent bank and other intermediate participants in a loan as "issuers" of that loan, the Fund may invest more than 25% of its total assets in securities of issuers in the group of industries in the financial services sector, including banks, bank holding companies, commercial finance, consumer finance, diversified financial, insurance, savings and loans and special purpose financial. The Fund will be subject to the risks associated with financial institutions in those industries. The Securities and Exchange Commission has taken the position that investment of more than 25% of a fund's total assets in issuers in the same industry constitutes concentration in that industry. That limit does not apply to securities issued or guaranteed by the U.S. government or its agencies and instrumentalities or securities issued by investment companies; however, securities issued by any one foreign government are considered to be part of a single "industry."

Borrowing. The Fund can borrow money to fund redemptions, but may not use borrowed money to make investments. The Fund can borrow money in amounts up to 33 1/3% of the value of its total assets at the time of the borrowings. Borrowing money involves transaction and interest costs. The Fund may pay a commitment fee or other fees to maintain a line of credit, and will pay interest on amounts it borrows.

Investments in Oppenheimer Institutional Money Market Fund. The Fund can invest its free cash balances in Class E shares of Oppenheimer Institutional Money Market Fund, to provide liquidity or for defensive purposes. The Fund invests in Oppenheimer Institutional Money Market Fund, rather than purchasing individual short-term investments, to seek a higher yield than it could obtain on its own. Oppenheimer Institutional Money Market Fund is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act, and is part of the Oppenheimer family of funds. It invests in a variety of short-term, high-quality, dollar-denominated money market instruments issued by the U.S. government, domestic and foreign corporations, other financial institutions, and other entities. Those investments may have a higher rate of return than the investments that would be available to the Fund directly. At the time of an investment, the Fund cannot always predict what the yield of the Oppenheimer Institutional Money Market Fund will be because of the wide variety of instruments that fund holds in its portfolio. The return on those investments may, in some cases, be lower than the return that would have been derived from other types of investments that would provide liquidity. As a shareholder, the Fund will be subject to its proportional share of the expenses of Oppenheimer Institutional Money Market Fund's Class E shares, including its advisory fee. However, the Manager will waive a portion of the Fund's advisory fee to the extent of the Fund's share of the advisory fee paid to the Manager by Oppenheimer Institutional Money Market Fund.

Temporary Defensive and Interim Investments. For temporary defensive purposes in times of adverse or unstable market, economic or political conditions, the Fund can invest up to 100% of its assets in investments that may be inconsistent with the Fund's principal investment strategies. Generally the Fund would invest in shares of Oppenheimer Institutional Money Market Fund or in the types of money market instruments in which Oppenheimer Institutional Money Market Fund invests or other short-term U.S. government securities. The Fund might also hold these types of securities as interim investments pending the investment of proceeds from the sale of Fund shares or the sale of Fund portfolio securities or to meet anticipated redemptions of Fund shares. To the extent the Fund invests in these securities, it might not achieve its investment objective.

Portfolio Turnover.  A change in the securities held by the Fund is known as "portfolio turnover." The Fund may engage in active and frequent trading to try to achieve its investment objective and may have a portfolio turnover rate of over 100% annually. Increased portfolio turnover may result in higher brokerage fees or other transaction costs, which can reduce performance. If the Fund realizes capital gains when it sells investments, it generally must pay those gains to shareholders, increasing its taxable distributions.

(c) Risks.

The risks summarized below collectively form the overall risk profile of the Fund and can affect the value of the Fund's investments, its investment performance and its net asset value per Share. These risks mean that you can lose money by investing in the Fund. When you sell your Shares, they may be worth more or less than what you paid for them. There is no assurance that the Fund will achieve its investment objective.

Selection Risk. Poor investment selection by the Sub-Adviser will cause the Fund to underperform other funds having a similar investment objective and investment strategies. While the Sub-Adviser expects to have access to financial and other information about borrowers, the amount of public information available with respect to loans will generally be less extensive than what is available for exchange-listed or otherwise registered securities.

Limited Availability of Loans. Investments in loans may be limited. There is a risk that the Fund may not be able to meet its 80% allocation to loans. The limited availability of loans may be due to a number of factors. Direct lenders may allocate only a small number of loans to new investors, including the Fund. There may be fewer loans available for investment that meet the Fund's standards, particularly in times of economic downturns. Also, lenders or agents may have an incentive to market the less desirable loans to investors such as the Fund while retaining attractive loans for themselves. This would reduce the amount of suitable investments for the Fund.

Debt Securities. The Fund may invest in debt securities, including securities issued or guaranteed by the U.S. government, or its agencies and instrumentalities, or foreign sovereigns, and foreign and domestic corporate bonds, notes and debentures. Debt securities may be subject to the following risks:

  Interest Rate Risk. Interest rate risk is the risk that rising interest rates, or an expectation of rising interest rates in the near future, will cause the values of the Fund’s investments in debt securities to decline. The values of debt securities usually change when prevailing interest rates change. When interest rates rise, the values of outstanding debt securities generally fall, and those securities may sell at a discount from their face amount. When interest rates rise, the decrease in values of outstanding debt securities may not be offset by higher income from new investments. When interest rates fall, the values of already-issued debt securities generally rise. However, when interest rates fall, the Fund's investments in new securities may be at lower yields and may reduce the Fund's income. The values of longer-term debt securities usually change more than the values of shorter-term debt securities when interest rates change; thus, interest rate risk is usually greater for securities with longer maturities or durations. "Zero-coupon" or "stripped" securities may be particularly sensitive to interest rate changes. Risks associated with rising interest rates are heightened given that interest rates in the U.S. are at, or near, historic lows. Interest rate changes may have different effects on the values of mortgage-related securities because of prepayment and extension risks.

The Fund also invests in loans and debt securities with floating or adjustable interest rates. The Sub-Adviser expects that when interest rates change, the values of these loans will fluctuate less than the values of fixed-rate loans and debt securities, and that the net asset value of the Fund's Shares will fluctuate less than the shares of funds that invest only in fixed-rate debt obligations. However, the interest rates of some floating rate loans adjust only periodically. Between the times that interest rates on these loans adjust, the interest rates may not correlate to prevailing interest rates. That may affect the value of these loans.

  Duration Risk. Duration risk is the risk that longer-duration debt securities are more likely to decline in price than shorter-duration debt securities, in a rising interest-rate environment. Duration is a measure of the price sensitivity of a debt security or portfolio to interest rate changes. "Effective duration" attempts to measure the expected percentage change in the value of a bond or portfolio resulting from a change in prevailing interest rates. The change in the value of a bond or portfolio can be approximated by multiplying its duration by a change in interest rates. For example, if a bond has an effective duration of three years, a 1% increase in general interest rates would be expected to cause the bond's value to decline about 3% while a 1% decrease in general interest rates would be expected to cause the bond's value to increase 3%. The duration of a debt security may be equal to or shorter than the full maturity of a debt security.

  Credit Risk. Credit risk is the risk that the issuer of a security might not make interest and principal payments on the security as they become due. U.S. government securities generally have lower credit risks than securities issued by private issuers or certain foreign governments. If an issuer fails to pay interest, the Fund's income might be reduced, and if an issuer fails to repay principal, the value of the security might fall and the Fund could lose the amount of its investment in the security. The extent of this risk varies based on the terms of the particular security and the financial condition of the issuer. A downgrade in an issuer's credit rating or other adverse news about an issuer, for any reason, can reduce the market value of that issuer's securities.

▪	Credit Spread Risk. Credit spread risk is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their credit quality) may increase when the market expects lower-grade bonds to default more frequently. Widening credit spreads may quickly reduce the market values of the Fund’s lower-rated and unrated securities. Some unrated securities may not have an active trading market or may trade less actively than rated securities, which means that the Fund might have difficulty selling them promptly at an acceptable price.
  Extension Risk. Extension risk is the risk that, if interest rates rise rapidly, repayments of principal on certain debt securities may occur at a slower rate than expected, and the expected maturity of those securities could lengthen as a result. Securities that are subject to extension risk generally have a greater potential for loss when prevailing interest rates rise, which could cause their values to fall sharply. Extension risk is particularly prevalent for a callable security where an increase in interest rates could result in the issuer of that security choosing not to redeem the security as anticipated on the security’s call date. Such a decision by the issuer could have the effect of lengthening the debt security’s expected maturity, making it more vulnerable to interest rate risk and reducing its market value.

▪	Reinvestment Risk. Reinvestment risk is the risk that when interest rates fall, the Fund may be required to reinvest the proceeds from a security’s sale or redemption at a lower interest rate. Callable bonds are generally subject to greater reinvestment risk than non-callable bonds.

▪  Prepayment Risk. Certain fixed-income securities (in particular mortgage-related securities) are subject to the risk of unanticipated prepayment. Prepayment risk is the risk that, when interest rates fall, the issuer will redeem the security prior to the security’s expected maturity, or that borrowers will repay the loans that underlie these fixed-income securities more quickly than expected, thereby causing the issuer of the security to repay the principal prior to expected maturity. The Fund may need to reinvest the proceeds at a lower interest rate, reducing its income. Securities subject to prepayment risk generally offer less potential for gains when prevailing interest rates fall. If the Fund buys those securities at a premium, accelerated prepayments on those securities could cause the Fund to lose a portion of its principal investment. The impact of prepayments on the price of a security may be difficult to predict and may increase the security's price volatility. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments.

  Event Risk. If an issuer of debt securities is the subject of a buyout, debt restructuring, merger or recapitalization that increases its debt load, it could interfere with its ability to make timely payments of interest and principal and cause the value of its debt securities to fall.

Fixed-Income Market Risks. The fixed-income securities market can be susceptible to unusual volatility and illiquidity. Volatility and illiquidity may be more pronounced in the case of lower-rated and unrated securities. Liquidity can decline unpredictably in response to overall economic conditions or credit tightening. Increases in volatility and decreases in liquidity may be caused by a rise in interest rates (or the expectation of a rise in interest rates), which are at or near historic lows in the U.S. and in other countries. During times of reduced market liquidity, the Fund may not be able to readily sell bonds at the prices at which they are carried on the Fund's books. If the Fund needed to sell large blocks of bonds to meet shareholder redemption requests or to raise cash, those sales could further reduce the bonds' prices. An unexpected increase in Fund redemption requests, which may be triggered by market turmoil or an increase in interest rates, could cause the Fund to sell its holdings at a loss or at undesirable prices. Similarly, the prices of the Fund’s holdings could be adversely affected if an investment account managed similarly to that of the Fund were to experience significant redemptions and those accounts were required to sell its holdings at an inopportune time. The liquidity of an issuer’s securities may decrease as result of a decline in an issuer’s credit rating, the occurrence of an event that causes counterparties to avoid transacting with the issuer, or an increase in the issuer’s cash outflows. A lack of liquidity or other adverse credit market conditions may hamper the Fund's ability to sell the debt securities in which it invests or to find and purchase suitable debt instruments.

Economic and other market developments can adversely affect fixed-income securities markets in the United States, Europe and elsewhere. At times, participants in debt securities markets may develop concerns about the ability of certain issuers of debt securities to make timely principal and interest payments, or they may develop concerns about the ability of financial institutions that make markets in certain debt securities to facilitate an orderly market. Those concerns may impact the market price or value of those debt securities and may cause increased volatility in those debt securities or debt securities markets. Under some circumstances, as was the case during the latter half of 2008 and early 2009, those concerns could cause reduced liquidity in certain debt securities markets.

Following the financial crisis, the Federal Reserve has sought to stabilize the economy by keeping the federal funds rate at or near zero percent. The Federal Reserve has also purchased large quantities of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, pursuant to its monetary stimulus program known as “quantitative easing”. As the Federal Reserve tapers its securities purchases pursuant to quantitative easing or raises the federal funds rate, there is a risk that interest rates may rise and cause fixed-income investors to move out of fixed-income securities, which may also increase redemptions in fixed-income mutual funds.

In addition, although the fixed-income securities markets have grown significantly in the last few decades, regulations and business practices have led some financial intermediaries to curtail their capacity to engage in trading (i.e., “market making”) activities for certain debt securities. As a result, dealer inventories of fixed-income securities, which provide an indication of the ability of financial intermediaries to make markets in fixed-income securities, are at or near historic lows relative to market size. Because market makers help stabilize the market through their financial intermediary services, further reductions in dealer inventories could have the potential to decrease liquidity and increase volatility in the fixed-income securities markets.

Credit Quality. The Fund may invest in securities that are rated or unrated. "Investment-grade" securities are those rated within the four highest rating categories by nationally recognized statistical rating organizations such as Moody's or Standard & Poor's (or, in the case of unrated securities, determined by the Sub-Adviser to be comparable to securities rated investment-grade). "Below investment--grade" securities are those that are rated below those categories, which are also referred to as "junk bonds." While securities rated within the fourth highest category by Standard & Poor’s (meaning BBB+, BBB or BBB-) or by Moody’s (meaning Baa1, Baa2 or Baa3) are considered “investment-grade”, they have some speculative characteristics. If two or more nationally recognized statistical rating organizations have assigned different ratings to a security, the Sub-Adviser uses the highest rating assigned.

Credit ratings evaluate the expectation that scheduled interest and principal payments will be made in a timely manner. They do not reflect any judgment of market risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer. Rating organizations might not change their credit rating of an issuer in a timely manner to reflect events that could affect the issuer's ability to make timely payments on its obligations. In selecting securities for its portfolio and evaluating their income potential and credit risk, the Fund does not rely solely on ratings by rating organizations but evaluates business, economic and other factors affecting issuers as well. Many factors affect an issuer's ability to make timely payments, and the credit risk of a particular security may change over time. The Sub-Adviser also may use its own research and analysis to assess those risks. If a bond is insured, it will usually be rated by the rating organizations based on the financial strength of the insurer. The rating categories are described in an Appendix to the Statement of Additional Information.

Unrated Securities. Because the Fund purchases securities that are not rated by any nationally recognized statistical rating organization, the investment adviser may internally assign ratings to those securities, after assessing their credit quality and other factors, in categories similar to those of nationally recognized statistical rating organizations. There can be no assurance, nor is it intended, that the investment adviser's credit analysis process is consistent or comparable with the credit analysis process used by a nationally recognized statistical rating organization. Unrated securities are considered "investment-grade" or "below-investment-grade" if judged by the investment adviser to be comparable to rated investment-grade or below-investment-grade securities. The investment adviser's rating does not constitute a guarantee of the credit quality. In addition, some unrated securities may not have an active trading market or may trade less actively than rated securities, which means that the Fund might have difficulty selling them promptly at an acceptable price.

In evaluating the credit quality of a particular security, whether rated or unrated, the investment adviser will normally take into consideration a number of factors such as, if applicable, the financial resources of the issuer, the underlying source of funds for debt service on a security, the issuer's sensitivity to economic conditions and trends, any operating history of the facility financed by the obligation, the degree of community support for the financed facility, the capabilities of the issuer's management, and regulatory factors affecting the issuer or the particular facility.

A reduction in the rating of a security after the Fund buys it will not require the Fund to dispose of the security. However, the investment adviser will evaluate such downgraded securities to determine whether to keep them in the Fund's portfolio.

Risks of Below-Investment-Grade Securities. Below-investment-grade securities (also referred to as "junk bonds") generally have higher yields than securities rated in the higher rating categories but also have higher risk profiles. Below-investment-grade securities are considered to be speculative and entail greater risk with respect to the ability of the issuer to timely repay principal and pay interest or dividends in accordance with the terms of the obligation and may have more credit risk than investment-grade rated securities, especially during times of weakening economic conditions or rising interest rates. These additional risks mean that the Fund may not receive the anticipated level of income from these securities, and the Fund's net asset value may be affected by declines in the value of lower-grade securities. The major risks of below-investment-grade securities include:

  Prices of below-investment-grade securities are subject to extreme price fluctuations, even under normal market conditions. Adverse changes in an issuer's industry and general economic conditions may have a greater impact on the prices of below-investment-grade securities than on the prices of higher-rated fixed-income securities.
  Below-investment-grade securities may be issued by less creditworthy issuers and may be more likely to default than investment-grade securities. Issuers of below-investment-grade securities may have more outstanding debt relative to their assets than issuers of higher-grade securities. Issuers of below-investment-grade securities may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.
  In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of below-investment-grade securities holders.
  Below-investment-grade securities may be less liquid than higher rated fixed-income securities, even under normal market conditions. There are fewer dealers in the below-investment-grade securities market and there may be significant differences in the prices quoted by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Fund's securities than is the case with securities trading in a more liquid market.
  Below-investment-grade securities typically contain redemption provisions that permit the issuer of the securities containing such provisions to redeem the securities at its discretion. If the issuer redeems below-investment-grade securities, the Fund may have to invest the proceeds in securities with lower yields and may lose income.
  Below-investment-grade securities markets may be more susceptible to real or perceived adverse credit, economic, or market conditions than higher rated securities.

Because the Fund can invest without limit in below-investment-grade securities, the Fund's credit risks are greater than those of funds that buy only investment-grade securities. Credit rating downgrades of a single issuer or related similar issuers whose securities the Fund holds in significant amounts could substantially and unexpectedly increase the Fund’s exposure to below-investment-grade securities and the risks associated with them, especially liquidity and default risk.

Special Considerations of Senior Loans. Typically, Senior Loans have higher recoveries than other debt obligations, because in most instances they take preference over subordinated debt obligations and common stock with respect to payment of interest and principal. However, the Fund is subject to the risk that the borrower under a Senior Loan will default on scheduled interest or principal payments. The risk of default will increase in the event of an economic downturn or a substantial increase in interest rates (which will increase the cost of the borrower's debt service as the interest rate on its Senior Loan is upwardly adjusted). The Fund may own a debt obligation of a borrower that is about to become insolvent. The Fund can also purchase debt obligations that are issued in connection with a restructuring of the borrower under bankruptcy laws.

Interest Rates. The Senior Loans in which the Fund invests have floating or adjustable interest rates. For that reason, the Sub-Adviser expects that when interest rates change, the values of Senior Loans will fluctuate less than the values of fixed-rate debt securities, and that the net asset values of the Fund's shares will fluctuate less than the shares of funds that invest mainly in fixed-rate debt obligations. However, the interest rates of some Senior Loans adjust only periodically. Between the times that interest rates on Senior Loans adjust, the interest rates on those Senior Loans may not correlate to prevailing interest rates. That will affect the value of the loans and may cause the net asset values of the Fund's shares to fluctuate.

Prepayment. The Fund has no limits as to the maturity of Senior Loans it may purchase. Senior Loans in general have a stated term of between five and seven years. However, because Senior Loans typically amortize principal over their stated life and frequently are prepaid, their average credit exposure is expected to be two to three years. Senior Loans usually have mandatory and optional prepayment provisions. If a borrower prepays a Senior Loan, the Fund will have to reinvest the proceeds in other Senior Loans or securities that may pay lower interest rates. However, prepayment and facility fees the Fund receives may help reduce any adverse impact on the Fund's yield. Because the interest rates on Senior Loans adjust periodically, the Sub-Adviser believes that the Fund should generally be able to reinvest prepayments in Senior Loans that have yields similar to those that have been prepaid.

Subordination. Senior Loans typically hold the most senior position in a borrower's capital structure. They may include loans that hold the most senior position, loans that hold an equal ranking with other senior debt, or loans that are, in the judgment of the Sub-Adviser, in the category of senior debt of the borrower. Borrowers typically are required contractually to pay the holders of Senior Loans before they pay the holders of subordinated debt, trade creditors, and preferred or common shareholders and give the holders of Senior Loans a claim on some or all of the borrower's assets that is senior to that of subordinated debt, preferred stock and common stock of the borrower in the event that the borrower defaults or becomes bankrupt. Senior Loans are subject to the risk that a court could subordinate a Senior Loan to presently existing or future indebtedness or take other action detrimental to the holders of Senior Loans.
That senior position in the borrower's capital structure typically gives the holders of Senior Loans a claim on some or all of the borrower's assets that is senior to that of subordinated debt, preferred stock and common stock of the borrower in the event that the borrower defaults or becomes bankrupt.

Collateral. Certain of the Senior Loans that the Fund will purchase are fully collateralized with one or more of (1) working capital assets, such as accounts receivable and inventory, (2) tangible fixed assets, such as real property, buildings and equipment, (3) intangible assets such as trademarks or patents, or (4) security interests in shares of stock of the borrower or its subsidiaries or affiliates. In the case of loans to a non-public company, the company's shareholders or owners may provide collateral in the form of secured guarantees and/or security interests in assets that they own. However, the value of the collateral may decline after the Fund buys the Senior Loan, particularly if the collateral consists of equity securities of the borrower or its affiliates. If a borrower defaults, insolvency laws may limit the Fund's access to the collateral, or the lenders may be unable to liquidate the collateral. A bankruptcy court might find that the collateral securing the Senior Loan is invalid or require the borrower to use the collateral to pay other outstanding obligations. If the collateral consists of stock of the borrower or its subsidiaries, the stock may lose all of its value in the event of a bankruptcy, which would leave the Fund exposed to greater potential loss.

If a borrower defaults on a collateralized Senior Loan, the Fund may receive assets other than cash or securities in full or partial satisfaction of the borrower's obligation under the Senior Loan. Those assets may be illiquid, and the Fund might not be able to realize the benefit of the assets for legal, practical or other reasons. The Fund might hold those assets until the Sub-Adviser determines it is appropriate to dispose of them. If the collateral becomes illiquid or loses some or all of its value, the collateral may not be sufficient to protect the Fund in the event of a default of scheduled interest or principal payments.

The Fund can invest in Senior Loans that are not secured by any specific collateral of the borrower. If the borrower is unable to pay interest or defaults in the payment of principal, there will be no collateral on which the Fund can foreclose. Therefore, these loans present greater risks than collateralized Senior Loans. The Fund applies the same investment and credit standards to unsecured Senior Loans as to secured Senior Loans, except for collateral requirements.

Highly Leveraged Transactions and Insolvent Borrowers. The Fund can invest in Senior Loans made in connection with highly leveraged transactions. These transactions may include operating loans, leveraged buyout loans, leveraged capitalization loans and other types of acquisition financing. Those Senior Loans are subject to greater credit risks than other Senior Loans. Highly leveraged Senior Loans and Senior Loans in default also may be less liquid than other Senior Loans. If the Fund voluntarily or involuntarily sold those types of Senior Loans, it might not receive the full value it expected. The market for illiquid securities is more volatile than the market for liquid securities and it may be more difficult to obtain accurate valuations for the Fund's investments.

The Fund can also invest in Senior Loans of borrowers that are experiencing, or are likely to experience, financial difficulty. In addition, the Fund can invest in Senior Loans of borrowers that have filed for bankruptcy protection or that have had involuntary bankruptcy petitions filed against them by creditors. Various laws enacted for the protection of debtors may apply to Senior Loans. A bankruptcy proceeding against a borrower could delay or limit the ability of the Fund to collect the principal and interest payments on that borrower's Senior Loans. If a lawsuit is brought by creditors of a borrower under a Senior Loan, a court or a trustee in bankruptcy could take certain actions that would be adverse to the Fund. For example:

  Other creditors might convince the court to set aside a Senior Loan or the collateralization of the loan as a "fraudulent conveyance" or "preferential transfer." In that event, the court could recover from the Fund the interest and principal payments that the borrower made before becoming insolvent. There can be no assurance that the Fund would be able to prevent that recapture.
  A bankruptcy court may restructure the payment obligations under the Senior Loan so as to reduce the amount to which the Fund would be entitled.
  The court might discharge the amount of the Senior Loan that exceeds the value of the collateral.
  The court could subordinate the Fund's rights to the rights of other creditors of the borrower under applicable law.

Restrictive Loan Covenants. Borrowers must comply with various restrictive covenants typically contained in loan agreements. They may include restrictions on dividend payments and other distributions to stockholders, provisions requiring the borrower to maintain specific financial ratios, and limits on total debt. They may include requirements that the borrower prepay the loan with any free cash flow. A break of a covenant that is not waived by the agent bank (or the lenders) is normally an event of default that provides the agent bank or the lenders the right to call the outstanding amount on the loan. If a lender accelerates the repayment of a Senior Loan because of the borrower's violation of a restrictive covenant under the loan agreement, the borrower might default in payment of the loan.

Limited Secondary Market for Senior Loans. Due to restrictions on transfers in loan agreements and the nature of the private syndication of Senior Loans, some Senior Loans are not as easily purchased or sold as publicly-traded securities. As a result, some Senior Loans are illiquid, which means that the Fund may be limited in its ability to sell those Senior Loans at an acceptable price when it wants to in order to generate cash, avoid losses or to meet repurchase requests.

Possible Limited Availability of Senior Loans. Direct investments in Senior Loans and, to a lesser degree, investments in participation interests in or assignments of Senior Loans may be limited. The limited availability may be due to a number of factors. Direct lenders may allocate only a small number of Senior Loans to new investors, including the Fund. There may be fewer loans available for investment that meet the Fund's credit standards, particularly in times of economic downturns. Also, lenders or agents may have an incentive to market the less desirable Senior Loans to investors such as the Fund while retaining attractive loans for themselves. This would reduce the amount of attractive investments for the Fund. If market demand for Senior Loans increases, the interest paid by Senior Loans that the Fund holds may decrease.

Delayed Settlement. Compared to securities and to certain other types of financial assets, purchases and sales of Senior Loans take relatively longer to settle.  This is partly due to the nature of Senior Loans, which require a written assignment agreement and various ancillary documents for each transfer, and frequently require discretionary consents from both the borrower and the administrative agent.  In addition, recent regulatory changes have increasingly caused dealers to insist on matching their purchases and sales, which can lead to delays in the Fund’s settlement of a purchase or sale in circumstances where the dealer’s corresponding transaction with another party is delayed.  Dealers will also sometimes sell Senior Loans short, and hold their trades open for an indefinite period while waiting for a price movement or looking for inventory to purchase.

This extended settlement process can (i) increase the counterparty credit risk borne by the Fund; (ii) leave the Fund unable to timely vote, or otherwise act with respect to, Senior Loans it has agreed to purchase; (iii) delay the Fund from realizing the proceeds of a sale of a Senior Loan; (iv) inhibit the Fund’s ability to re-sell a Senior Loan that it has agreed to purchase if conditions change (leaving the Fund more exposed to price fluctuations); (v) prevent the Fund from timely collecting principal and interest payments; and (vi) expose the Fund to adverse tax or regulatory consequences.

Floating or Adjustable Rate Loans. The Senior Loans the Fund invests in are "floating" or adjustable rate loans. The base rate usually is a benchmark that "floats" or changes to reflect current interest rates, such as:

■ the prime rate offered by one or more major U.S. banks (referred to as the "Prime Rate"), or

■ the London Inter-Bank Offered Rate ("LIBOR").

The applicable rate is defined in the loan agreement. Borrowers tend to select the base lending rate that results in the lowest interest cost, and the rate selected may change from time to time. If the benchmark interest rate on a Senior Loan changes, the rate payable to lenders under the Senior Loan will, in turn, change at the next scheduled adjustment date. If the benchmark rate increases, the Fund would earn interest at a higher rate on that Senior Loan after the next scheduled adjustment date. If the benchmark rate decreases, the Fund would earn interest at a lower rate on that Senior Loan after the next scheduled adjustment date.

Interest rates may adjust daily, monthly, quarterly, semi-annually or annually. The Fund does not intend to invest more than 5% of its total assets in Senior Loans with interest rates that adjust less often than semi-annually. The Fund may use interest rate swap agreements and other hedging practices to shorten the effective interest rate adjustment period of a Senior Loan. Because investments in Senior Loans with longer interest rate adjustment periods may increase fluctuations in the Fund's net asset values as a result of interest rate changes, the Fund will attempt to maintain a dollar-weighted average time until the next interest rate adjustment of 90 days or less for its portfolio of Senior Loans.

Recourse. When the Fund invests in loans as an original lender it will have direct recourse against the borrower in the event of a failure to pay scheduled principal or interest. When it purchases a loan by assignment, it typically succeeds to whatever rights the assigning lender had under the loan agreement, which may provide that the Fund can enforce the terms of the agreement and may provide that the Fund may have rights with respect to any funds acquired by the borrower's other lenders. When the Fund buys a Participation Interest, it assumes the credit risk of both the borrower and the lender selling the Participation Interest. Therefore, the Fund's rights under a participation interest for a particular loan may be more limited than the rights of the original lender or an investor who acquires an assignment of that loan. The Fund generally will have no right of direct recourse against the borrower or ability to otherwise directly enforce the terms of the loan agreement.

Credit Quality Standards for Senior Loans. Rating organizations, such as S&P or Moody's, rate debt obligations by rating the issuer, after evaluating the issuer's financial soundness. Generally, the lower the investment rating, the more risky the investment. Debt securities rated below "BBB-" by S&P or "Baa3" by Moody's are commonly referred to as "high risk" securities or, in the case of bonds, "junk bonds." Senior Loans rated "B" are below investment grade and are regarded by rating organizations as predominantly speculative with respect to the borrower's ability to repay interest and principal when due over a long period. While securities rated Baa by Moody's or BBB by S&P are considered to be "investment grade," they have some speculative characteristics.

The Fund may invest in Senior Loans that are rated both investment grade and below investment grade by different rating organizations. Many Senior Loans are not rated by rating organizations. The lack of a rating does not necessarily imply that a loan is of lesser investment quality. There is no limit on the Fund's investment in unrated Senior Loans. An appendix to the Fund's Statement of Additional Information includes the definitions of the rating categories of the principal rating organizations.

Risks of Foreign Investing. The Fund can invest in loans that are made to foreign borrowers, or other debt securities issued by them. The Fund's foreign loans must be dollar-denominated, and interest and principal payments must be payable in U.S. dollars. However, foreign obligations have risks not typically involved in domestic investments. Foreign investing can result in higher transaction and operating costs for the Fund. Foreign issuers are not subject to the same accounting and disclosure requirements to which U.S. issuers are subject. The value of foreign investments may be affected by exchange control regulations, expropriation or nationalization of a company's assets, foreign taxes, higher transaction and other costs, delays in the settlement of transactions, changes in governmental, economic or monetary policies in the U.S. or abroad, or other political and economic factors.

While foreign securities may offer special investment opportunities, they are also subject to special risks.

■ Foreign Market Risk. If there are fewer investors in a particular foreign market, securities traded in that market may be less liquid and more volatile than U.S. securities. Foreign markets may also be subject to delays in the settlement of transactions and difficulties in pricing securities. If the Fund is delayed in settling a purchase or sale transaction, it may not receive any return on the invested assets or it may lose money if the value of the security declines. It may also be more expensive for the Fund to buy or sell securities in certain foreign markets than in the United States, which may increase the Fund's expense ratio. Foreign securities may trade on weekends or other days when the Fund does not price its shares. As a result, the value of the Fund's net assets may change on days when you will not be able to purchase or redeem the Fund's shares.

■ Foreign Economy Risk. Foreign economies may be more vulnerable to political or economic changes than the U.S. economy. They may be more concentrated in particular industries or may rely on particular resources or trading partners to a greater extent. Certain foreign economies may be adversely affected by shortages of investment capital or by high rates of inflation. Changes in economic or monetary policy in the U.S. or abroad may also have a greater impact on the economies of certain foreign countries.

■ Foreign Governmental and Regulatory Risks. Foreign companies may not be subject to the same accounting and disclosure requirements as U.S. companies. As a result there may be less accurate information available regarding a foreign company's operations and financial condition. Foreign companies may be subject to capital controls, nationalization, or confiscatory taxes. Some countries also have restrictions that limit foreign ownership and may impose penalties for increases in the value of the Fund's investment. The value of the Fund's foreign investments may be affected if it experiences difficulties in enforcing legal judgments in foreign courts.

■ Foreign Currency Risk. A change in the value of a foreign currency against the U.S. dollar will result in a change in the U.S. dollar value of securities denominated in that foreign currency. If the U.S. dollar rises in value against a foreign currency, a security denominated in that currency will be worth less in U.S. dollars and if the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency will be worth more in U.S. dollars. The dollar value of foreign investments may also be affected by exchange controls.
The Fund can also invest in derivative instruments linked to foreign currencies. The change in value of a foreign currency against the U.S. dollar will result in a change in the U.S. dollar value of derivatives linked to that foreign currency.

■ Foreign Custody Risk. There may be very limited regulatory oversight of certain foreign banks or securities depositories that hold foreign securities and foreign currency and the laws of certain countries may limit the ability to recover such assets if a foreign bank or depository or their agents goes bankrupt.

■ Time Zone Arbitrage. If the Fund invests a significant amount of its assets in foreign securities, it may be exposed to "time-zone arbitrage" attempts by investors seeking to take advantage of differences in the values of foreign securities that might result from events that occur after the close of the foreign securities market on which a security is traded and before the close of the New York Stock Exchange that day, when the Fund's net asset value is calculated. If such time zone arbitrage were successful, it might dilute the interests of other shareholders. However, the Fund's use of "fair value pricing" under certain circumstances, to adjust the closing market prices of foreign securities to reflect what the Sub-Adviser and the Board believe to be their fair value, may help deter those activities.

Risks of Derivative Investments. Derivatives may be volatile and may involve significant risks. The underlying security, obligor or other instrument on which a derivative is based, or the derivative itself, may not perform as expected. For some derivatives, it is possible to lose more than the amount invested in the derivative investment. In addition, some derivatives have the potential for unlimited loss, regardless of the size of the Fund's initial investment. Certain derivative investments held by the Fund may be illiquid, making it difficult to close out an unfavorable position. Derivative transactions may require the payment of premiums and may increase portfolio turnover. Derivatives are subject to credit risk, since the Fund may lose money on a derivative investment if the issuer or counterparty fails to pay the amount due. As a result of these risks, the Fund could realize little or no income or lose money from the investment, or the use of a derivative for hedging might be unsuccessful.

In addition, under financial reform legislation currently being implemented, certain over-the-counter derivatives, including certain interest rate swaps and certain credit default swaps, are (or soon will be) required to be executed on a regulated market and/or cleared through a clearinghouse, which may result in increased margin requirements and costs for the Fund. It is unclear how these regulatory changes will affect counterparty risk, and entering into a derivative transaction that is cleared may entail further risks and costs, including the counterparty risk of the clearinghouse and the futures commission merchant through which the Fund accesses the clearinghouse.

  Risks of Credit Default Swaps. Credit default swaps are subject to credit risk on the underlying issuer and to counterparty credit risk. If the counterparty fails to meet its obligations, the Fund may lose money. Credit default swaps are also subject to the risk that the Fund will not properly assess the risk of the underlying issuer. If the Fund is selling credit protection, there is a risk that a credit event will occur and that the Fund will have to pay the counterparty. If the Fund is buying credit protection, there is a risk that no credit event will occur and the Fund will receive no benefit for the premium paid.

Conflicts of Interest. The investment activities of the Manager, the Sub-Adviser and their affiliates in regard to other accounts they manage may present conflicts of interest that could disadvantage the Fund and its shareholders. The Manager, the Sub-Adviser or their affiliates may provide investment advisory services to other funds and accounts that have investment objectives or strategies that differ from, or are contrary to, those of the Fund. That may result in another fund or account holding investment positions that are adverse to the Fund's investment strategies or activities. Other funds or accounts advised by the Manager, the Sub-Adviser or their affiliates may have conflicting interests arising from investment objectives that are similar to those of the Fund. Those funds and accounts may engage in, and compete for, the same types of securities or other investments as the Fund or invest in securities of the same issuers that have different, and possibly conflicting, characteristics. The trading and other investment activities of those other funds or accounts may be carried out without regard to the investment activities of the Fund and, as a result, the value of securities held by the Fund or the Fund's investment strategies may be adversely affected. The Fund's investment performance will usually differ from the performance of other accounts advised by the Manager, the Sub-Adviser or their affiliates and the Fund may experience losses during periods in which other accounts they advise achieve gains. The Manager and the Sub-Adviser have adopted policies and procedures designed to address potential identified conflicts of interest, however, such policies and procedures may also limit the Fund's investment activities and affect its performance.

Investments By "Funds of Funds." Shares of the Fund are offered as an investment to certain other Oppenheimer funds that act as "funds of funds." The Fund's Board of Directors has approved making the Fund's shares available as an investment for those funds. From time to time, those funds of funds may invest significant portions of their assets in shares of the Fund, and may own a significant amount of the Fund's outstanding shares. Those funds of funds typically use asset allocation strategies under which they may increase or reduce the amount of their investments in the Fund frequently, and may do so on a daily basis during volatile market conditions. If the size of those purchases and redemptions of the Fund's Shares were significant relative to the size of the Fund's assets, the Fund could be required to purchase or sell portfolio securities, increasing its transaction costs and possibly reducing its performance.

Risks of Borrowing. Under the Investment Company Act, the Fund may not incur indebtedness unless immediately after it incurs debt it has "asset coverage" of at least 300% of the aggregate outstanding principal amount of the indebtedness. The Fund may be required to dispose of portfolio investments on unfavorable terms if market fluctuations reduce its asset coverage to less than 300%. Lenders to the Fund will have preference over the Fund's shareholders as to payments of interest and repayments of principal on amounts that the Fund borrows and preference to the Fund's assets in the event of its liquidation. Lending agreements may grant the lenders certain voting rights if the Fund defaults in the payment of interest or principal on the loan. Borrowing will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund's return.

(d) Portfolio Holdings.

The Fund's portfolio holdings are included in its semi-annual and annual reports that are distributed to its shareholders within 60 days after the close of the applicable reporting period. The Fund also discloses its portfolio holdings in its Schedule of Investments on Form N-Q, which are public filings that are required to be made with the Securities and Exchange Commission within 60 days after the end of the Fund's first and third fiscal quarters. Therefore, the Fund's portfolio holdings are made publicly available no later than 60 days after the end of each of its fiscal quarters.

A description of the Fund's policies and procedures with respect to the disclosure of its portfolio holdings is available in the Fund's Statement of Additional Information.

ITEM 10. Management, Organization and Capital Structure

(a)(1) Manager.

The Manager and the Sub-Adviser. OFI Global Asset Management, Inc., the Manager, is a wholly-owned subsidiary of OppenheimerFunds, Inc.  The Manager oversees the Fund's investments and its business operations.  OppenheimerFunds, Inc., the Sub-Adviser, chooses the Fund's investments and provides related advisory services. The Manager carries out its duties, subject to the policies established by the Fund's Board, under an investment advisory agreement with the Fund that states the Manager's responsibilities. The agreement sets the fees the Fund pays to the Manager and describes the expenses that the Fund is responsible to pay to conduct its business. The Sub-Adviser has a sub-advisory agreement with the Manager and is paid by the Manager.

The Manager has been an investment adviser since 2012.  The Sub-Adviser has been an investment adviser since 1960. The Manager and the Sub-Adviser are located at 225 Liberty Street, 11th Floor, New York, New York 10281-1008.

Advisory Fees. Under the investment advisory agreement, the Fund pays the Manager an advisory fee of 0.30% calculated on the daily net assets of the Fund. Under the sub-advisory agreement, the Manager pays the Sub-Adviser a percentage of the net investment advisory fee (after all applicable waivers) that it receives from the Fund as compensation for the provision of the investment advisory services. The Manager has also voluntarily agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in funds managed by the Manager or its affiliates. This fee waiver and/or expense reimbursement may be amended or withdrawn at any time.

A discussion regarding the basis for the Board's approval of the Fund's investment advisory arrangements is available in the Fund's Annual Report to shareholders for the fiscal period ended September 30, 2014.

(a)(2) Portfolio Managers.

Portfolio Managers. The Fund's portfolio is managed by Joseph Welsh, CFA, and Margaret Hui, CFA, who are primarily responsible for the day-to-day management of the Fund's investments. Ms. Hui has been a Vice President and portfolio manager of the Fund's portfolio since October 2007. Mr. Welsh has been a Vice President and portfolio manager of the Fund's portfolio since October 2007.

Mr. Welsh has been the Head of the High Yield Corporate Debt Team since April 2009; Senior Vice President of the Sub-Adviser since May 2009 and a Vice President of the Sub-Adviser from December 2000 to April 2009. Mr. Welsh is a portfolio manager and officer of other portfolios in the OppenheimerFunds complex.

Ms. Hui has been a Vice President of the Sub-Adviser since February 2005; Senior Portfolio Manager of the Sub-Adviser since January 2005. Ms. Hui was an Assistant Vice President of the Sub-Adviser from October 1999 to January 2005. Ms. Hui is a portfolio manager and officer of other portfolios in the OppenheimerFunds complex.

The Statement of Additional Information provides additional information about the portfolio management team's compensation, other accounts they manage and their ownership of Fund Shares.

(a)(3) Legal Proceedings. Not Applicable.

(b) Capital Stock.

Fund Shares may not be transferred, but an investor may withdraw all or any portion of its Shares in the Fund at net asset value on any day which the New York Stock Exchange ("NYSE") is open, subject to certain exceptions. For more information about the ability of an investor to redeem all or any portion of its investment in the Fund, please see Item 11 herein. The Fund reserves the right to issue additional Shares. Investors in the Fund have no preemptive or conversion rights, and Shares when issued will be fully paid and non-assessable.

The Fund has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Each investor is entitled to vote in proportion to its investment in the Fund. Investors in the Fund will participate equally in accordance with their pro rata interests in the assets of the Fund. Upon liquidation of the Fund, investors would be entitled to share, in proportion to their investment in the Fund, in the assets of the Fund available for distribution to investors.

ITEM 11. Shareholder Information.

(a) Pricing of Fund Shares.

Shares are sold at their offering price which is the net asset value per Share. No initial sales charge applies. The offering price that applies to a purchase order is the next net asset value calculated after the purchase order is received and accepted by the Fund's placement agent. The Fund calculates the net asset value of the Shares as of the close of the NYSE on each day the NYSE is open for trading (referred to in this prospectus as a "regular business day"). The NYSE normally closes at 4:00 p.m., Eastern time, but may close earlier on some days. All references to time in this prospectus are to Eastern time. If your order is received on a day when the NYSE is closed or after it has closed, the order will receive the next offering price that is determined after your order is received and accepted. The Board of Directors may change the time as of which the Fund's net asset value is calculated in response to new developments such as altered trading hours, or otherwise as permitted by the Securities and Exchange Commission.

The Fund determines the net asset value per Share on a regular business day by dividing the value of the Fund's net assets by the number of Shares that are outstanding. The aggregate net asset value is the value of the Fund's assets minus its liabilities. To determine net asset value, the Fund's Board of Directors has established procedures to value the Fund's investments. The Fund's assets are valued primarily on the basis of current market quotations. For securities for which market quotations are not readily available, the valuations are, in general, based on market value. The Sub-Adviser generally values securities held by the Fund for which an active secondary market exists (in the opinion of the Sub-Adviser) on the basis of market value, which may include valuations provided by a pricing service approved by the Board of Directors. The Board has adopted special "fair value" procedures for valuing investments for which market prices cannot be readily obtained or for which the market prices (in the opinion of the Sub-Adviser) are not reliable.

The Board has delegated the day-to-day responsibility for fair value determinations to the Sub-Adviser's Valuation Committee. Fair value determinations by the Sub-Adviser are subject to review, approval and ratification by the Board at its next scheduled meeting after the fair valuations are determined. In determining whether current market prices are readily available and reliable, the Sub-Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Fund. Those may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day) or events affecting securities markets (for example, a foreign securities market closes early because of a natural disaster). The Fund uses fair value pricing procedures to reflect what the Sub-Adviser and the Board believe to be more accurate values for the Fund's portfolio securities, although it may not always be able to accurately determine such values. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at the same time at which the Fund determines its net asset value per share.

If, after the close of the principal market on which a security held by the Fund is traded and before the time as of which the Fund's net asset values are calculated that day, an event occurs that the Sub-Adviser learns of and believes in the exercise of its judgment will cause a material change in the value of that security from the closing price of the security on the principal market on which it is traded, the Sub-Adviser will use its best judgment to determine a fair value for that security.

The Sub-Adviser believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets. The Sub-Adviser’s fair valuation procedures therefore include a procedure whereby foreign securities prices may be "fair valued" to take those factors into account.

The Sub-Adviser values loans held by the Fund for which an active secondary market exists (in the opinion of the Sub-Adviser) on the basis of market value, which may include valuations provided by a pricing service approved by the Board. The pricing service may use "matrix" comparisons to the prices of comparable loans on the basis of quality, yield and maturity. Loans for which no reliable market valuations are available will be valued by the Sub-Adviser at fair value, following procedures established by the Fund's Board. In making such valuations with respect to Senior Loans, the Sub-Adviser considers such factors and data as:

(1) fundamental analytical data relating to the Senior Loan, including the cost, size, current interest rate and base lending rate of the Senior Loan, the terms and conditions of the loan agreement and any related agreements, and the position of the loan in the borrower's capital structure,

(2) the creditworthiness of the borrower based upon an evaluation of its financial condition, financial statements and information about its business, cash flows, capital structure and future prospects,

(3) the nature, adequacy and value of the loan collateral,

(4) information relating to the market for the loan, including any price quotations from reliable dealers for trading in interests in similar loans,

(5) the market environment and investor attitude toward the loan and similar loans,

(6) the reputation and financial condition of the agent and any intermediate participants, and

(7) general economic and market conditions that the Sub-Adviser believes affect the fair value of the loan.

Pricing Foreign Securities. The Fund may use fair value pricing more frequently for securities primarily traded on foreign exchanges. Because many foreign markets close hours before the Fund values its foreign portfolio holdings, significant events, including broad market movements, may occur during that time that could potentially affect the values of foreign securities held by the Fund. The Sub-Adviser believes that foreign securities values may be affected by volatility that occurs in U.S. markets after the close of foreign securities markets. The Sub-Adviser's fair valuation procedures therefore include a procedure whereby foreign securities prices may be "fair valued" to take those factors into account.

Because some foreign securities trade in markets and on exchanges that operate on days that are not regular business days, the value of some of the Fund's foreign investments might change on days when investors cannot buy or sell Shares.

(b) Purchase of Fund Shares

Shares of the Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may only be made by certain "accredited investors" within the meaning of Regulation D under the Securities Act, including other investment companies. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to stop accepting investments from any investor or to reject any investment order.

(c) Redemption of Fund Shares

You can sell (redeem) some or all of your Shares on any regular business day. Your Shares will be redeemed at the next net asset value calculated after your order is received and accepted by the Fund's transfer agent. The proceeds of any redemption will be paid within seven days of the receipt and acceptance of the redemption order, except as otherwise permitted by the Investment Company Act or as provided by the Securities and Exchange Commission. Shares of the Fund may not be transferred.

(d) Dividends and Distributions. Not applicable.

(e) Frequent Purchase and Redemption of Fund Shares

The Fund does not offer Shares of the Fund for sale to the general public. The Board anticipates that the Fund's shareholders generally will invest on a long-term basis. Therefore, the Board has not adopted any procedures to address short-term trading in the Fund.

(f) Tax Consequences.

The Fund intends to operate as a partnership for federal income tax purposes. Accordingly, the Fund will not be subject to any federal income tax. Based upon the status of the Fund as a partnership, each investor will take into account its share of the Fund's income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of an investor's share of the Fund's income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

(g) Exchange-Traded Funds. Not applicable.

ITEM 12. Distribution Arrangements.

(a) Sales Loads. Not applicable.

(b) 12b-1 Fees. Not applicable.

(c) Multiple Class and Master-Feeder Funds.

The Fund does not have multiple classes of shares.

Investments in the Fund may be made only by certain "accredited investors" within the meaning of Regulation D under the Securities Act. Such investors may include, from time to time, "feeder" funds or pooled investment vehicles that invest all of their assets in Shares of the Fund. A feeder fund is not required to sell its shares to the public at the same price as another feeder fund. Feeder funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the feeder funds. A feeder fund that invests in the Fund may retain the ability to discontinue its investment in the Fund in favor of another investment company or other investments in pursuit of its investment objective.

PART B

January 28, 2015

Oppenheimer Master Loan Fund, LLC

Class A Shares

Item 14. Cover Page and Table of Contents.

This Statement of Additional Information ("SAI") is not a prospectus. This document contains additional information about the Fund, supplements information in and should be read together with the prospectus dated January 28, 2015. The Fund's financial statements are incorporated by reference into this SAI from its most recent Annual Report. A copy of this Registration Statement may be obtained without charge, upon request, by writing to OppenheimerFunds Services, at P.O. Box 5270, Denver, Colorado 80217 or by calling OppenheimerFunds Services at (800) 645-2028.

Table of Contents

Fund History…………………………………………………………………………………	32
Description of the Fund and its Investments and Risks……………………………………..	32
Management of the Fund……………………………………………………………………	77
Control Persons and Principal Holders of Securities………………………………………..	94
Investment Advisory and Other Services……………………………………………………	95
Portfolio Managers………………………………………………………………………...	98
Brokerage Allocations and Other Practices………………………………………………….	101
Capital Stock and Other Securities…………………….……………………………………	104
Purchase, Redemption and Pricing of Shares……………………………………………	105
Taxation of the Fund………………………………………………………………………..	108
Underwriters…………………………………………………………………………………	109
Calculation of Performance Data……………………………………………………………	109
Financial Statements………………………………………………………………………...	109

Appendix A: Ratings Definitions…………………………………………………………..	A-1

Item 15. Fund History.

The Fund was organized as a Delaware limited liability company on August 28, 2007.

Item 16. Description of the Fund and Its Investments and Risks.

(a) Classification.

The Fund is a diversified, open-end, management investment company.

(b) Investment Strategies and Risks.

The Fund's investment objective, principal investment strategies and the related risks are described in the prospectus. The following information supplements and should be read in conjunction with Item 9 of the Fund's prospectus. In addition, this Statement of Additional Information ("SAI") contains information about other investment strategies that the Fund's sub-adviser, OppenheimerFunds, Inc. (the "Sub-Adviser"), may use in managing the Fund's portfolio and the related risks. The composition of the Fund's portfolio and the strategies that the Sub-Adviser may use in selecting portfolio securities will vary over time. The Fund is not required to use all of the investment strategies described below in seeking its goal. It may use the investment strategies at some times or not at all.

Additional Information About Loans.

How Loans Are Arranged. Loans typically are arranged through private negotiations between a borrower and one or more financial institutions ("Lenders"). Usually the Lenders are represented by an agent ("Agent"), which usually is one of the Lenders. The borrowers may use the proceeds of loans to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, debt refinancings, or for other purposes.

Agents typically are commercial or investment banks that originate loans and invite other parties to join the lending syndicate. In larger transactions, it is common to have several Agents. However, only one Agent usually has primary responsibility for documentation and administration of the loan. Agents are normally paid fees by the borrower for their services. While the Fund can serve as the Agent or co-agent for a loan, the Fund currently does not intend to act as an Agent or co-Agent.

Agents, acting on behalf of the Lenders, generally are primarily responsible for negotiating the loan agreement, which establishes the terms and conditions of the loan and the rights of the borrower and the Lenders. Agents usually monitor the adequacy of assets that collateralize loans. In reliance upon the opinions of their legal counsel, Agents generally are also responsible for determining that the Lenders have obtained a perfected security interest in the collateral securing loans. The Fund will rely on Agents to collect payments of principal and interest on a loan. The Fund also will rely in part on Agents to monitor compliance by the borrower with the restrictive covenants in the loan agreement and to notify the Fund (or the Lender from whom the Fund has purchased a participation) of any adverse change in the borrower's financial condition.

Financial difficulties of Agents can pose a risk to the Fund. If an Agent for a particular loan becomes insolvent, the Fund could incur losses in connection with its investment in that loan. An Agent could declare bankruptcy, and a regulatory authority could appoint a receiver or conservator. Should this occur, the assets that the Agent holds under the loan agreement, if any, should continue to be available to the Lenders, including the Fund. A regulator or a court, however, might determine that any such assets are subject to the claims of the Agent's general or secured creditors. If that occurs, the Fund might incur costs and delays in realizing final payment on a loan, or the Fund might suffer a loss of principal or interest. The Fund may be subject to similar risks when it buys a Participation Interest or an Assignment from an intermediary.

Subordination. Loans generally hold the most senior position in a borrower's capital structure. Borrowers generally are required contractually to pay the holders of Loans before they pay the holders of corporate bonds or subordinated debt, trade creditors, and preferred or common stockholders. Lenders obtain priority liens that typically provide the first right to cash flows or proceeds from the sale of a borrower's collateral, if any, if the borrower becomes insolvent. That right is subject to the limitations of bankruptcy law, which may provide higher priority to certain other claims such as, for example, employee salaries, employee pensions and taxes.

Collateral. Many of the loans in which the Fund invests are secured by collateral. Collateral may include the borrower's tangible assets, such as cash, accounts receivable, inventory, real estate, buildings and equipment, common and/or preferred stock of subsidiaries, and intangible assets including trademarks, copyrights, patent rights and franchise value. The Fund may also receive guarantees or other credit support as a form of collateral. The Fund may invest in loans that are secured only by stock of the borrower or its subsidiaries or affiliates.

Generally, the Agent for a particular loan is responsible for monitoring collateral and for exercising remedies available to the Lenders such as foreclosure upon collateral in the event of the borrower's default. In certain circumstances, the loan agreement may authorize the Agent to liquidate the collateral and to distribute the liquidation proceeds pro rata among the lenders. The Fund may also invest in loans that are not secured by collateral. Unsecured loans involve additional risk.

Interest Rate Benchmarks. The Fund may invest in fixed rate and floating rate loans. Interest rates on floating rate loans adjust periodically based on a benchmark rate plus a premium or spread over the benchmark rate. The benchmark rate usually is the Prime Rate, LIBOR, the Federal Reserve federal funds rate, or other base lending rates used by commercial lenders (each as defined in the applicable loan agreement).

•	The Prime Rate quoted by a major U.S. bank is generally the interest rate at which that bank is willing to lend U.S. dollars to its most creditworthy borrowers, although it may not be the bank's lowest available rate.
•	LIBOR usually is an average of the interest rates quoted by several designated banks as the rates at which they pay interest to major depositors in the London interbank market on U.S. dollar denominated deposits. The market views changes in short-term LIBOR rates as closely related to changes in the Federal Reserve federal funds rate, although the two are not officially related.
•	The Federal Reserve federal funds rate is the rate that the Federal Reserve Bank charges member banks for borrowing money.

The interest rate on Prime Rate-based loans floats daily as the Prime Rate changes, while the interest rate on LIBOR-based loans is reset periodically, typically between 30 days and one year. Certain floating or variable rate loans may permit the borrower to select an interest rate reset period of up to one year. Investing in loans with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund's net asset value as a result of changes in interest rates.

Borrower Covenants and Lender Rights. Loan agreements generally have contractual terms designed to protect Lenders. Loan agreements often include restrictive covenants that limit the activities of the borrower. A restrictive covenant is a promise by the borrower not to take certain actions that might impair the rights of Lenders. Those covenants typically require the scheduled payment of interest and principal and may include restrictions on dividend payments and other distributions to the borrower's shareholders, provisions requiring the borrower to maintain specific financial ratios or relationships and limits on the borrower's total debt. In addition, a covenant may require the borrower to prepay the loan or debt obligation with any excess cash flow. Excess cash flow generally includes net cash flow after scheduled debt service payments and permitted capital expenditures, among other things, as well as the proceeds from asset dispositions or sales of securities. A breach of a covenant (after the expiration of any cure period) in a loan agreement that is not waived by the Agent and the Lenders normally is an event of acceleration. This means that the Agent has the right to demand immediate repayment in full of the outstanding loan. Acceleration may cause the non-payment of the principal or interest on the loan, in whole or in part, which may result in a reduction in value of the loan (and possibly the Fund's net asset value) if the loan is not paid.

Lenders typically have certain voting and consent rights under a loan agreement. Action subject to a Lender vote or consent generally requires the vote or consent of the holders of some specified percentage of the outstanding principal amount of a loan. Certain decisions, such as reducing the amount or increasing the time for payment of interest on or repayment of principal of a loan, or releasing collateral for the loan, frequently requires the unanimous vote or consent of all Lenders affected.

Delayed Draw Loans. The Fund may have obligations under a loan agreement to make additional loans in certain circumstances. The Fund intends to establish a reserve against such contingent obligations by identifying on its books cash, liquid securities and liquid loans. The Fund will not purchase a loan that would require the Fund to make additional loans if as a result of that purchase all of the Fund's additional loan commitments in the aggregate would cause the Fund to fail to meet the asset segregation requirements described in Part (c) of this Item 11.

Fees. The Fund may be required to pay and may receive various fees and commissions in connection with purchasing, selling and holding interests in Loans. Borrowers typically pay three kinds of fees to Lenders: facility fees when a loan is originated; commitment fees on an ongoing basis based on the unused portion of a loan commitment; and prepayment penalties when a borrower prepays a loan.

The Fund receives these fees directly from the borrower if the Fund is an original Lender or, in the case of commitment fees and prepayment penalties, if the Fund acquires an Assignment. Whether the Fund receives a facility fee in the case of an Assignment, or any fees in the case of a Participation Interest, depends on negotiations between the Fund and the Lender selling the interests.

When the Fund buys an Assignment, it may be required to pay a fee, or forgo a portion of interest and fees payable to it, to the Lender selling the assignment. In addition, the Fund may be required to pay a transfer fee to the Agent. Occasionally, the assignor pays a fee to the assignee. If the Fund assigns a loan, it may be required to pass along to a buyer a portion of any fees that the Fund is entitled to. The seller of a Participation Interest to the Fund may deduct a portion of the interest and any fees payable to the Fund, as an administrative fee. If the Fund sells a Participation Interest, the Fund may be required to pay a transfer fee to the Lender that holds the nominal interest in the loan.

Delayed Settlement. Compared to securities and to certain other types of financial assets, purchases and sales of Senior Loans take relatively longer to settle.  This is partly due to the nature of Senior Loans, which require a written assignment agreement and various ancillary documents for each transfer, and frequently require discretionary consents from both the borrower and the administrative agent.  In addition, recent regulatory changes have increasingly caused dealers to insist on matching their purchases and sales, which can lead to delays in the Fund’s settlement of a purchase or sale in circumstances where the dealer’s corresponding transaction with another party is delayed.  Dealers will also sometimes sell Senior Loans short, and hold their trades open for an indefinite period while waiting for a price movement or looking for inventory to purchase.

This extended settlement process can (i) increase the counterparty credit risk borne by the Fund; (ii) leave the Fund unable to timely vote, or otherwise act with respect to, Senior Loans it has agreed to purchase; (iii) delay the Fund from realizing the proceeds of a sale of a Senior Loan; (iv) inhibit the Fund’s ability to re-sell a Senior Loan that it has agreed to purchase if conditions change (leaving the Fund more exposed to price fluctuations); (v) prevent the Fund from timely collecting principal and interest payments; and (vi) expose the Fund to adverse tax or regulatory consequences.

The Loan Syndications and Trading Association (the “LSTA”) has promulgated a “delay compensation” provision in its standard loan documentation that mitigates the direct risk of permanently losing interest payments as a result of delayed settlement by causing interest to begin to accrue for the buyer’s account after the seventh business day following the trade date (for distressed trades, the twentieth business day).  However, this does not mitigate the other risks of delayed settlement.  In addition, the mechanism itself can result in opportunistic behavior: A seller, having locked in its trade, might delay closing for seven business days in order to maximize its interest collections, even if it could have closed earlier, while a buyer may no longer feel any pressure to close at all, since interest is accruing for its benefit, and may choose to use its cash elsewhere.  The LSTA has further attempted to put an outer limit on long, unjustified settlement delays by promulgating “buy-in/sell-out” provisions that allow a party to enter into a “cover” trade if the other party refuses to close.  However, these provisions are complicated, time-consuming, and little-used, and are in any event not triggered until the fifteenth business day after the trade date (for distressed trades, the fiftieth business day).

How the Fund Invests in Loans. The Fund may invest in loans in one or more of three ways: the Fund may invest directly in a loan by acting as an original Lender; the Fund may purchase a loan by an assignment of the loan (an "Assignment") from the Agent or other Lender; or the Fund may purchase a participation interest in a loan ("Participation Interest") from an Agent or other Lender. The Fund may also invest in loans indirectly using certain derivative instruments discussed below.

•       Original Lender. The Fund can invest in loans, generally "at par" (a price for the loan equal approximately to 100% of the funded principal amount of the loan) as an original lender. When the Fund is an original lender, it may receive a return at the full interest rate for the loan. When the Fund is an original lender, it will have a direct contractual relationship with the borrower and will have direct recourse against the borrower in the event the borrower fails to pay scheduled principal or interest.

•       Assignments. When the Fund purchases a loan by Assignment, the Fund typically succeeds to the rights of the assigning lender under the loan agreement and becomes a "Lender" under the loan agreement. Subject to the terms of the loan agreement, the Fund may enforce compliance by the borrower with the terms of the loan agreement and may have rights with respect to any funds acquired by other lenders through set-off.

•       Participation Interests. A participation interest is an undivided interest in a loan made by the issuing financial institution in the proportion that the buyer's participation interest bears to the total principal amount of the loan. The issuing financial institution may have no obligation to the Fund other than to pay the Fund the proportionate amount of the principal and interest payments it receives. Holders of Participation Interests are referred to as "Participants."

Participation Interests involve special risks for the Fund. Participation Interests are primarily dependent upon the creditworthiness of the borrower, which is obligated to make payments of principal and interest on the loan. In buying a Participation Interest, however, the Fund assumes the credit risk of both the borrower and the Lender selling the Participation Interest. If the issuing financial institution fails to perform its obligations under the participation agreement, the Fund might incur costs and delays in realizing payment and suffer a loss of principal and/or interest. If a Lender that sells the Fund a Participation Interest becomes insolvent, the Fund may be treated as a general creditor of the Lender. As a general creditor, the Fund may not benefit from a right of set off that the Lender has against the borrower. The Fund will acquire a Participation Interest only if the Sub-Adviser determines that the Lender (or other intermediary Participant) selling the Participation Interest is creditworthy.

The Fund's rights under a Participation Interest with respect to a particular loan may be more limited than the rights of original Lenders or of investors who acquire an Assignment of that loan. The Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the Lender selling the Participation Interest and only when the Lender receives the payments from the borrower. In purchasing Participation Interests, the Fund will usually have a contractual relationship only with the selling institution and not the underlying borrower. The Fund generally will have no right directly to enforce compliance by the borrower with the terms of the related loan agreement, nor will the Fund generally have the right to object to certain changes to the loan agreement agreed to by the selling institution. The Fund generally will have no right to compel the Lender from whom it purchased the Participation Interest to enforce compliance by the borrower with the terms of the loan agreement.

In buying a Participation Interest, the Fund might not directly benefit from the collateral supporting the related loan and may be subject to any rights of set off the borrower has against the selling institution. In the event of bankruptcy or insolvency of the borrower, the obligation of the borrower to repay the loan may be subject to certain defenses that can be asserted by the borrower as a result of any improper conduct of the Lender selling the participation. As a result, the Fund may be subject to delays, expenses and risks that are greater than those that exist when the Fund is an original Lender or assignee.

Other Debt Investments. As part of its regular investment program, the Fund can invest in debt investments other than loans. The Fund may invest in debt securities of U.S. or foreign issuers. These debt securities may have fixed or floating interest rates; may or may not be collateralized; and may be below investment grade. The Fund has no limits as to the maturity of debt securities in which it invests or as to the market capitalization range of the issuers.

Corporate Debt Obligations. The Fund can purchase debt obligations, such as bonds, debentures, notes and preferred stock issued by U.S. and foreign corporations, partnerships or other business entities. Debt securities purchased by the Fund may be subordinate to other liabilities of the issuer. If a borrower becomes insolvent, the borrower's assets may be insufficient to meet its obligations to the holders of its subordinated debt.

Debt Securities. The Fund can invest in a variety of debt securities to seek its objective. In general, debt securities may be subject to the risks described below. Foreign debt securities are also subject to the risks of foreign securities described in this SAI.

  Interest Rate Risk. Interest rate risk refers to the fluctuations in value of a debt security resulting from the relationship between price and yield. An increase in general interest rates will tend to reduce the market value of already-issued debt securities and a decline in general interest rates will tend to increase their value. Debt securities with longer maturities are usually subject to greater fluctuations in value from interest rate changes than obligations having shorter maturities. Variable rate debt securities pay interest based on an interest rate benchmark. When the benchmark rate changes, the interest payments on those securities may be reset at a higher or lower rate. Except for investments in variable rate debt securities, fluctuations in general interest rates do not affect the amount of interest income received. Fluctuations in the market valuations of debt securities may, however, affect the value of Fund assets. "Zero-coupon" or "stripped" securities may be particularly sensitive to interest rate changes. Risks associated with rising interest rates are heightened given that interest rates in the U.S. are at, or near, historic lows.
  Duration Risk. Duration risk is the risk that longer-duration debt securities are more likely to decline in price than shorter-duration debt securities, in a rising interest-rate environment. Duration is a measure of the price sensitivity of a debt security or portfolio to interest rate changes. "Effective duration" attempts to measure the expected percentage change in the value of a bond or portfolio resulting from a change in prevailing interest rates. The change in the value of a bond or portfolio can be approximated by multiplying its duration by a change in interest rates. For example, if a bond has an effective duration of three years, a 1% increase in general interest rates would be expected to cause the bond's value to decline about 3% while a 1% decrease in general interest rates would be expected to cause the bond's value to increase 3%. The duration of a debt security may be equal to or shorter than the full maturity of a debt security.
  Credit Risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds. In making investments in debt securities, the Sub-Adviser may rely to some extent on the ratings of ratings organizations or it may use its own research to evaluate a security's credit-worthiness. If securities the Fund buys are unrated, they may be assigned a rating by the Sub-Adviser in categories similar to those of a rating organization. The Fund does not have investment policies establishing specific maturity ranges for the Fund's investments, and they may be within any maturity range (short, medium or long) depending on the Sub-Adviser's evaluation of investment opportunities available within the debt securities markets.
  Credit Spread Risk. Credit spread risk is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their credit quality) may increase when the market expects lower-grade bonds to default more frequently. Widening credit spreads may quickly reduce the market values of the Fund's lower-rated and unrated securities. Some unrated securities may not have an active trading market or may trade less actively than rated securities, which means that the Fund might have difficulty selling them promptly at an acceptable price.
  Extension Risk. Extension risk is the risk that, if interest rates rise rapidly, repayments of principal on certain debt securities may occur at a slower rate than expected, and the expected maturity of those securities could lengthen as a result. Securities that are subject to extension risk generally have a greater potential for loss when prevailing interest rates rise, which could cause their values to fall sharply. Extension risk is particularly prevalent for a callable security where an increase in interest rates could result in the issuer of that security choosing not to redeem the security as anticipated on the security's call date. Such a decision by the issuer could have the effect of lengthening the debt security's expected maturity, making it more vulnerable to interest rate risk and reducing its market value.
  Reinvestment Risk. Reinvestment risk is the risk that when interest rates fall, the Fund may be required to reinvest the proceeds from a security's sale or redemption at a lower interest rate. Callable bonds are generally subject to greater reinvestment risk than non-callable bonds.
  Prepayment Risk. Certain fixed-income securities (in particular mortgage-related securities) are subject to the risk of unanticipated prepayment. Prepayment risk is the risk that, when interest rates fall, the issuer will redeem the security prior to the security's expected maturity, or that borrowers will repay the loans that underlie these fixed-income securities more quickly than expected, thereby causing the issuer of the security to repay the principal prior to expected maturity. The Fund may need to reinvest the proceeds at a lower interest rate, reducing its income. Securities subject to prepayment risk generally offer less potential for gains when prevailing interest rates fall. If the Fund buys those securities at a premium, accelerated prepayments on those securities could cause the Fund to lose a portion of its principal investment. The impact of prepayments on the price of a security may be difficult to predict and may increase the security's price volatility. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments.
  Event Risk. If an issuer of debt securities is the subject of a buyout, debt restructuring, merger or recapitalization that increases its debt load, it could interfere with its ability to make timely payments of interest and principal and cause the value of its debt securities to fall.

In addition to the risks relating to debt securities described above, Senior Loans are subject to special interest rate, credit, and prepayment risks.

Interest Rate Risk and Senior Loans. Because the interest rates on Senior Loans adjust periodically to reflect current market rates, falling short-term interest rates should tend to decrease the income payable to the Fund on its Senior Loan investments and rising rates should tend to increase that income. The Fund may also use interest rate swaps and other derivative investments to try to shorten the average maturity of its portfolio of debt securities. Investments in floating rate and variable rate obligations should also mitigate the fluctuations in the Fund's net asset values during periods of changing interest rates, compared to changes in values of longer-term fixed-rate debt securities. Nevertheless, changes in interest rates can affect the value of the Fund's Senior Loans, especially if rates change sharply in a short period, because the resets of the interest rates on the underlying portfolio of Senior Loans occur periodically and will not all happen simultaneously with changes in prevailing rates. Having a shorter average reset period for its portfolio of Senior Loans may help mitigate that risk. Certain Senior Loans have a feature that prevents their interest rates from adjusting below a specified minimum level. When short term interest rates are low, this feature could result in the interest rates of these Senior Loans becoming fixed at the applicable minimum level until short term interest rates rise above that level. Although this feature is intended to result in these Senior Loans yielding more than they otherwise would when short term interest rates are low, the feature might also result in the prices of these Senior Loans becoming more sensitive to changes in interest rates should short term interest rates rise but remain below the applicable minimum level.

Credit Risk and Senior Loans. Senior Loans, like other debt obligations, are subject to the risk of the borrower's non-payment of scheduled interest and/or principal. While most of the Fund's investments in Senior Loans will be secured by collateral that the Sub-Adviser believes to be equal to or in excess of the principal amount of the Senior Loan at the time of investment, there can be no assurance that the liquidation of such collateral would satisfy the borrower's obligations in the event of non-payment of scheduled interest or principal payments, or that the collateral could be readily liquidated. In the event of a borrower's bankruptcy, the Fund could experience delays or limitations in its ability to realize the benefits of collateral securing a loan. A Senior Loan might be collateralized by the stock of the borrower or its subsidiaries, but that stock may lose all of its value in the event of the borrower's bankruptcy. Additionally, some Senior Loans are subject to the risk that a court could subordinate the Senior Loan to presently existing or future indebtedness of the borrower under fraudulent conveyance or similar laws, or take other actions detrimental to the interests of holders of Senior Loans, including invalidating the loan. Nevertheless, in general, the Manager believes that below-investment-grade Senior Loans currently have more favorable loss recovery rates than other below-investment-grade debt securities. The Fund can invest in Senior Loans and other debt securities that are not collateralized. These investments bear additional risk.

While Senior Loans are increasingly being rated by national rating organizations, it is possible that many of the Senior Loans in which the Fund will invest will not be rated by an independent rating agency. While the Fund expects to have access to financial and other information of the borrower that has been made available to the Lenders under a Senior Loan, it may not have such information in connection with Participation Interests and certain Assignments. Additionally, the amount of public information available with respect to Senior Loans will generally be less extensive than what is available for exchange-listed or otherwise registered securities.

There is a greater risk that the issuer of a below-investment-grade debt security or the borrower of a below investment grade loan may default on its obligation to pay interest or to repay principal than in the case of investment grade instruments. The issuer's or borrower's low creditworthiness may increase the potential for its insolvency. An overall decline in values in the high yield market is also more likely during a period of a general economic downturn. An economic downturn or an increase in interest rates could severely disrupt the market for high yield instruments, adversely affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay principal.

Prepayment Risk and Senior Loans. Senior Loans typically have mandatory and optional prepayment provisions. Because of prepayments, the actual remaining maturity of a Senior Loan may be considerably less than its stated maturity. The reinvestment by the Fund of the proceeds of prepaid Senior Loans could result in a reduction of income to the Fund in falling interest rate environments. Prepayment penalty fees that may be assessed in some cases may help offset the loss of income to the Fund in those cases.

Fixed-Income Market Risks. The fixed-income securities market can be susceptible to unusual volatility and illiquidity. Volatility and illiquidity may be more pronounced in the case of lower-rated and unrated securities. Liquidity can decline unpredictably in response to overall economic conditions or credit tightening. Increases in volatility and decreases in liquidity may be caused by a rise in interest rates (or the expectation of a rise in interest rates), which are at or near historic lows in the U.S. and in other countries. During times of reduced market liquidity, the Fund may not be able to readily sell bonds at the prices at which they are carried on the Fund's books. If the Fund needed to sell large blocks of bonds to meet shareholder redemption requests or to raise cash, those sales could further reduce the bonds' prices. An unexpected increase in Fund redemption requests, which may be triggered by market turmoil or an increase in interest rates, could cause the Fund to sell its holdings at a loss or at undesirable prices. Similarly, the prices of the Fund's holdings could be adversely affected if an investment account managed similarly to that of the Fund were to experience significant redemptions and those accounts were required to sell its holdings at an inopportune time. The liquidity of an issuer's securities may decrease as result of a decline in an issuer's credit rating, the occurrence of an event that causes counterparties to avoid transacting with the issuer, or an increase in the issuer's cash outflows. A lack of liquidity or other adverse credit market conditions may hamper the Fund's ability to sell the debt securities in which it invests or to find and purchase suitable debt instruments.

Economic and other market developments can adversely affect fixed-income securities markets in the United States, Europe and elsewhere. At times, participants in debt securities markets may develop concerns about the ability of certain issuers of debt securities to make timely principal and interest payments, or they may develop concerns about the ability of financial institutions that make markets in certain debt securities to facilitate an orderly market. Those concerns may impact the market price or value of those debt securities and may cause increased volatility in those debt securities or debt securities markets. Under some circumstances, as was the case during the latter half of 2008 and early 2009, those concerns could cause reduced liquidity in certain debt securities markets.

Following the financial crisis, the Federal Reserve has sought to stabilize the economy by keeping the federal funds rate at or near zero percent. The Federal Reserve has also purchased large quantities of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, pursuant to its monetary stimulus program known as "quantitative easing". As the Federal Reserve tapers its securities purchases pursuant to quantitative easing or raises the federal funds rate, there is a risk that interest rates may rise and cause fixed-income investors to move out of fixed-income securities, which may also increase redemptions in fixed-income mutual funds.

In addition, although the fixed-income securities markets have grown significantly in the last few decades, regulations and business practices have led some financial intermediaries to curtail their capacity to engage in trading (i.e., "market making") activities for certain debt securities. As a result, dealer inventories of fixed-income securities, which provide an indication of the ability of financial intermediaries to make markets in fixed-income securities, are at or near historic lows relative to market size. Because market makers help stabilize the market through their financial intermediary services, further reductions in dealer inventories could have the potential to decrease liquidity and increase volatility in the fixed-income securities markets.

Credit Ratings of Debt Securities. Ratings by ratings organizations such as Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services ("S&P"), and Fitch, Inc. ("Fitch") represent the respective rating agency's opinions of the credit quality of the debt securities they undertake to rate. However, their ratings are general opinions and are not guarantees of quality or indicative of market value risk. Debt securities that have the same maturity, coupon and rating may have different yields, while other debt securities that have the same maturity and coupon but different ratings may have the same yield. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

"Investment-grade" securities are those rated within the four highest rating categories of S&P's, Moody's, Fitch or another nationally recognized statistical rating organization (or, in the case of unrated securities, determined by the Sub-Adviser to be comparable to securities rated investment-grade). While securities rated within the fourth highest category by S&P's (meaning BBB+, BBB or BBB-) or by Moody's (meaning Baa1, Baa2 or Baa3) are considered "investment-grade," they have some speculative characteristics. If two or more nationally recognized statistical rating organizations have assigned different ratings to a security, the Sub-Adviser uses the highest rating assigned.

Below-investment-grade securities (also referred to as "junk bonds") are those rated below investment grade by the S&P, Moody's, Fitch or other nationally recognized statistical rating organization or unrated securities the Sub-Adviser believes are of comparable quality.

After a Fund buys a debt security, the security may cease to be rated or its rating may be reduced. Neither event requires a Fund to sell the security, but the Sub-Adviser will consider such events in determining whether a Fund should continue to hold the security. To the extent that ratings given by Moody's, S&P, Fitch or another nationally recognized statistical rating organization change as a result of changes in those rating organizations or their rating systems, a Fund will attempt to use similar ratings as standards for investments in accordance with the Fund's investment policies. The Sub-Adviser continuously monitors the issuers of below-investment-grade securities held by a Fund for their ability to make required principal and interest payments, as well as in an effort to control the liquidity of a Fund so that it can meet redemption requests.

A list of the rating categories of Moody's, S&P, Fitch and other nationally recognized statistical rating organizations for debt securities is contained in an Appendix to this SAI.

Unrated Securities. Because a Fund may purchase securities that are not rated by any nationally recognized statistical rating organization, the Sub-Adviser may internally assign ratings to those securities, after assessing their credit quality and other factors, in categories similar to those of nationally recognized statistical rating organizations. Unrated securities are considered "investment-grade" or "below-investment-grade" if judged by the Sub-Adviser to be comparable to rated investment-grade or below-investment-grade securities. There can be no assurance, nor is it intended, that the Sub-Adviser's credit analysis process is consistent or comparable with the credit analysis process used by a nationally recognized statistical rating organization. The Sub-Adviser's rating does not constitute a guarantee of the credit quality. In addition, some unrated securities may not have an active trading market, which means that a Fund might have difficulty selling them promptly at an acceptable price. In evaluating the credit quality of a particular security, whether rated or unrated, the Sub-Adviser will normally take into consideration a number of factors including, but not limited to, the financial resources of the issuer, the underlying source of funds for debt service on a security, the issuer's sensitivity to economic conditions and trends, any operating history of the facility financed by the obligation, the degree of community support for the financed facility, the capabilities of the issuer's management, and regulatory factors affecting the issuer or the particular facility.

Special Risks of Below-Investment-Grade Securities. Below-investment-grade securities (also referred to as "junk bonds") are those rated below investment grade by S&P, Moody's, Fitch or other nationally recognized statistical rating organization or unrated securities the Sub-Adviser believes are of comparable quality. The Sub-Adviser continuously monitors the issuers of below-investment-grade securities held by the Fund for their ability to make required principal and interest payments, as well as in an effort to control the liquidity of the Fund so that it can meet redemption requests. While below-investment-grade securities generally may have a higher yield than securities rated in the higher rating categories, they are subject to increased risks. Below-investment-grade securities are considered to be speculative with respect to the ability of the issuer to timely repay principal and pay interest or dividends in accordance with the terms of the obligation and may have more credit risk than investment-grade rated securities, especially during times of weakening economic conditions or rising interest rates. The major risks of below-investment-grade securities include:

  Prices of below-investment-grade securities are subject to extreme price fluctuations, even under normal market conditions. Negative economic developments may have a greater impact on the prices of below-investment-grade securities than on those of other higher-rated fixed income securities. In addition, the market values of below-investment-grade securities tend to reflect individual issuer developments to a greater extent than do the market values of higher rated securities, which react primarily to fluctuations in the general level of interest rates.
  Below-investment-grade securities may be issued by less creditworthy issuers and may be more likely to default than investment-grade securities. The issuers of below-investment-grade securities may have more outstanding debt relative to their assets than issuers of higher-grade securities. Below-investment-grade securities are vulnerable to adverse changes in the issuer's industry and to general economic conditions. If the issuer experiences financial stress, it may not be able to pay interest and principal payments in a timely manner. The issuer's ability to pay its debt obligations also may be lessened by specific issuer developments or the unavailability of additional financing. In the event of a default of an issuer of a below-investment-grade security, the Fund may incur expenses to the extent necessary to seek recovery or to negotiate new terms.
  Below-investment-grade securities are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations, which could limit the Fund's ability to fully recover principal or to receive interest payments when senior securities are in default. As a result, investors in below-investment-grade securities have a lower degree of protection with respect to principal and interest payments than do investors in higher rated securities.
  There may be less of a market for below-investment securities and as a result they may be harder to sell at an acceptable price. Not all dealers maintain markets in all below-investment-grade securities. As a result, there is no established retail secondary market for many of these securities. The Fund anticipates that such securities could be sold only to a limited number of dealers or institutional investors. To the extent a secondary trading market does exist, it is generally not as liquid as the secondary market for higher rated securities. The lack of a liquid secondary market may have an adverse impact on the market price of the security. The lack of a liquid secondary market for certain securities may also make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing its securities. Market quotations are generally available on many below-investment-grade securities only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales. In addition, the trading volume for below-investment-grade securities is generally lower than that for higher rated securities and the secondary markets could contract under adverse market or economic conditions independent of any specific adverse changes in the condition of a particular issuer. Under certain economic and/or market conditions, the Fund may have difficulty disposing of certain below-investment-grade securities due to the limit number of investors in that sector of the market. When the secondary market for below-investment-grade securities becomes more illiquid, or in the absence of readily available market quotations for such securities, the relative lack of reliable objective data makes it more difficult to value the Fund's securities and judgment plays a more important role in determining such valuations.
  Below-investment-grade securities frequently have redemption features that permit an issuer to repurchase the security from the Fund before it matures. During times of falling interest rates, issuers of these securities are likely to redeem or prepay the securities and finance them with securities with a lower interest rate. To the extent an issuer is able to refinance the securities, or otherwise redeem them; the Fund may have to replace the securities with lower yielding securities, which could result in a lower return for the Fund.
  Below-investment-grade securities markets may also react strongly to adverse news about an issuer or the economy, or to the perception or expectation of adverse news, whether or not it is based on fundamental analysis. An increase in interest rates could severely disrupt the market for below-investment-grade securities. Additionally, below-investment-grade securities may be affected by legislative and regulatory developments. These developments could adversely affect a Fund's net asset value and investment practices, the secondary market for below-investment-grade securities, the financial condition of issuers of these securities and the value and liquidity of outstanding below-investment-grade securities, especially in a thinly traded market.

These additional risks mean that the Fund may not receive the anticipated level of income from these securities, and the Fund's net asset value may be affected by declines in the value of lower-grade securities. Credit rating downgrades of a single issuer or related similar issuers whose securities the Fund holds in significant amounts could substantially and unexpectedly increase the Fund's exposure to below-investment-grade securities and the risks associated with them, especially liquidity and default risk.

While securities rated "Baa" by Moody's, "BBB" by S&P or Fitch, or the similar category by the Sub-Adviser if an unrated security, are investment-grade, they may be subject to special risks and have some speculative characteristics.

U.S. Government Securities. These are securities issued or guaranteed by the U.S. Treasury, other government agencies or federally-charted corporate entities referred to as "instrumentalities." The obligations of U.S. government agencies or instrumentalities in which the Fund may invest may or may not be guaranteed or supported by the "full faith and credit" of the United States. "Full faith and credit" means generally that the taxing power of the U.S. government is pledged to the payment of interest and repayment of principal on a security. If a security is not backed by the full faith and credit of the United States, the owner of the security must look principally to the agency issuing the obligation for repayment. The owner might not be able to assert a claim against the United States if the issuing agency or instrumentality does not meet its commitment.

•       U.S. Treasury Obligations. These include Treasury bills (which have maturities of one year or less when issued), Treasury notes (which have maturities of one to ten years when issued), and Treasury bonds (which have maturities of more than ten years when issued). Treasury securities are backed by the full faith and credit of the United States as to timely payments of interest and repayments of principal. The Fund can also buy U.S. Treasury securities whose interest coupons have been "stripped" by a Federal Reserve Bank, zero-coupon U.S. Treasury securities described below, and Treasury Inflation-Protection Securities ("TIPS").

The U.S. Treasury securities called "TIPS" are designed to provide an investment that is not vulnerable to inflation. The interest rate paid by TIPS is fixed. The principal value rises or falls semi-annually based on changes in the published Consumer Price Index. If inflation occurs, the principal and interest payments on TIPS are adjusted to protect investors from inflationary loss. If deflation occurs, the principal and interest payments will be adjusted downward, although the principal will not fall below its face amount at maturity.

Obligations Issued or Guaranteed by U.S. Government Agencies or Instrumentalities. These include direct obligations and mortgage-related securities that have different levels of credit support from the U.S. government. Some are supported by the full faith and credit of the U.S. government, such as Government National Mortgage Association pass-through mortgage certificates (called "Ginnie Maes"). Some are supported by the right of the issuer to borrow from the U.S. Treasury under certain circumstances, such as Federal National Mortgage Association bonds ("Fannie Mae") bonds and Federal Home Loan Mortgage Corporation ("Freddie Mac") obligations. Others are supported only by the credit of the entity that issued them. Securities issued by Fannie Mae and Freddie Mac are also supported by commitments from the U.S. Treasury to purchase certain of those agencies' securities during market conditions in which the U.S. Treasury deems it necessary for the promotion of market stability.

In September 2008, the Federal Housing Finance Agency placed the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation into conservatorship. The U.S. Treasury also entered into a secured lending credit facility with those companies and a preferred stock purchase agreement. Under the preferred stock purchase agreement, the Treasury will ensure that each company maintains a positive net worth.

•       Zero-Coupon U.S. Government Securities. The Fund can buy zero-coupon U.S. government securities. These will typically be U.S. Treasury Notes and Bonds that have been stripped of their interest coupons or certificates representing interests in those stripped debt obligations and coupons.

Zero-coupon securities do not make periodic interest payments and are sold at a deep discount from their face value at maturity. The buyer recognizes a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. This discount depends on the time remaining until maturity, as well as prevailing interest rates, the liquidity of the security and the credit quality of the issuer. The discount typically decreases as the maturity date approaches.

Because zero-coupon securities pay no interest and compound semi-annually at the rate fixed at the time of their issuance, their value is generally more volatile than the value of other debt securities that pay interest. Their value may fall more dramatically than the value of interest-bearing securities when interest rates rise. When prevailing interest rates fall, zero-coupon securities tend to rise more rapidly in value because they have a fixed rate of return.

The Fund's investment in zero-coupon securities may cause the Fund to recognize income and make distributions or allocations to shareholders before it receives any cash payments on the zero-coupon investment. To generate cash to satisfy those requirements, the Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

Other Zero-Coupon Securities. The Fund may buy zero-coupon and delayed interest securities, and "stripped" securities of U.S. and foreign corporations and of foreign government issuers. These are similar in structure to zero-coupon and "stripped" U.S. government securities, but in the case of foreign government securities may or may not be backed by the "full faith and credit" of the issuing foreign government. Zero-coupon securities issued by foreign governments and by corporations will be subject to greater credit risks than U.S. government zero-coupon securities.

Other "Stripped" Securities. In addition to buying stripped Treasury securities, the Fund can invest in stripped mortgage-related securities that are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities. Each has a specified percentage of the underlying security's principal or interest payments. These are a form of derivative investment.

Mortgage securities may be partially stripped so that each class receives some interest and some principal. However, they may be completely stripped. In that case all of the interest is distributed to holders of one type of security, known as an "interest-only" security, or "I/O," and all of the principal is distributed to holders of another type of security, known as a "principal-only" security or "P/O." Strips can be created for pass-through certificates or collateralized mortgage obligations (CMOs).

The yields to maturity of I/Os and P/Os are very sensitive to principal repayments (including prepayments) on the underlying mortgages. If the underlying mortgages experience greater than anticipated prepayments of principal, the Fund might not fully recoup its investment in an I/O based on those assets. If underlying mortgages experience less than anticipated prepayments of principal, the yield on the P/Os based on them could decline substantially.

Other Floating Rate and Variable Rate Obligations. The Fund can invest in debt securities other than loans that have floating or variable interest rates. Those variable rate obligations may have a demand feature that allows the Fund to tender the obligation to the issuer or a third party prior to its maturity. The tender may be at par value plus accrued interest, according to the terms of the obligations.

The interest rate on a floating rate demand note is adjusted automatically according to a stated prevailing market rate, such as the Prime Rate, the 91-day U.S. Treasury Bill rate, or some other standard. The instrument's rate is adjusted automatically each time the base rate is adjusted. The interest rate on a variable rate note is also based on a stated prevailing market rate but is adjusted automatically at specified intervals. Generally, the changes in the interest rate on such securities reduce the fluctuation in their market value. As interest rates decrease or increase, the potential for capital appreciation or depreciation is less than that for fixed-rate obligations of the same maturity.

Floating rate and variable rate demand notes that have a stated maturity in excess of one year may have features that permit the holder to recover the principal amount of the underlying security at specified intervals not exceeding one year and upon no more than 30 days' notice. The issuer of that type of note normally has a corresponding right in its discretion, after a given period, to prepay the outstanding principal amount of the note plus accrued interest. Generally the issuer must provide a specified number of days' notice to the holder. The Fund can also buy step-coupon bonds that have a coupon rate that changes periodically during the life of the security on pre-determined dates that are set when the security is issued.

Asset-Backed Securities. Asset-backed securities are fractional interests in pools of assets, typically accounts receivable or loans. Asset backed securities that are collateralized loan obligations may include domestic and foreign senior secured loans, unsecured loans and subordinate corporate loans, all of which may be investment grade or below investment grade in quality.

These securities are issued by trusts or special-purpose corporations. They are similar to mortgage-backed securities, described above, and are backed by a pool of assets that consist of obligations of individual borrowers. The income from the pool is passed through to the holders of participation interest in the pools. The pools may offer a credit enhancement, such as a bank letter of credit, to try to reduce the risks that the underlying debtors will not pay their obligations when due. However, the enhancement, if any, might not be for the full par value of the security. If the enhancement is exhausted and any required payments of interest or repayments of principal are not made, the Fund could suffer losses on its investment or delays in receiving payment. These entities may issue both equity and debt securities, both of which the Fund may purchase.

In general, asset backed securities are subject to prepayment risks, interest rate risks and the credit risks of both the borrowers and of the entity that issues the security. The value of an asset-backed security is affected by changes in the market's perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement, and is also affected if any credit enhancement has been exhausted. The main risks of investing in asset-backed securities are ultimately related to payment of the underlying loans by the individual borrowers.

The Fund does not select either the borrowers or the collateral under these arrangements. As a purchaser of an asset-backed security, the Fund would generally have no recourse to the entity that originated the loans in the event of default by a borrower. The underlying loans are subject to prepayments, which may shorten the weighted average life of asset-backed securities and may lower their return. Some asset-backed securities do not have the benefit of a security interest in the underlying collateral. Even if the obligations are collateralized, there may be significant delays in collecting on the collateral in the case of a default on an underlying loan, and as an investor in the asset-backed security the Fund may have limited rights or no rights to enforce the terms of underlying loan agreements, to object to amendments to the lending agreement or to any set-off against the borrower.

Money Market Instruments. The Fund can invest in money market instruments, which are U.S. dollar-denominated, high-quality, short-term debt obligations, to provide liquidity, for temporary defensive purposes, or for other purposes. Money market instruments may have fixed, variable or floating interest rates. Examples of money market instruments include obligations issued or guaranteed by the U.S. government (or any of its agencies or instrumentalities); bank obligations, such as time deposits, certificates of deposit and bankers' acceptances; commercial paper; and variable amount master demand notes.

Preferred Stocks. Preferred stock, unlike common stock, has a stated dividend rate payable from the corporation's earnings. Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. "Cumulative" dividend provisions require all or a portion of prior unpaid dividends to be paid. Preferred stock may be "participating" stock, which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as provisions allowing calls or redemption prior to maturity, which also can have a negative impact on prices when interest rates decline. The rights of preferred stock on distribution of a corporation's assets in the event of a liquidation are generally subordinate to the rights associated with a corporation's debt securities. Preferred stock generally has a preference over common stock on the distribution of a corporation's assets in the event of liquidation.

Investments in Equity Securities. The Fund can invest in securities other than debt securities, including certain types of equity securities of both foreign and U.S. companies, if such investments are consistent with the Fund's investment objective. The Fund's equity securities principally will be securities acquired in connection with purchasing, restructuring or disposing of loans. Those equity securities include preferred stocks (described above), rights and warrants, and securities convertible into common stock. Certain equity securities may be purchased because they may provide dividend income.

•       Convertible Securities. While some convertible securities are a form of debt security, in certain cases their conversion feature (allowing conversion into equity securities) causes them to be regarded more as "equity equivalents." As a result, the rating assigned to the security has less impact on the Sub-Adviser's investment decision with respect to convertible securities than in the case of non-convertible fixed income securities. Convertible securities are subject to the credit risks and interest rate risks of debt securities described above.

The value of a convertible security is a function of its "investment value" and its "conversion value." If the investment value exceeds the conversion value, the security will behave more like a debt security and the security's price will likely increase when interest rates fall and decrease when interest rates rise. If the conversion value exceeds the investment value, the security will behave more like an equity security. In that case, it will likely sell at a premium over its conversion value and its price will tend to fluctuate directly with the price of the underlying security.

•       Rights and Warrants. The Fund can hold warrants or rights. Warrants basically are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

•       Risks of Investing in Stocks. Stocks fluctuate in price, and their short-term volatility at times may be great. To the extent that the Fund invests in equity securities, the value of the Fund's portfolio will be affected by changes in the stock markets. Market risk can affect the Fund's net asset value per share, which will fluctuate as the values of the Fund's portfolio securities change. The prices of individual stocks do not all move in the same direction uniformly or at the same time. Different stock markets may behave differently from each other.

Other factors can affect a particular stock's price, such as poor earnings reports by the issuer, loss of major customers, major litigation against the issuer, or changes in government regulations affecting the issuer or its industry. The Fund can invest in securities of large companies and mid-size companies, but may also hold stocks of small companies, which may have more volatile stock prices than stocks of larger companies.

Derivatives. The Fund can invest in a variety of derivative investments, including swaps, "structured" notes, convertible notes, options, forward contracts and futures contracts, to seek income or for hedging purposes. The use of derivatives requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management.  If the Sub-Adviser uses a derivative instrument at the wrong time or judges market conditions incorrectly, the use of derivatives may reduce the Fund's return.

Although it is not obligated to do so, the Fund can use derivatives to hedge. The Fund can use hedging to attempt to protect against declines in the market value of the Fund's portfolio, to permit the Fund to retain unrealized gains in the value of portfolio securities which have appreciated, or to facilitate selling securities for investment reasons. The Fund can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities. In that case the Fund would normally seek to purchase the securities and then terminate that hedging position. The Fund might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market.

Some of the hedging strategies the Fund can use are described below. The Fund may employ new hedging strategies when they are developed, if those investment methods are consistent with the Fund's investment objectives and are permissible under applicable regulations governing the Fund.

•       "Structured" Notes. The Fund can invest in "structured" notes, which are specially-designed derivative debt investments whose principal payments or interest payments are linked to the value of an underlying asset, such as an equity or debt security, loan, currency, or commodity, or non-asset reference, such as an interest rate or index. The terms of the instrument may be "structured" by the purchaser (the Fund) and the borrower issuing the note.

The values of these notes will fall or rise in response to changes in the values of the underlying asset or reference and the Fund might receive less principal or interest if the underlying asset or reference does not perform as anticipated. In some cases, these notes may pay an amount based on a multiple of the relative change in value of the asset or reference. This type of note offers the potential for increased income or principal payments but at a greater risk of loss than a typical debt security of the same maturity and credit quality.

The values of these notes are also subject to both credit risk (if the counterparty fails to meet its obligations) and interest rate risk and therefore the Fund could receive more or less than it originally invested when a note matures. The prices of these notes may be very volatile and they may have a limited trading market, making it difficult for the Fund to value them or sell them at an acceptable price.

•       Swaps. The Fund may enter into swap agreements, including interest rate, total return, credit default and volatility swaps. Swap agreements are two-party contracts entered into primarily by institutional investors for a specified period of time typically ranging from a few weeks to more than one year. In a standard swap transaction, two parties agree to exchange the returns (or the difference between the returns) earned or realized on a particular asset, such as an equity or debt security, loan, commodity or currency, or non-asset reference, such as an interest rate or index. The swapped returns are generally calculated with respect to a notional amount, that is, the return on a particular dollar amount invested in the underlying asset or reference. The Fund may enter into a swap agreement to, among other reasons, gain exposure to certain markets in the most economical way possible, protect against currency fluctuations, or reduce risk arising from ownership of a particular security or instrument. The Fund will identify liquid assets on the Fund's books (such as cash or U.S. government securities) to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.

The Fund may enter into swap transactions with certain counterparties pursuant to master netting agreements. A master netting agreement provides that all swaps done between the Fund and that counterparty shall be regarded as parts of an integral agreement. If amounts are payable on a particular date in the same currency in respect of more than one swap transaction, the amount payable shall be the net amount. In addition, the master netting agreement may provide that if one party defaults generally or on any swap, the counterparty can terminate all outstanding swaps with that party.

The use of swap agreements by the Fund entails certain risks. The swaps market is generally unregulated. There is no central exchange or market for swap transactions and therefore they are less liquid investments than exchange-traded instruments and may be considered illiquid by the Fund. Swap agreements entail credit risk arising from the possibility that the counterparty will default. If the counterparty defaults, the Fund's loss will consist of the net amount of contractual payments that the Fund has not yet received. The Sub-Adviser will monitor the creditworthiness of counterparties to the Fund's swap transactions on an ongoing basis. The Fund's successful use of swap agreements is dependent upon the Sub-Adviser's ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Swap agreements may effectively add leverage to the Fund's portfolio because the Fund would be subject to investment exposure on the notional amount of the swap.

•    Interest Rate Swaps. The Fund may enter into interest rate swaps. In an interest rate swap, the Fund and another party exchange the right to receive or the obligation to pay interest on a security or other reference rate. For example, they might swap the right to receive floating rate payments for fixed rate payments. There is a risk that based on movements of interest rates, the payments made by the Fund under a swap agreement will be greater than the payments it receives.

•    Total Return Swaps. The Fund may enter into total return swaps, under which one party agrees to pay the other the total return of a defined underlying asset, such as a security or basket of securities, or non-asset reference, such as a securities index, during the specified period in return for periodic payments based on a fixed or variable interest rate or the total return from different underlying assets or references. Total return swaps could result in losses if the underlying asset or reference does not perform as anticipated by the Sub-Adviser.

•    Credit Default Swaps. The Fund may enter into credit default swaps. A credit default swap enables an investor to buy or sell protection against a credit event, such as a borrower's or issuer's failure to make timely payments of interest or principal, bankruptcy or restructuring. The Fund may seek to enhance returns by selling protection or attempt to mitigate credit risk by buying protection against the occurrence of a credit event by a specified borrower or issuer. The Fund may enter into credit default swaps, both directly ("unfunded swaps") and indirectly ("funded swaps") in the form of a swap embedded within a structured security. Unfunded and funded credit default swaps may refer to a single security or on a basket of securities.

If the Fund buys credit protection using a credit default swap and a credit event occurs, the Fund will deliver the defaulted loan or bond underlying the swap and the swap counterparty will pay the par amount of the loan or bond. If the Fund sells credit protection using a credit default swap and a credit event occurs, the Fund will pay the par amount of the defaulted loan or bond underlying the swap and the swap counterparty will deliver the loan or bond. If the swap is on a basket of assets, the notional amount of the swap is reduced by the par amount of the defaulted asset, and the fixed payments are then made on the reduced notional amount.

Risks of credit default swaps include counterparty credit risk (if the counterparty fails to meet its obligations) and the risk that the Fund will not properly assess the cost of the instrument based on the lack of transparency in the market. If the Fund is selling credit protection, there is a risk that a credit event will occur and that the Fund will have to pay par value on defaulted loans or bonds. If the Fund is buying credit protection, there is a risk that no credit event will occur and the Fund will receive no benefit for the premium paid. In addition, if the Fund is buying credit protection and a credit event does occur, there is a risk when the Fund does not own the underlying asset, that the Fund will have difficulty acquiring the asset on the open market and may receive adverse pricing.

•        Volatility Swaps. The Fund may enter into types of volatility swaps to hedge the volatility of a particular security, currency, index or other financial instrument, or to seek to increase its investment return. In volatility swaps, counterparties agree to buy or sell volatility at a specific level over a fixed period. For example, to hedge the risk that the value of an asset held by the Fund may fluctuate significantly over the Fund's period of investment, the Fund might enter into a volatility swap pursuant to which it will receive a payment from the counterparty if the actual volatility of the asset over a specified time period is greater than a volatility rate agreed at the outset of the swap. Alternatively, if the Sub-Adviser believes that a particular security, currency, index or other financial instrument will demonstrate more (or less) volatility over a period than the market's general expectation, to seek to increase investment return the Fund might enter into a volatility swap pursuant to which it will receive a payment from the counterparty if the actual volatility of that underlying instrument over the period is more (or less) than the volatility rate agreed at the outset of the swap.

Volatility swaps are subject to credit risks (if the counterparty fails to meet its obligations), and the risk that the Sub-Adviser is incorrect in its forecast of volatility for the underlying security, currency, index or other financial instrument that is the subject of the swap. If the Sub-Adviser is incorrect in its forecast, the Fund would likely be required to make a payment to the counterparty under the swap.

•       Swap Options and Swap Forwards. The Fund also may enter into options on swaps as well as forwards on swaps. A swap option is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement on pre-designated terms. The Fund may write (sell) and purchase put and call swap options. A swap forward is an agreement to enter into a swap agreement at some point in the future, usually three to six months from the date of the contract.

The writer of the contract receives the premium and bears the risk of unfavorable changes in the preset rate on the underlying swap. The Fund generally will incur a greater risk when it writes a swap option than when it purchases a swap option. When the Fund purchases a swap option it risks losing only the amount of the premium they have paid if the Fund lets the option expire unexercised. When the Fund writes a swap option it will become obligated, upon exercise of the option by the counterparty, according to the terms of the underlying agreement.

• Futures. The Fund can buy and sell futures contracts that relate to debt securities (these are referred to as "interest rate futures"), broadly-based securities indices ("stock index futures" and "bond index futures"), foreign currencies, commodities and an individual stock ("single stock futures").

A broadly-based stock index is used as the basis for trading stock index futures. They may in some cases be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the securities included in the index and its value fluctuates in response to the changes in value of the underlying securities. A stock index cannot be purchased or sold directly. Bond index futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position. Similarly, a single stock future obligates the seller to deliver (and the purchaser to take) cash or a specified equity security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position. Single stock futures trade on a very limited number of exchanges, with contracts typically not fungible among the exchanges.

The Fund can invest a portion of its assets in commodity futures contracts. Commodity futures may be based upon commodities within five main commodity groups: (1) energy, which includes crude oil, natural gas, gasoline and heating oil; (2) livestock, which includes cattle and hogs; (3) agriculture, which includes wheat, corn, soybeans, cotton, coffee, sugar and cocoa; (4) industrial metals, which includes aluminum, copper, lead, nickel, tin and zinc; and (5) precious metals, which includes gold, platinum and silver. The Fund may purchase and sell commodity futures contracts, options on futures contracts and options and futures on commodity indices with respect to these five main commodity groups and the individual commodities within each group, as well as other types of commodities.

No money is paid or received by the Fund on the purchase or sale of a future. Upon entering into a futures transaction, the Fund will be required to deposit an initial margin payment with the futures commission merchant (the "futures broker"). Initial margin payments will be deposited with the Fund's custodian bank in an account registered in the futures broker's name. However, the futures broker can gain access to that account only under specified conditions. As the future is marked to market (that is, its value on the Fund's books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

At any time prior to expiration of the future, the Fund may elect to close out its position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to the Fund. Any loss or gain on the future is then realized by the Fund for tax purposes. All futures transactions (except forward contracts) are effected through a clearinghouse associated with the exchange on which the contracts are traded.

• Put and Call Options. The Fund can buy and sell exchange-traded and over-the-counter put options ("puts") and call options ("calls"), including index options, securities options, currency options, commodities options and options on futures.

• Writing Call Options. The Fund may write (that is, sell) calls. If the Fund sells a call option, it must be covered. That means the Fund must own the security subject to the call while the call is outstanding, or the call must be covered by segregating liquid assets to enable the Fund to satisfy its obligations if the call is exercised. There is no limit on the amount of the Fund's total assets that may be subject to covered calls the Fund writes.

When the Fund writes a call on a security, it receives cash (a premium). The Fund agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period. The call period is usually not more than nine months. The exercise price may differ from the market price of the underlying security. The Fund has the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by the premium the Fund receives. If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

When the Fund writes a call on an index, it receives cash (a premium). If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by a specific multiple that determines the total value of the call for each point of difference. If the value of the underlying investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case, the Fund would keep the cash premium.

The Fund's custodian bank, or a securities depository acting for the custodian, will act as the Fund's escrow agent, through the facilities of the Options Clearing Corporation ("OCC"), as to the investments on which the Fund has written calls traded on exchanges or as to other acceptable escrow securities. In that way, no margin will be required for such transactions. OCC will release the securities on the expiration of the option or when the Fund enters into a closing transaction.

When the Fund writes an over-the-counter ("OTC") option, it will enter into an arrangement with a primary U.S. government securities dealer which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option. The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (i.e., the option is "in the money"). When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the market-to-market value of the underlying security, unless the option is subject to a buy-back agreement with the executing broker.

To terminate its obligation on a call it has written, the Fund may purchase a corresponding call in a "closing purchase transaction." The Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the transaction. The Fund may realize a profit if the call expires unexercised, because the Fund will retain the underlying security and the premium it received when it wrote the call. Any such profits are considered short-term capital gains for federal income tax purposes, as are the premiums on lapsed calls. If the Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

The Fund may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract. To do so, at the time the call is written, the Fund must cover the call by segregating an equivalent dollar amount of liquid assets as identified in the Fund's books. The Fund will segregate additional liquid assets if the value of the segregated assets drops below 100% of the current value of the future. Because of this segregation requirement, in no circumstances would the Fund's receipt of an exercise notice as to that future require the Fund to deliver a futures contract. It would simply put the Fund in a short futures position.

• Writing Put Options. The Fund may write (that is, sell) put options.

A put option on securities gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period. A put must be covered by segregated liquid assets.

If the Fund writes a put, the put must be covered by liquid assets identified in the Fund's books. The premium the Fund receives from writing a put represents a profit, as long as the price of the underlying investment remains equal to or above the exercise price. However, the Fund also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price.

If a put the Fund has written expires unexercised, the Fund realizes a gain in the amount of the premium less the transaction costs incurred. If the put is exercised, the Fund must fulfill its obligation to purchase the underlying investment at the exercise price. That price will usually exceed the market value of the investment at that time. In that case, the Fund may incur a loss if it sells the underlying investment. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

When writing a put option on a security, to secure its obligation to pay for the underlying security the Fund will deposit in escrow liquid assets with a value equal to or greater than the exercise price of the underlying securities. The Fund therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets.

As long as the Fund's obligation as the put writer continues, it may be assigned an exercise notice by the broker-dealer through which the put was sold. That notice will require the Fund to take delivery of the underlying security and pay the exercise price. The Fund has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. That obligation terminates upon expiration of the put. It may also terminate if, before it receives an exercise notice, the Fund effects a closing purchase transaction by purchasing a put of the same series as it sold. Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

The Fund may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put. Effecting a closing purchase transaction will also permit the Fund to write another put option on the security, or to sell the security and use the proceeds from the sale for other investments. The Fund will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option. Any profits from writing puts are considered short-term capital gains for federal tax purposes.

• Purchasing Puts and Calls. The Fund may purchase call options. When the Fund buys a call (other than in a closing purchase transaction), it pays a premium. The Fund then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price.

The Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Fund exercises the call. If the Fund does not exercise the call or sell it (whether or not at a profit), the call will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

The Fund can buy puts whether or not it owns the underlying investment. When the Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price.

Buying a put on an investment the Fund does not own (such as an index or a future) permits the Fund either to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price will vary inversely to the price of the underlying investment. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

Buying a put on securities or futures the Fund owns enables the Fund to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to sell the underlying investment. However, the Fund may sell the put prior to its expiration. That sale may or may not be at a profit.

When the Fund purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to the Fund. Gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally) rather than on price movements in individual securities or futures contracts.

• Buying and Selling Options on Foreign Currencies. The Fund can buy and sell exchange-traded and over-the-counter put options and call options on foreign currencies. The Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

If the Sub-Adviser anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency. If the Sub-Adviser anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to the Fund's position. The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

A call the Fund writes on a foreign currency is "covered" if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration held in a segregated account by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

The Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S. dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option. That decline might be one that occurs due to an expected adverse change in the exchange rate. This is known as a "cross-hedging" strategy. In those circumstances, the Fund covers the option by maintaining cash, U.S. government securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option, in a segregated account with the Fund's custodian bank.

• Risks of Hedging with Options and Futures. The use of hedging strategies requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management. If the Sub-Adviser uses a hedging strategy at the wrong time or judges market conditions incorrectly, hedging strategies may reduce the Fund's return. The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

The Fund's option activities could affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Fund might cause the Fund to sell related portfolio securities, thus increasing its turnover rate. The exercise by the Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover. Although the decision whether to exercise a put it holds is within the Fund's control, holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

The Fund could pay a brokerage commission each time it buys a call or put, sells a call or put, or buys or sells an underlying investment in connection with the exercise of a call or put. Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments. Premiums paid for options are small in relation to the market value of the underlying investments. Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

If a covered call written by the Fund is exercised on an investment that has increased in value, the Fund will be required to sell the investment at the call price. It will not be able to realize any profit if the investment has increased in value above the call price.

An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option. The Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of the Fund's portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of the Fund's securities. For example, it is possible that while the Fund has used derivative instruments in a short hedge, the market may advance and the value of the securities held in the Fund's portfolio might decline. If that occurred, the Fund would lose money on the derivative instruments and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the derivative instruments are based.

The risk of imperfect correlation increases as the composition of the Fund's portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the hedging instruments, the Fund might use derivative instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged. It might do so if the historical volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

The Fund can use derivative instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when the Fund does so the market might decline. If the Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the hedge position that is not offset by a reduction in the price of the securities purchased.

• Forward Contracts. Forward contracts are foreign currency exchange contracts. They are used to buy or sell foreign currency for future delivery at a fixed price. The Fund can use them to "lock in" the U.S. dollar price of a security denominated in a foreign currency that the Fund has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency. The Fund can also use "cross-hedging" where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date. That date may be any fixed number of days from the date of the contract agreed upon by the parties. The transaction price is set at the time the contract is entered into. These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

The Fund may use forward contracts to protect against uncertainty in the level of future exchange rates. The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance. Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving dividend payments in a foreign currency, the Fund might desire to "lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments. To do so, the Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a "transaction hedge." The transaction hedge will protect the Fund against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

The Fund could also use forward contracts to lock in the U.S. dollar value of portfolio positions. This is called a "position hedge." When the Fund believes that a foreign currency might suffer a substantial decline against the U.S. dollar, it could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in that foreign currency. When the Fund believes that the U.S. dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount. Alternatively, the Fund could enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a "cross hedge."

The Fund will cover its short positions in these cases by identifying on its books assets having a value equal to the aggregate amount of the Fund's commitment under forward contracts. The Fund will not enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

However, to avoid excess transactions and transaction costs, the Fund may maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio securities or other assets denominated in foreign currencies if the excess amount is "covered" by liquid securities denominated in any currency. The cover must be at least equal at all times to the amount of that excess. As one alternative, the Fund may purchase a call option permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price. As another alternative, the Fund may purchase a put option permitting the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contract price.

The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold. In some cases the Sub-Adviser might decide to sell the security and deliver foreign currency to settle the original purchase obligation. If the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver, the Fund might have to purchase additional foreign currency on the "spot" (that is, cash) market to settle the security trade. If the market value of the security instead exceeds the amount of foreign currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Fund to sustain losses on these contracts and to pay additional transactions costs. The use of forward contracts in this manner might reduce the Fund's performance if there are unanticipated changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

At or before the maturity of a forward contract requiring the Fund to sell a currency, the Fund might sell a portfolio security and use the sale proceeds to make delivery of the currency. In the alternative the Fund might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract. Under that contract the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance. The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

The costs to the Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved. Because these contracts are not traded on an exchange, the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. The Fund may convert foreign currency from time to time, and will incur costs in doing so. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer might offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

•   Asset Coverage for Certain Investments and Trading Practices. The Fund will segregate with its custodian or otherwise designate on its books and records liquid assets in an amount the Fund believes to be adequate to ensure that it has sufficient liquid assets to meet its obligations under its derivatives contracts, or the Fund may engage in other measures to "cover" its obligations with respect to such transactions. Depending upon the contractual terms of the derivatives instrument, the customary settlement practice associated with the derivative instrument and the instrument's liquidity, among other things, the amounts that are segregated or designated may be based on the notional (or contract) amount of the derivative or on the daily mark-to-market obligation under the derivatives contract. These amounts may be reduced by amounts on deposit with the applicable broker or counterparty to the derivatives transaction. With respect to less liquid derivative instruments (or in other situations in which the Sub-Adviser believes it necessary), the Fund may segregate amounts in addition to the amounts described above. By segregating or designating liquid assets equal to only the mark-to-market obligation under a derivatives contract, the Fund will have the ability to utilize these instruments to a greater extent than if the Fund segregated or designated liquid assets equal to the full market value of the underlying asset or the notional (or contract) amount of the instrument.

In certain circumstances, the Fund may enter into an offsetting position rather than segregating or designating liquid assets (e.g., the Fund may "cover" a written put option with a purchased put option with the same or higher exercise price). Although the Sub- Adviser will attempt to ensure that the Fund has sufficient liquid assets to meet its obligations under its derivative contracts, it is possible that the Fund's liquid assets may be insufficient to support such obligations under its derivatives positions.

Segregating or designating a large percentage of the Fund's liquid assets could impede the Sub-Adviser's ability to manage the Fund's portfolio. The Fund may modify its asset segregation policies from time to time.

• Regulatory Aspects of Derivatives and Hedging Instruments. As a result of recent amendments to rules under the Commodity Exchange Act ("CEA") by the Commodity Futures Trading Commission ("CFTC"), the Manager must either operate within certain guidelines and restrictions with respect to a Fund's use of futures, options on such futures, commodity options and certain swaps, or be subject to registration with the CFTC as a "commodity pool operator" ("CPO") with respect to a Fund, and, upon the finalization of additional CFTC rules, be required to operate a Fund in compliance with certain disclosure, reporting, and recordkeeping requirements.

Previously, the CFTC permitted unlimited futures transactions and options thereon, so long as a fund had claimed an exclusion from registration as a CPO, and swap contracts were not formerly regulated by the CFTC. Under the amended rules, the investment adviser of a registered investment company may claim an exemption from registration as a CPO only if the registered investment company that it advises uses futures contracts, options on such futures, commodity options and certain swaps solely for "bona fide hedging purposes," or limits its use of such instruments for non-bona fide hedging purposes to certain de minimis amounts.

While the Manager will be registered as a CPO under the CEA, the Manager currently intends to limit a Fund's use of futures, options on such futures, commodity options and certain swaps in order to permit such Fund to continue to claim an exemption under the CFTC rules. As such, with respect to the management of a Fund, the Manager will not be subject to the disclosure, reporting and recordkeeping requirements under the CFTC rules.

Financial reform legislation enacted in 2010 that is currently being implemented imposes execution and clearing requirements on certain types of over-the-counter derivatives, among other things. In a cleared derivatives transaction, the Fund’s ultimate counterparty is a central derivatives clearing organization, or clearing house, rather than a bank or broker. The Fund will enter into cleared derivatives transactions with an executing broker. Such transactions then will be submitted for clearing and, if cleared, will be held in accounts at regulated futures commission merchants that are members of central clearing house counterparties. In contrast to bilateral derivatives transactions, cleared derivatives transactions are submitted for clearing to central clearing house counterparties immediately following execution of the agreement. Central clearing house counterparties and the members of such clearing houses generally can require termination of existing cleared derivatives transactions at any time, and can also require increases in margin above the margin that was required at the beginning of a transaction.

The Fund is also subject to the risk that, after entering into a cleared derivatives transaction, no futures commission merchant or clearing house counterparty is willing or able to clear the transaction on the Fund’s behalf. In such an event, the Fund is likely to have to pay a termination amount to the executing broker. Further, the assets of the Fund might not be fully protected in the event of the bankruptcy of the Fund’s futures commission merchant or the clearing house counterparty, because the Fund might be limited to recovering only a pro rata share of all available funds and margin segregated on behalf of the futures commission merchant’s customers. Also, the Fund is subject to the risk that the futures commission merchant will use the Fund’s assets, which are held in an omnibus account with assets belonging to the futures commission merchant’s other customers, to satisfy payment obligations of a defaulting customer of the futures commission merchant to the clearing house counterparty. In addition, futures commission merchants generally provide to the clearing house counterparty the net amount of variation margin required for cleared derivatives for all customers in the aggregate, rather than the gross amount for each customer. The Fund is therefore subject to the risk that a clearing house counterparty will not make variation margin payments owed to the Fund if another customer of the futures commission merchant has suffered a loss and is in default. In cleared derivatives transactions, the Fund is also required to post initial as well as variation margin, thus increasing the cost of transacting in this type of instrument.

The ultimate impact of the 2010 financial reform legislation and related regulations remains unclear. New regulations could, among other things, restrict the Fund’s ability to engage in, or increase the cost to the Fund of, derivatives transactions.

• Tax Aspects of Certain Derivative Instruments. Futures contracts, non-equity options and certain foreign currency exchange contracts in which the Fund may invest are treated as "Section 1256 contracts" under the Code. In general, gains or losses relating to Section 1256 contracts are characterized as 60% long-term and 40% short-term capital gains or losses under the Code. However, foreign currency gains or losses arising from Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss. In addition, Section 1256 contracts held by the Fund at the end of each taxable year are "marked-to-market," and unrealized gains or losses are treated as though they were realized. These contracts also may be marked-to-market for purposes of determining the excise tax potentially applicable to the Fund and for other purposes under rules prescribed pursuant to the Internal Revenue Code. An election can be made by the Fund to exempt those transactions from this mark-to-market treatment.

Certain forward contracts the Fund enters into may result in "straddles" for federal income tax purposes. The straddle rules may affect the character and timing of gains (or losses) recognized by the Fund on straddle positions. Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions making up the straddle. Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

Under the Code, the following gains or losses are treated as ordinary income or loss:

(1)	gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, and
(2)	gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the Code for that trade, which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

Other Investment Techniques and Strategies. In seeking its objective, from time to time the Fund can use the types of investment strategies and investments described below. It is not required to use these strategies and at times the Fund might not use them.

Foreign Securities. The Fund can invest in foreign securities. "Foreign securities" include equity and debt securities and loans of companies organized under the laws of countries other than the United States and debt securities issued or guaranteed by governments other than the U.S. government or issued by foreign supra-national entities.

Securities of foreign issuers that are represented by American Depository Receipts or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are not considered "foreign securities" because they are not subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad. Generally, the Fund will purchase loans of foreign issuers or borrowers only if they are denominated and payable in U.S. dollars, to reduce the risks of currency fluctuations on the values of the loans.

The Fund limits its investments in "foreign securities" to securities of companies and governments in "developed" markets, which the Sub-Adviser currently defines to include the United Kingdom, Germany, France, Italy, Belgium, The Netherlands, Luxembourg, Ireland, Sweden, Finland, Switzerland, Austria, Denmark, Norway, Spain, Canada, Australia, New Zealand and Japan as well as securities issued by "supra-national" entities. Examples are the International Bank for Reconstruction and Development (commonly called the "World Bank"), the Asian Development Bank and the Inter-American Development Bank.

The percentage of the Fund's assets that will be allocated to foreign securities will vary over time depending on a number of factors. Those factors may include the relative yields of foreign and U.S. securities, the economies of foreign countries, the condition of a country's financial markets, the interest rate climate of particular foreign countries and the relationship of particular foreign currencies to the U.S. dollar. The Sub-Adviser analyzes fundamental economic criteria (for example, relative inflation levels and trends, growth rate forecasts, balance of payments status, and economic policies) as well as technical and political data.

Investing in foreign securities offers potential benefits not available from investing solely in securities of domestic issuers. They include the opportunity to invest in securities of foreign issuers that appear to offer high income potential, or in foreign countries with economic policies or business cycles different from those of the U.S., or to reduce fluctuations in portfolio value by taking advantage of foreign securities markets that do not move in a manner parallel to U.S. markets.

•       Foreign Government Debt Obligations. The debt obligations of foreign governments and entities may or may not be supported by the full faith and credit of the foreign government. The Fund may buy securities issued by certain supra-national entities, which include entities designated or supported by governments to promote economic reconstruction or development, international banking organizations and related government agencies. The governmental members of these supra-national entities are "stockholders" that typically make capital contributions and may be committed to make additional capital contributions if the entity is unable to repay its borrowings. A supra-national entity's lending activities may be limited to a percentage of its total capital, reserves and net income. There can be no assurance that the constituent foreign governments will continue to be able or willing to honor their capitalization commitments for those entities.

• Passive Foreign Investment Companies. Under U.S. tax laws, passive foreign investment companies ("PFICS") are those foreign corporations which generate primarily "passive" income. Passive income is defined as any income that is considered foreign personal holding company under the Internal Revenue Code ("IRC"). For federal tax purposes, a foreign corporation is deemed to be a PFIC if 75% or more of its gross income during a fiscal year is passive income or if 50% or more of its assets are assets that produce, or are held to produce, passive income.

Subject to the limits under the Investment Company Act, the Fund may invest in foreign mutual funds to gain exposure to securities of companies in countries that limit or prohibit all direct foreign investment. Foreign mutual funds are generally deemed to be PFICs, since nearly all of the income of a mutual fund is passive income. Some of the other foreign corporations that the Fund may invest in may also be considered PFICs.

Federal tax laws impose severe tax penalties for failure to properly report investment income from PFICs. The Fund makes every effort to ensure compliance with federal tax reporting of these investments; however the Fund may not realize that a foreign corporation it invests in is a PFIC for federal tax purposes.

Risks of Foreign Investing. Investments in foreign securities may offer special opportunities for investing but also present special additional risks and considerations not typically associated with investments in domestic securities. Some of these additional risks are:

•	a lack of public information about foreign issuers;
•	lower trading volume and less liquidity in foreign securities markets than in U.S. markets;
•	greater price volatility in foreign markets than in U.S. markets;
•	less government regulation of foreign issuers, exchanges and brokers than in the U.S.;
•	a lack of uniform accounting, auditing and financial reporting standards in foreign countries compared to those applicable to U.S. issuers;
•	fluctuations in the value of foreign investments due to changes in currency rates;
•	the expense of currency exchange transactions;
•	greater difficulties in pricing securities in foreign markets;
•	foreign government restrictions on investments by U.S. and other non-local entities;
•	higher brokerage commission rates than in the U.S.;
•	increased risks of delays in clearance and settlement of portfolio transactions;
•	unfavorable differences between the U.S. economy and some foreign economies;
•	greater difficulty in commencing and pursuing lawsuits or other legal remedies;
•	less regulation of foreign banks and securities depositories;
•	increased risks of loss of certificates for portfolio securities;
•	government restrictions on the repatriation of profits or capital or other currency control regulations;
•	the possibility in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments; and

the reduction of income by foreign taxes.

In the past, U.S. government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

Because the Fund can purchase securities denominated in foreign currencies, a change in the value of a foreign currency against the U.S. dollar could result in a change in the amount of income the Fund has available for distribution. Because a portion of the Fund's investment income may be received in foreign currencies, the Fund will be required to compute its income in U.S. dollars for distribution to shareholders, and therefore the Fund will absorb the cost of currency fluctuations. After the Fund has distributed income, subsequent foreign currency losses may result in the Fund's having distributed more income in a particular fiscal period than was available from investment income, which could result in a return of capital to shareholders.

Repurchase Agreements. The Fund can acquire securities subject to repurchase agreements. It might do so: for liquidity purposes to meet anticipated redemptions of Fund shares, pending the investment of the proceeds from sales of Fund shares, pending the settlement of portfolio securities transactions, or for temporary defensive purposes, as described below.

In a repurchase transaction, the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved vendors include U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. They must meet credit requirements set by the Sub-Adviser from time to time.

The majority of these transactions run from day to day, and delivery pursuant to the resale typically occurs within one to five days of the purchase. Repurchase agreements having a maturity beyond seven days may be deemed to be illiquid investments. There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

Repurchase agreements, considered "loans" under the Investment Company Act, are collateralized by the underlying security. The Fund's repurchase agreements require that at all times while the repurchase agreement is in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation. However, if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do so. The Sub-Adviser will monitor the vendor's creditworthiness requirements to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

The Fund, along with other affiliated entities managed by the Manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances are invested in one or more repurchase agreements. Securities that are pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each joint repurchase arrangement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

Reverse Repurchase Agreements. The Fund can use reverse repurchase agreements on debt obligations it owns, as a cash management tool, but not as a means of leveraging investments. Under a reverse repurchase agreement, the Fund sells an underlying debt obligation and simultaneously obtains the commitment of the purchaser to sell the security back to the Fund at an agreed-upon price at an agreed-upon date. The Fund will identify on its books liquid assets in an amount sufficient to cover its obligations under reverse repurchase agreements, including interest, until payment is made to the seller. Before the Fund enters into a reverse repurchase agreement, the Sub-Adviser must be satisfied that the seller, typically a bank or broker-dealer, is creditworthy.

These transactions involve the risk of default or insolvency by the buyer. An additional risk is that the market value of the securities sold by the Fund under a reverse repurchase agreement could decline below the price at which the Fund is obligated to repurchase them. These agreements will be considered borrowings by the Fund and will be subject to the asset coverage requirement under the Fund's policy on borrowing discussed elsewhere in this SAI.

Illiquid and Restricted Securities. The Fund will not invest more than 15% of its net assets in illiquid or restricted securities. Under the policies and procedures established by the Fund's Board of Directors, the Sub-Adviser determines the liquidity of certain of the Fund's investments. The Fund may deem certain restricted securities to be illiquid. Those securities have contractual or regulatory restrictions on their public resale. Those restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale. To enable the Fund to sell its holdings of a restricted security not registered under the Securities Act of 1933, as amended (the "Securities Act"), the Fund may have to cause those securities to be registered. The expenses of registering restricted securities may be negotiated by the Fund with the issuer at the time the Fund buys the securities. When the Fund must arrange registration because the Fund wishes to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.

The Fund has limitations that apply to purchases of restricted securities, as stated above. Those percentage restrictions do not limit purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities Act, if those securities have been determined to be liquid by the Sub-Adviser under Board-approved guidelines. Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, the Fund's holdings of that security may be considered to be illiquid.

"When-Issued" and "Delayed-Delivery" Transactions. The Fund may invest in securities on a "when-issued" basis and may purchase or sell securities on a "delayed-delivery" (or "forward-commitment") basis. "When-issued" and "delayed-delivery" are terms that refer to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

When such transactions are negotiated, the price (which is generally expressed in yield terms) is fixed at the time the commitment is made. Delivery and payment for the securities take place at a later date. The securities are subject to change in value from market fluctuations during the period until settlement. The value at delivery may be less than the purchase price. For example, changes in interest rates in a direction other than that expected by the Sub-Adviser before settlement will affect the value of such securities and may cause a loss to the Fund. During the period between purchase and settlement, the Fund makes no payment to the issuer and no interest accrues to the Fund from the investment until it receives the security at settlement.

The Fund may engage in when-issued transactions to secure what the Sub-Adviser considers to be an advantageous price and yield at the time the obligation is entered into. When the Fund enters into a when-issued or delayed-delivery transaction, it relies on the other party to complete the transaction. Its failure to do so may cause the Fund to lose the opportunity to obtain the security at a price and yield the Sub-Adviser considers to be advantageous.

When the Fund engages in when-issued and delayed-delivery transactions, it does so for the purpose of acquiring or selling securities consistent with its investment objective and policies or for delivery pursuant to options contracts it has entered into, and not for the purpose of investment leverage. Although the Fund's purpose in entering into delayed-delivery or when-issued purchase transactions is to acquire securities, it may dispose of a commitment prior to settlement. If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition or to dispose of its right to delivery or receive against a forward commitment, it may incur a gain or loss.

At the time the Fund makes the commitment to purchase or sell a security on a when-issued or delayed-delivery basis, it records the transaction on its books and reflects the value of the security purchased in determining the Fund's net asset value. In a sale transaction, it records the proceeds to be received. The Fund will identify on its books liquid assets at least equal in value to the value of the Fund's purchase commitments until the Fund pays for the investment.

When-issued and delayed-delivery transactions can be used by the Fund as a defensive technique to hedge against anticipated changes in interest rates and prices. For instance, in periods of rising interest rates and falling prices, the Fund might sell securities in its portfolio on a forward commitment basis to attempt to limit its exposure to anticipated falling prices. In periods of falling interest rates and rising prices, the Fund might sell portfolio securities and purchase the same or similar securities on a when-issued or delayed-delivery basis to obtain the benefit of currently higher cash yields.

Borrowing. The Fund has the ability to borrow to raise cash in order to repurchase its shares. The Fund expects to meet its commitments to repurchase shares by using cash from sales of additional shares of the Fund, sales of portfolio investments, and income from loans or repayments on loans held in its portfolio. The Fund cannot borrow money to acquire additional investments, a speculative technique known as "leverage." The Fund may borrow only from banks or from other sources, such as a conduit loan facility (subject to exemptive relief under the Investment Company Act), although the Fund may enter into reverse repurchase agreements, which are considered to be borrowings, with dealers and other financial institutions.

Under current regulatory requirements, the Fund can borrow only to the extent that the value of the Fund's assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings (including the proposed borrowing). If the value of the Fund's assets fails to meet this 300% asset coverage requirement, the Fund will reduce its bank debt within three days to meet the requirement. To do so, the Fund might have to sell a portion of its investments at a disadvantageous time.

The Fund will pay interest on these loans, and that interest expense will raise the overall expenses of the Fund and reduce its returns. If it does borrow, its expenses will be greater than comparable funds that do not borrow. Additionally, the Fund's net asset value per share might fluctuate more than that of funds that do not borrow.

Investment in Other Investment Companies. The Fund can invest in the securities of other investment companies, which can include open-end funds, closed-end funds and unit investment trusts, subject to the limits set forth in the Investment Company Act that apply to those types of investments. The Fund cannot invest in other investment companies in reliance on paragraph (F) or (G) of section 12(d)(1) of the Investment Company Act. The Fund can invest, for example, in Exchange-Traded Funds, which are typically open-end funds or unit investment trusts, listed on a stock exchange. The Fund might do so as a way of gaining exposure to the segments of the equity or fixed-income markets represented by the Exchange-Traded Funds' portfolio, at times when the Fund may not be able to buy those portfolio securities directly.

The shares of other investment companies may fluctuate in price and may be worth more or less when the Fund sells them. Investing in another investment company may involve the payment of substantial premiums above the value of such investment company's portfolio securities and is subject to limitations under the Investment Company Act. The Fund does not intend to invest in other investment companies unless the Sub-Adviser believes that the potential benefits of the investment justify the payment of any premiums or sales charges. As a shareholder of an investment company, the Fund would be subject to its ratable share of that investment company's expenses, including its advisory and administration expenses. The Fund does not anticipate investing a substantial amount of its net assets in shares of other investment companies.

Cyber Security Risk. With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Fund may be prone to operational and informational security risks resulting from breaches in cyber security (“cyber-attacks”). A cyber-attack refers to both intentional and unintentional events that may cause a Fund to lose proprietary information, suffer data corruption, or lose operational capacity. Cyber-attacks include, but are not limited to, infection by computer viruses or other malicious software code, gaining unauthorized access to systems, networks, or devices that are used to service the Fund’s operations through “hacking” or other means for the purpose of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the Fund’s websites (i.e., efforts to make network services unavailable to intended users). In addition, authorized persons could inadvertently or intentionally release confidential or proprietary information stored on the Fund’s systems.

Cyber security failures or breaches by the Fund’s affiliates or service providers, may cause disruptions and impact the business operations, potentially resulting in financial losses to both the Fund and shareholder, the inability of fund shareholders to transact business and the mutual funds to process transactions, inability to calculate the Fund’s net asset value, impediments to trading, violations of applicable privacy and other laws (including the release of private shareholder information), regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While the Adviser and Sub-Adviser have policies and procedures (and risk management systems) designed to prevent or reduce the impact of such cyber-attacks, there are inherent limitations in such controls, systems and protocols, including the possibility that certain risks have not been identified, as well as the rapid development of new threats. These cyber security risks are also present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value and may result in financial loss for Fund shareholders.

(c) Fund Policies.

Diversification. The Fund is classified as a "diversified" fund under the Investment Company Act. Currently, under the Investment Company Act a "diversified" fund is one with at least 75% of the value of its total assets represented by: (i) cash and cash items (including receivables), (ii) securities issued by the U.S. government or any of its agencies or instrumentalities, (iii) securities of other investment companies, and (iv) other securities that, for any one issuer, are limited in respect to an amount not greater than 5% of the value of the fund's total assets and not more than 10% of the outstanding voting securities of such issuer. A change to a non-diversified status would require shareholder approval.

What Are "Fundamental Policies?" Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities. Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:

•	67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
•	more than 50% of the outstanding shares.

Policies described in the Prospectus or this SAI are "fundamental" only if they are identified as such. The Fund's Board of Directors can change non-fundamental policies without shareholder approval. However, significant changes to investment policies will be described in supplements or updates to the Prospectus or this SAI, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

What Are the Fund's Additional Fundamental Policies? The following investment restrictions are fundamental policies of the Fund:

•       The Fund cannot issue "senior securities," except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

•	The Fund may not borrow money, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemptions may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

•	The Fund cannot underwrite securities of other issuers, except to the extent permitted under the Investment Company Act or the Securities Act of 1933, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statutes, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

•	The Fund may not make any investment if, as a result, the Fund's investments will be concentrated in any one industry, except that the Fund may invest without limit in instruments of the group of industries in the financial securities sector, and except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction. For purposes of this concentration limitation, the Fund's investment adviser may analyze the characteristics of a particular issuer and instrument and may assign an industry or sector classification consistent with those characteristics in the event that any third party classification provider that may be used by the investment adviser does not assign a classification.

•	The Fund cannot invest in real estate or commodities, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

•	The Fund cannot make loans, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

Notwithstanding the Fund's investment policies and restrictions, the Fund may invest all or part of its investable assets in a management investment company with substantially the same investment objective, policies and restrictions as the Fund. This could allow creation of a "master/feeder" structure in the future, although the Fund has no current intention to restructure in this manner.

Unless the Prospectus or this SAI states that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment (except in the case of borrowing and investments in illiquid securities). The Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

For purposes of the Fund's policy with respect to concentration, described above, the Fund has adopted an industry classification that is not a fundamental policy.

The following is only a brief summary of certain current limitations imposed on investment companies by the Investment Company Act and certain rules and interpretations thereunder, and is not a complete description of such limits. The discussion below is based on current law, regulations and administrative interpretations. Those laws, regulations and administrative interpretations may be changed by legislative, judicial, or administrative action, sometimes with retroactive effect.

The Investment Company Act prohibits a fund from issuing "senior securities," which are generally defined as fund obligations that have a priority over the fund's shares with respect to the payment of dividends or the distribution of fund assets, except that the fund may borrow money as described above.

Currently, under the Investment Company Act, and an Oppenheimer funds' exemptive order, a fund may borrow only from banks and/or affiliated investment companies in an amount up to one-third of its total assets (including the amount borrowed less all liabilities and indebtedness other than borrowing), except that a fund may borrow up to 5% of its total assets from any person for temporary purposes. Under the Investment Company Act, there is a rebuttable presumption that a loan is temporary if it is repaid within 60 days and not extended or renewed.

Under the Investment Company Act, a fund currently cannot make any commitment as an underwriter, if immediately thereafter the amount of its outstanding underwriting commitments, plus the value of its investments in securities of issuers (other than investment companies) of which it owns more than ten percent of the outstanding voting securities, exceeds twenty-five percent of the value of the fund's total assets, except to the extent that a fund may be considered an underwriter within the meaning of the Securities Act when reselling securities held in its own portfolio.

The Investment Company Act does not prohibit a fund from owning real estate, commodities or contracts related to commodities. The extent to which the Fund can invest in real estate and/or commodities or contracts related to commodities is set out in the investment strategies described in the Prospectus and this SAI.

Current SEC staff interpretations under the Investment Company Act prohibit a fund from lending more than one-third of its total assets, except through the purchase of debt obligations or the use of repurchase agreements.

The Investment Company Act does not define what constitutes "concentration" in an industry. However, the SEC has taken the position that investment of more than 25% of a fund's total assets in issuers in the same industry constitutes concentration in that industry. That limit does not apply to securities issued or guaranteed by the U.S. government or its agencies and instrumentalities or securities issued by investment companies; however, securities issued by any one foreign government are considered to be part of a single "industry."

Does the Fund Have Additional Restrictions That Are Not "Fundamental Policies"? The Fund has an additional operating policy that is not "fundamental," and which can be changed by the Board of Directors without shareholder approval:

• The Fund cannot invest in the securities of other registered investment companies or registered unit investment trusts in reliance on sub-paragraph (F) or (G) of section 12(d)(1) of the Investment Company Act.

(d) Temporary Defensive Position.

For temporary defensive purposes in times of adverse or unstable market, economic or political conditions, the Fund can invest up to 100% of its assets in investments that may be inconsistent with the Fund's principal investment strategies. Generally the Fund would invest in shares of Oppenheimer Institutional Money Market Fund or in the types of money market instruments described above or in other short-term U.S. government securities. The Fund might also hold these types of securities as interim investments pending the investment of proceeds from the sale of Fund shares or the sale of Fund portfolio securities or to meet anticipated redemptions of Fund shares. To the extent the Fund invests in these securities, it might not achieve its investment objective.

(e) Portfolio Turnover.

"Portfolio turnover" describes the rate at which the Fund traded its portfolio securities during its last fiscal year. For example, if a fund sold all of its securities during the year, its portfolio turnover rate would have been 100%. The Sub-Adviser is not limited in the amount of portfolio trading it may conduct on behalf of the Fund and will buy and sell securities as it deems appropriate. The Fund's portfolio turnover rate will fluctuate from year to year, and the Fund could have a portfolio turnover rate of more than 100% annually. The Fund can engage in short-term trading to try to achieve its objective. Increased portfolio turnover creates higher transaction costs for the Fund, which may reduce its overall performance. For the fiscal year ended September 30, 2014, the Fund's portfolio turnover rate was 73%.

(f) Disclosure of Portfolio Holdings.

The Fund, the Manager/Sub-Adviser, the Placement Agent and the Transfer Agent have adopted policies and procedures regarding the dissemination of information about the Fund's portfolio holdings by employees, officers and directors or trustees of the Fund, the Manager, the Placement Agent and the Transfer Agent. These policies are designed to assure that non-public information about the Fund's portfolio securities holdings is distributed only for a legitimate business purpose, and is done in a manner that (a) conforms to applicable laws and regulations and (b) is designed to prevent that information from being used in a way that could negatively affect the Fund's investment program or enable third parties to use that information in a manner that is harmful to the Fund. It is a violation of the Code of Ethics for any covered person to release holdings in contravention of the portfolio holdings disclosure policies and procedures adopted by the Fund.

Portfolio Holdings Disclosure Policies. The Fund, the Manager/Sub-Adviser, the Placement Agent and the Transfer Agent and their affiliates and subsidiaries, employees, officers, and directors or trustees, shall neither solicit nor accept any compensation or other consideration (including any agreement to maintain assets in the Fund or in other investment companies or accounts managed by the Manager or any affiliated person of the Manager) in connection with the disclosure of the Fund's non-public portfolio holdings. The receipt of investment advisory fees or other fees and compensation paid to the Manager/Sub-Adviser and its subsidiaries pursuant to agreements approved by the Fund's Board shall not be deemed to be "compensation" or "consideration" for these purposes. Until publicly disclosed, the Fund's portfolio holdings are proprietary, confidential business information. After they are publicly disclosed, the Fund's portfolio holdings may be released in accordance with the Fund's, the Manager's/Sub-Adviser's, the Placement Agent's and the Transfer Agent's policies and procedures regarding dissemination of information about the Fund's portfolio holdings.

•	Public Disclosure. The Fund's portfolio holdings are made publicly available no later than 60 days after the close of each of the Fund's fiscal quarters in its annual and semi-annual reports to shareholders and in its Schedule of Investments on Form N-Q. Those documents are publicly available at the SEC.

The Fund's portfolio holdings information (which may include information on the Fund's entire portfolio of individual securities therein) positions may be released to the following categories of individuals or entities pursuant to ongoing arrangements, provided that such individual or entity either (1) has signed an agreement to keep such information confidential and will not use such information in any way that is detrimental to the Manager, its affiliates and the Fund, or (2) as a member of the Fund's Board, or as an employee, officer or director of the Manager, the Sub-Adviser, the Placement Agent, or the Transfer Agent, or of their legal counsel, is subject to fiduciary obligations (a) not to disclose such information except in compliance with the Fund's policies and procedures and (b) not to trade for his or her personal account on the basis of such information. For the categories of individuals and entities described below that have ongoing arrangements to receive portfolio holdings information, such information may be furnished as often as appropriate for the purpose for which it is being provided, which may be as frequently as daily and often with no time lag between the date of the information and the date it is furnished.

•	Employees of the Fund's Manager, the Sub-Adviser, Placement Agent and Transfer Agent who need to have access to such information (as determined by senior officers of such entities);
•	The Fund's independent registered public accounting firm;
•	Members of the Fund's Board and the Board's legal counsel;
•	The Fund's custodian bank;
•	The Fund’s financial printers;
•	A proxy voting service designated by the Fund and its Board (Institutional Shareholder Services Inc.);
•	Rating/ranking organizations (Lipper, Inc. and Morningstar, Inc.);
  Portfolio pricing services retained by the Manager/Sub-Adviser to provide portfolio security prices; (Bank of America Merrill Lynch, Securities Quote Xchange LLC, Bloomberg Finance L.P., Interactive Data Pricing and Reference Data LLC, ITG Inc., Markit North America, Inc., Pluris Valuation Advisors LLC, Pricing Direct Inc., Prism Valuation Inc., Standard & Poor's Securities Evaluation, Inc., and Thomson Reuters (Markets) LLC); and
•	Insurance companies that have separate accounts invested in Oppenheimer Variable Account Funds or Panorama Series Fund (to prepare their financial statements and analysis);

Month-end lists of the Fund's complete portfolio holdings may be disclosed for legitimate business reasons, no sooner than 5 days after the relevant month end, pursuant to special requests and under limited circumstances discussed below, provided that:

•	The third-party recipient must first submit a request for release of Fund portfolio holdings, explaining the business reason for the request;
•	Senior officers in the Manager's/Sub-Adviser's Investment Operations and Legal departments must approve the completed request for release of Fund portfolio holdings; and
•	Before receiving the data, the third-party recipient must sign a portfolio holdings non-disclosure agreement, agreeing to keep confidential the information that is not publicly available regarding the Fund's holdings and agreeing not to use such information in any way that is detrimental to the Manager, its affiliates and the Fund.

Portfolio holdings information (which may include information on the Fund's entire portfolio or individual securities therein) may be provided by senior officers of the Manager/Sub-Adviser or attorneys on the legal staff of the Manager, Placement Agent, or Transfer Agent, in the following circumstances:

•	Response to legal process in litigation matters, such as responses to subpoenas or in class action matters where the Fund may be part of the plaintiff class (and seeks recovery for losses on a security) or a defendant;
•	Response to regulatory requests for information (from the SEC, the Financial Industry Regulatory Authority ("FINRA"), state securities regulators, and/or foreign securities authorities, including without limitation requests for information in inspections or for position reporting purposes);
•	To potential sub-advisers of portfolios (pursuant to confidentiality agreements);
•	To consultants for retirement plans for plan sponsors/discussions at due diligence meetings (pursuant to confidentiality agreements); and
•	Investment bankers in connection with merger discussions (pursuant to confidentiality agreements).

Portfolio managers and analysts may, subject to the Manager's/Sub-Adviser's policies on communications with the press and other media, discuss portfolio information in interviews with members of the media, or in due diligence or similar meetings with clients or prospective purchasers of Fund shares or their financial representatives.

The Fund's shareholders may, under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions), receive redemption proceeds of their Fund shares paid as pro rata shares of securities held in the Fund's portfolio. In such circumstances, disclosure of the Fund's portfolio holdings may be made to such shareholders.

Any permitted release of otherwise non-public portfolio holdings information must be in accordance with the then-current policy on approved methods for communicating confidential information.

The Chief Compliance Officer (the "CCO") of the Fund and the Manager/Sub-Adviser, Placement Agent, and Transfer Agent shall oversee the compliance by the Manager/Sub-Adviser, Placement Agent, Transfer Agent, and their personnel with applicable policies and procedures. At least annually the CCO reports to the Fund's Board any material violation of these policies and procedures during the previous period and makes recommendations to the Board as to any amendments that the CCO believes are necessary and desirable to carry out or improve these policies and procedures.

The Sub-Adviser and the Fund have entered into ongoing arrangements, in addition to those described above, to make available information about the Fund's portfolio holdings. One or more of the Oppenheimer funds may currently disclose portfolio holdings information based on ongoing arrangements to the following parties:

Bloomberg L.P.	FactSet Research Systems Inc.	Sungard Investment Systems, LLC
Brown Brothers Harriman & Co.	MSCI Inc.	The Yield Book Inc.

Item 17. Management of the Fund.

(a) Management Information.

Directors and Officers of the Fund. Except for Mr. Glavin, each of the Directors is an Independent Director. All of the Directors are also a trustee or director of the following Oppenheimer funds (referred to as "Denver Board Funds"):

Oppenheimer Capital Income Fund	Oppenheimer SteelPath MLP Funds Trust:
Oppenheimer Cash Reserves	Oppenheimer SteelPath Alpha Fund
Oppenheimer Commodity Strategy Total Return Fund	Oppenheimer SteelPath Alpha Plus Fund
Oppenheimer Corporate Bond Fund	Oppenheimer SteelPath MLP Income Fund
Oppenheimer Emerging Markets Local Debt Fund	Oppenheimer SteelPath MLP Select 40 Fund
Oppenheimer Equity Fund	Oppenheimer Senior Floating Rate Fund
Oppenheimer Global High Yield Fund	Oppenheimer Senior Floating Rate Plus Fund
Oppenheimer Global Strategic Income Fund	Oppenheimer Variable Account Funds:
Oppenheimer Integrity Funds:	Oppenheimer Capital Appreciation Fund/VA
Oppenheimer Core Bond Fund	Oppenheimer Capital Income Fund/VA
Oppenheimer International Bond Fund	Oppenheimer Core Bond Fund/VA
Oppenheimer Limited-Term Government Fund	Oppenheimer Discovery Mid Cap Growth Fund/VA
Oppenheimer Main Street Funds:	Oppenheimer Diversified Alternatives Fund/VA
Oppenheimer Main Street Fund	Oppenheimer Equity Income Fund/VA
Oppenheimer Main Street Select Fund	Oppenheimer Global Fund/VA
Oppenheimer Main Street Small Cap Fund	Oppenheimer Global Strategic Income Fund/VA
Oppenheimer Main Street Mid-Cap Fund	Oppenheimer International Growth Fund/VA
Oppenheimer Master Event-Linked Bond Fund, LLC	Oppenheimer Main Street Fund/VA
Oppenheimer Master Inflation Protected Securities Fund, LLC	Oppenheimer Main Street Small Cap Fund/VA
Oppenheimer Master Loan Fund, LLC	Oppenheimer Money Fund/VA
Oppenheimer SteelPath Master MLP Fund, LLC	Oppenheimer Ultra-Short Duration Fund

Messrs. Welsh, Edwards, Gabinet, Legg, Kennedy, O'Donnell, Steinmetz and Wixted and Mss. Hui, Bloomberg, Burley, Kantesaria, LaFond, Miller, Picciotto and Sexton, who are officers of the Fund, hold the same offices with one or more of the other Denver Board Funds.

Present or former officers, directors, trustees and employees (and their immediate family members) of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees are permitted to purchase Class A shares of the other Oppenheimer funds at net asset value without sales charge. The sales charge on Class A shares is waived for that group because of the reduced sales efforts realized by the Placement Agent. Present or former officers, directors, trustees and employees (and their eligible family members) of the Fund, the Manager and its affiliates, its parent company and the subsidiaries of its parent company, and retirement plans established for the benefit of such individuals, are also permitted to purchase Class Y shares of the Oppenheimer funds that offer Class Y shares. Such purchases of Class A shares or Class Y shares are subject to the requirement to receive Fund documents electronically through eDocs Direct.

As of January 5, 2015, the Directors and officers of the Fund, as a group, owned less than 1% of shares of the Fund beneficially or of record.

The foregoing statement does not reflect ownership of shares held of record by an employee benefit plan for employees of the Manager, Sub-Adviser and its subsidiaries, other than the shares beneficially owned under that plan by the officers of the Fund. In addition, none of the Independent Directors (nor any of their immediate family members) owns securities of either the Manager, the Sub-Adviser or the Placement Agent or of any entity directly or indirectly controlling, controlled by or under common control with the Manager or the Placement Agent.

Biographical Information. The Directors and officers, their positions with the Fund, length of service in such position(s), and principal occupations and business affiliations during at least the past five years are listed in the charts below. The charts also include information about each Director's beneficial share ownership in the Fund and in all of the registered investment companies that the Director oversees in the Oppenheimer family of funds ("Supervised Funds"). The address of each Independent Director in the chart below is 6803 S. Tucson Way, Centennial, Colorado 80112-3924. Each Director serves for an indefinite term, or until his or her resignation, retirement, death or removal.

Independent Directors
Name, Year of Birth, Position(s) Held with Fund, Length of Service	Principal Occupation(s) During Past 5 Years; Other Directorships/Trusteeships Held by Director; Number of Portfolios in Fund Complex Currently Overseen	Dollar Range of Shares Beneficially Owned in the Fund	Aggregate Dollar Range Of Shares Beneficially Owned in All Supervised Funds
As of December 31, 2014
Sam Freedman (1940) Chairman of the Board since 2013 Director since 2007	Director of Colorado UpLIFT (charitable organization) (since September 1984). Mr. Freedman held several positions with the Sub-Adviser and with subsidiary or affiliated companies of the Sub-Adviser (until October 1994). Mr. Freedman has served on the Boards of certain Oppenheimer funds since 1996, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 38 portfolios in the OppenheimerFunds complex.	None	Over $100,000
Jon S. Fossel (1942) Director since 2007	Chairman of the Board (2006-December 2011) and Director (June 2002-December 2011) of UNUMProvident (insurance company); Director of Northwestern Energy Corp. (public utility corporation) (November 2004-December 2009); Director of P.R. Pharmaceuticals (October 1999-October 2003); Director of Rocky Mountain Elk Foundation (non-profit organization) (February 1998-February 2003 and February 2005-February 2007); Chairman and Director (until October 1996) and President and Chief Executive Officer (until October 1995) of the Sub-Adviser; President, Chief Executive Officer and Director of the following: Oppenheimer Acquisition Corp. ("OAC") (parent holding company of the Sub-Adviser), Shareholders Services, Inc. and Shareholder Financial Services, Inc. (until October 1995). Mr. Fossel has served on the Boards of certain Oppenheimer funds since 1990, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 38 portfolios in the OppenheimerFunds complex.	None	Over $100,000
Richard F. Grabish (1948) Director since 2008	Formerly Senior Vice President and Assistant Director of Sales and Marketing (March 1997-December 2007), Director (March 1987-December 2007) and Manager of Private Client Services (June 1985-June 2005) of A.G. Edwards & Sons, Inc. (broker/dealer and investment firm); Chairman and Chief Executive Officer of A.G. Edwards Trust Company, FSB (March 2001-December 2007); President and Vice Chairman of A.G. Edwards Trust Company, FSB (investment adviser) (April 1987-March 2001); President of A.G. Edwards Trust Company, FSB (investment adviser) (June 2005-December 2007). Mr. Grabish has served on the Boards of certain Oppenheimer funds since 2001, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 38 portfolios in the OppenheimerFunds complex.	None	Over $100,000
Beverly L. Hamilton (1946) Director since 2007	Trustee of Monterey Institute for International Studies (educational organization) (since February 2000); Board Member of Middlebury College (educational organization) (December 2005-June 2011); Chairman (since 2010) of American Funds' Emerging Markets Growth Fund, Inc. (mutual fund); Director of The California Endowment (philanthropic organization) (April 2002-April 2008); Director (February 2002-2005) and Chairman of Trustees (2006-2007) of the Community Hospital of Monterey Peninsula; Director (October 1991-2005); Vice Chairman (2006-2009) of American Funds' Emerging Markets Growth Fund, Inc. (mutual fund); President of ARCO Investment Management Company (February 1991-April 2000); Member of the investment committees of The Rockefeller Foundation (2001-2006) and The University of Michigan (since 2000); Advisor at Credit Suisse First Boston's Sprout venture capital unit (venture capital fund) (1994-January 2005); Trustee of MassMutual Institutional Funds (investment company) (1996-June 2004); Trustee of MML Series Investment Fund (investment company) (April 1989-June 2004); Member of the investment committee of Hartford Hospital (2000-2003); and Advisor to Unilever (Holland) pension fund (2000-2003). Ms. Hamilton has served on the Boards of certain Oppenheimer funds since 2002, during which time she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 38 portfolios in the OppenheimerFunds complex.	None	Over $100,000
Victoria J. Herget (1951) Director since 2012	Independent Director of the First American Funds (mutual fund family) (2003-2011); former Managing Director (1993-2001), Principal (1985-1993), Vice President (1978-1985) and Assistant Vice President (1973-1978) of Zurich Scudder Investments (and its predecessor firms); Board Chair (2008-Present) and Director (2004-Present), United Educators (insurance company); Trustee (1992-2007), Chair of the Board of Trustees (1999-2007), Investment Committee Chair (1994-1999) and Investment Committee member (2007-2010) of Wellesley College; Trustee (since 2000) and Chair (since 2010), Newberry Library; Trustee, Mather LifeWays (since 2001); Trustee, BoardSource (2006-2009) and Chicago City Day School (1994-2005). Ms. Herget has served on the Boards of certain Oppenheimer funds since 2012, during which time she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 38 portfolios in the OppenheimerFunds complex.	None	Over $100,000
Robert J. Malone (1944) Director since 2007	Chairman of the Board (since 2012) and Director (since August 2005) of Jones International University (educational organization) (since August 2005); Chairman, Chief Executive Officer and Director of Steele Street Bank Trust (commercial banking) (since August 2003); Trustee of the Gallagher Family Foundation (non-profit organization) (since 2000); Board of Directors of Opera Colorado Foundation (non-profit organization) (2008-2012); Director of Colorado UpLIFT (charitable organization) (1986-2010); Director of Jones Knowledge, Inc. (2006-2010); Former Chairman of U.S. Bank-Colorado (subsidiary of U.S. Bancorp and formerly Colorado National Bank) (July 1996-April 1999); Director of Commercial Assets, Inc. (real estate investment trust) (1993-2000); Director of U.S. Exploration, Inc. (oil and gas exploration) (1997-February 2004); Chairman of the Board (1991-1994) and Trustee (1985-1994) of Regis University; and Chairman of the Board (1990-1991 and Trustee (1984-1999) of Young Presidents Organization. Mr. Malone has served on the Boards of certain Oppenheimer funds since 2002, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Board's deliberations. Oversees 38 portfolios in the OppenheimerFunds complex.	None	Over $100,000
F. William Marshall, Jr. (1942) Director since 2007	Trustee Emeritus of Worcester Polytech Institute (WPI) (private university) (since 2009); Trustee of MassMutual Select Funds (formerly MassMutual Institutional Funds) (investment company) (since 1996), MML Series Investment Fund (investment company) (since 1996) and Mass Mutual Premier Funds (investment company) (since January 2012); President and Treasurer of the SIS Fund (private charitable fund) (January 1999-March 2011); Former Trustee of WPI (1985-2008); Former Chairman of the Board (2004-2006) and Former Chairman of the Investment Committee of WPI (1994-2008); Chairman of SIS Family Bank, F.S.B. (formerly SIS Bank) (commercial bank) (January 1999-July 1999); Executive Vice President of Peoples Heritage Financial Group, Inc. (commercial bank) (January 1999-July 1999); and Former President and Chief Executive Officer of SIS Bancorp. (1993-1999). Mr. Marshall has served on the Boards of certain Oppenheimer funds since 2000, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 42 portfolios in the OppenheimerFunds complex.*	None	Over $100,000
Karen L. Stuckey (1953) Director since 2012	Partner (1990-2012) of PricewaterhouseCoopers LLP (held various positions 1975-1990); Emeritus Trustee (since 2006) and Trustee (1992-2006) and member of Executive, Nominating and Audit Committees and Chair of Finance Committee of Lehigh University; and member, Women's Investment Management Forum since inception. Ms. Stuckey has served on the Boards of certain Oppenheimer funds since 2012, during which time she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 38 portfolios in the OppenheimerFunds complex.	None	Over $100,000
James D. Vaughn (1945) Director since 2012	Retired; former managing partner (1994-2001) of Denver office of Deloitte & Touche LLP, (held various positions 1969-1993); Trustee and Chairman of the Audit Committee of Schroder Funds (2003-2012); Board member and Chairman of Audit Committee of AMG National Trust Bank (since 2005); Trustee and Investment Committee member, University of South Dakota Foundation (since 1996); Board member, Audit Committee Member and past Board Chair, Junior Achievement (since 1993); former Board member, Mile High United Way, Boys and Girls Clubs, Boy Scouts, Colorado Business Committee for the Arts, Economic Club of Colorado and Metro Denver Network. Mr. Vaughn has served on the Boards of certain Oppenheimer funds since 2012, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 38 portfolios in the OppenheimerFunds complex.	None	Over $100,000

* Includes four open-end investment companies: MassMutual Select Funds, MML Series Investment Fund, MassMutual Premier Funds and MML Series Investment Fund II. In accordance with the instructions for SEC Form N-1A, for purposes of this section only, MassMutual Select Funds and MML Series Investment Fund are included in the “Fund Complex.” The Manager does not consider MassMutual Select Funds, MML Series Investment Fund, MassMutual Premier Funds and MML Series Investment Fund II to be part of the OppenheimerFunds’ “Fund Complex” as that term may be otherwise interpreted.

Mr. Glavin has served as an "Interested Director" of the Fund since December 2009. Mr. Glavin is an "Interested Director" because he is affiliated with the Manager and the Sub-Adviser by virtue of his positions as a director of the Sub-Adviser and as a shareholder of the Sub-Adviser's parent company. As a Director, he serves for an indefinite term, or until his resignation, retirement, death or removal. Mr. Glavin's address is 225 Liberty Street, 11th Floor, New York, New York 10281-1008.

Interested Director
Name, Year of Birth, Position(s) Held with Fund, Length of Service	Principal Occupation(s) During Past 5 Years; Other Directorships/Trusteeships Held by Director; Number of Portfolios in Fund Complex Currently Overseen by Director	Dollar Range of Shares Beneficially Owned in the Fund	Aggregate Dollar Range Of Shares Beneficially Owned in Any of the Oppenheimer Funds
As of December 31, 2014
William F. Glavin, Jr. (1958) Director	Director, Chairman and Chief Executive Officer of the Manager (since January 2013); President of the Manager (January 2013-May 2013); Chairman of the Sub-Adviser (December 2009-December 2012); Chief Executive Officer (January 2009-December 2012) and Director of the Sub-Adviser (since January 2009); President of the Sub-Adviser (May 2009-December 2012); Management Director (since June 2009), President (since December 2009) and Chief Executive Officer (since January 2011) of Oppenheimer Acquisition Corp. ("OAC") (the Sub-Adviser's parent holding company); Director of Oppenheimer Real Asset Management, Inc. (since March 2010); Executive Vice President (March 2006 - February 2009) and Chief Operating Officer (July 2007 - February 2009) of Massachusetts Mutual Life Insurance Company (OAC's parent company); Director (May 2004 - March 2006) and Chief Operating Officer and Chief Compliance Officer (May 2004 - January 2005), President (January 2005 - March 2006) and Chief Executive Officer (June 2005 - March 2006) of Babson Capital Management LLC; Director (March 2005 - March 2006), President (May 2003 - March 2006) and Chief Compliance Officer (July 2005 - March 2006) of Babson Capital Securities, Inc. (a broker-dealer); President (May 2003 - March 2006) of Babson Investment Company, Inc.; Director (May 2004 - August 2006) of Babson Capital Europe Limited; Director (May 2004 - October 2006) of Babson Capital Guernsey Limited; Director (May 2004 - March 2006) of Babson Capital Management LLC; Non-Executive Director (March 2005 - March 2007) of Baring Asset Management Limited; Director (February 2005 - June 2006) Baring Pension Trustees Limited; Director and Treasurer (December 2003 - November 2006) of Charter Oak Capital Management, Inc.; Director (May 2006 - September 2006) of C.M. Benefit Insurance Company; Director (May 2008 - June 2009) and Executive Vice President (June 2007 - July 2009) of C.M. Life Insurance Company; President (March 2006 - May 2007) of MassMutual Assignment Company; Director (January 2005 - December 2006), Deputy Chairman (March 2005 - December 2006) and President (February 2005 - March 2005) of MassMutual Holdings (Bermuda) Limited; Director (May 2008 - June 2009) and Executive Vice President (June 2007 - July 2009) of MML Bay State Life Insurance Company; Chief Executive Officer and President (April 2007 - January 2009) of MML Distributors, LLC.; and Chairman (March 2006 -December 2008) and Chief Executive Officer (May 2007 - December 2008) of MML Investors Services, Inc. Mr. Glavin has served on the Boards of certain Oppenheimer funds since December 2009, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 91portfolios in the OppenheimerFunds complex.	None	Over $100,000

The addresses of the officers in the chart below are as follows: for Messrs. Edwards, Gabinet and Steinmetz and Mss. Bloomberg, Kantesaria, Picciotto and Sexton, 225 Liberty Street, New York, New York 10281-1008, for Messrs. Legg, Kennedy, O'Donnell, Welsh, and Wixted and Mss. Burley, Hui, LaFond and Miller, 6803 S. Tucson Way, Centennial, Colorado 80112-3924. Each officer serves for an indefinite term or until his or her resignation, retirement, or death or removal.

Officers of the Fund
Name, Year of Birth, Position(s) Held with Fund, Length of Service	Principal Occupation(s) During Past 5 Years
Joseph Welsh (1964) Vice President since 2007	Head of High Yield Corporate Debt Team (since April 2009), Senior Vice President of the Sub-Adviser (since May 2009). Vice President of the Sub-Adviser (December 2000-April 2009). A portfolio manager and officer of 3 portfolios in the OppenheimerFunds complex.
Margaret Hui (1958) Vice President since 2007	Vice President of the Sub-Adviser (since February 2005); Senior Portfolio Manager of the Sub-Adviser (since January 2005); Assistant Vice President of the Sub-Adviser (October 1999-January 2005). A portfolio manager and officer of 3 portfolios in the OppenheimerFunds complex.
Arthur P. Steinmetz (1958) President and Principal Executive Officer Since 2014	CEO and Chairman of the Manager (since July 2014), President of the Manager (since May 2013), a Director of the Manager (since January 2013), Director of the Sub-Adviser (since July 2014), President, Management Director and CEO of Oppenheimer Acquisition Corp. (the Sub-Adviser’s parent holding company) (since July 2014), and President and Director of OFI SteelPath, Inc. (since January 2013). Chief Investment Officer of the OppenheimerFunds advisory entities from (January 2013-December 2013); Executive Vice President of the Manager (January 2013-May 2013); Chief Investment Officer of the Sub-Adviser (October 2010-December 2012); Chief Investment Officer, Fixed-Income, of the Sub-Adviser (April 2009-October 2010); Executive Vice President of the Sub-Adviser (October 2009-December 2012); Director of Fixed Income of the Sub-Adviser (January 2009-April 2009); and a Senior Vice President of the Sub-Adviser (March 1993-September 2009).
Mary Ann Picciotto (1973) Chief Compliance Officer and Chief Anti-Money Laundering Officer Since 2014	Senior Vice President and Chief Compliance Officer of the Manager (since March 2014); Chief Compliance Officer of the Sub-Adviser, OFI SteelPath, Inc., OFI Global Trust Company, OFI Global Institutional, Inc., Oppenheimer Real Asset Management, Inc., OFI Private Investments, Inc., Harborview Asset Management Corporation, Trinity Investment Management Corporation, and Shareholder Services, Inc. (since March 2014); Managing Director of Morgan Stanley Investment Management Inc. and certain of its various affiliated entities; Chief Compliance Officer of various Morgan Stanley Funds (May 2010-January 2014); Chief Compliance Officer of Morgan Stanley Investment Management Inc. (April 2007-January 2014).
Jennifer Sexton (1969) Vice President and Chief Business Officer Since 2014	Senior Vice President of OppenheimerFunds Distributor, Inc. (since June 2014); Vice President of OppenheimerFunds Distributor, Inc. (April 2006-June 2014); Vice President of the Sub-Adviser (January 1998-March 2006); Assistant Vice President of the Sub-Adviser (October 1991-December 1998).
Brian W. Wixted (1959), Treasurer and Principal Financial & Accounting Officer since 2007	Senior Vice President of the Manager (since January 2013); Treasurer of the Sub-Adviser, HarbourView Asset Management Corporation, Shareholder Financial Services, Inc., Shareholder Services, Inc., and Oppenheimer Real Asset Management, Inc. (March 1999-June 2008), OFI Private Investments, Inc. (March 2000-June 2008), OppenheimerFunds International Ltd. and OppenheimerFunds plc (since May 2000), OFI Global Institutional, Inc. (November 2000-June 2008), and OppenheimerFunds Legacy Program (charitable trust program established by the Sub-Adviser) (June 2003-December 2011); Treasurer and Chief Financial Officer of OFI Global Trust Company (since May 2000); Assistant Treasurer of Oppenheimer Acquisition Corporation (March 1999-June 2008). An officer of 91 portfolios in the OppenheimerFunds complex.
Julie Burley (1981) Assistant Treasurer since 2013	Vice President of the Manager (since October 2013). Previously held the following positions at Deloitte & Touche: Senior Manager (September 2010-October 2013), Manager (September 2008-August 2010), and Audit Senior (September 2005-August 2008). An officer of 91 portfolios in the OppenheimerFunds complex.
James Kennedy (1958) Assistant Treasurer since 2011	Senior Vice President of the Manager (since January 2013); Senior Vice President of the Sub-Adviser (September 2006-December 2012.) An officer of 91 portfolios in the OppenheimerFunds complex.
Jan Miller (1963) Assistant Treasurer since 2013	Assistant Vice President of the Manager (since October 2013); Assistant Vice President of the Sub-Adviser (2005-December 2012); Assistant Vice President in the Sub-Adviser's Fund Accounting department (November 2004 to March 2006). An officer of 91 portfolios in the OppenheimerFunds complex.
Mathew O'Donnell (1967) Assistant Treasurer since 2012	Vice President of the Manager (since January 2013); Vice President of the Sub-Adviser (January 2008-December 2012); Accounting Policy Director of the Sub-Adviser (May 2007-March 2012). An officer of 91 portfolios in the OppenheimerFunds complex.
Arthur S. Gabinet (1958) Secretary and Chief Legal Officer since 2011	Executive Vice President, Secretary and General Counsel of the Manager (since January 2013); General Counsel OFI SteelPath, Inc. (since January 2013); Executive Vice President (May 2010-December 2012) and General Counsel (since January 2011) of the Sub-Adviser; General Counsel of the Distributor (since January 2011); General Counsel of Centennial Asset Management Corporation (January 2011-December 2012); Executive Vice President (January 2011-December 2012) and General Counsel of HarbourView Asset Management Corporation (since January 2011); Assistant Secretary (since January 2011) and Director (since January 2011) of OppenheimerFunds International Ltd. and OppenheimerFunds plc; Director of Oppenheimer Real Asset Management, Inc. (January 2011-December 2012) and General Counsel (since January 2011); Executive Vice President (January 2011-December 2011) and General Counsel of Shareholder Financial Services, Inc. and Shareholder Services, Inc. (since January 2011); Executive Vice President (January 2011-December 2012) and General Counsel of OFI Private Investments Inc. (since January 2011); Vice President of OppenheimerFunds Legacy Program (January 2011-December 2011); Executive Vice President (January 2011-December 2012) and General Counsel of OFI Global Institutional, Inc. (since January 2011); General Counsel, Asset Management of the Sub-Adviser (May 2010-December 2010); Principal, The Vanguard Group (November 2005-April 2010); District Administrator, U.S. Securities and Exchange Commission (January 2003-October 2005). An officer of 91 portfolios in the OppenheimerFunds complex.
Lisa I. Bloomberg (1968) Assistant Secretary since 2007	Senior Vice President and Deputy General Counsel of the Manager (since January 2013); Senior Vice President (February 2010-December 2012) and Deputy General Counsel (May 2008-December 2012) of the Sub-Adviser; Vice President (May 2004-January 2010) and Associate Counsel of the Sub-Adviser (May 2004-May 2008). An officer of 91 portfolios in the OppenheimerFunds complex.
Randy G. Legg (1965) Assistant Secretary since 2008	Vice President and Senior Counsel of the Manager (since January 2013); Vice President (June 2005-December 2012) and Senior Counsel (March 2011-December 2012) of the Sub-Adviser; Associate Counsel (January 2007-March 2011) of the Sub-Adviser. An officer of 91 portfolios in the OppenheimerFunds complex.
Taylor V. Edwards (1967) Assistant Secretary since 2008	Vice President and Senior Counsel of the Manager (since January 2013); Vice President (February 2007-December 2012) and Senior Counsel (February 2012-December 2012) of the Sub-Adviser; Associate Counsel (May 2009-January 2012); Assistant Vice President (January 2006-January 2007) and Assistant Counsel (January 2006-April 2009) of the Sub-Adviser. An officer of 91 portfolios in the OppenheimerFunds complex.
Amee Kantesaria (1980) Assistant Secretary since 2012	Vice President and Assistant Counsel of the Manager (since January 2013); Vice President (May 2009-December 2012) and Assistant Counsel (December 2006-December 2012) of the Sub-Adviser; Assistant Vice President (December 2006-May 2009) of the Sub-Adviser; Assistant Secretary (since January 2011) of the Sub-Adviser and Oppenheimer Acquisition Corp. An officer of 91 portfolios in the OppenheimerFunds complex.
Gloria J. LaFond (1945) Blue Sky Officer since 2011	Assistant Vice President of the Manager (since January 2013); Assistant Vice President (January 2006-December 2012) of the Sub-Adviser. An officer of 91 portfolios in the OppenheimerFunds complex.

(b) Leadership, Structure and Board of Directors.

The Fund is governed by a Board of Directors, which is responsible for overseeing the Fund. The Board is led by Sam Freedman, an independent trustee/director, who is not an "interested person" of the Fund, as that term is defined in the Investment Company Act. The Board meets periodically throughout the year to oversee the Fund's activities, including to review its performance, oversee potential conflicts that could affect the Fund, and review the actions of the Manager and Sub-Adviser. With respect to its oversight of risk, the Board, through its committees, relies on reports and information received from various parties, including the Manager and Sub-Adviser, internal auditors, the Fund's Chief Compliance Officer, the Fund's outside auditors and Fund counsel. It is important to note that, despite the efforts of the Board and of the various parties that play a role in the oversight of risk, it is likely that not all risks will be identified or mitigated.

The Board has an Audit Committee, a Review Committee and a Governance Committee. Each of the Committees is comprised solely of Trustees/Directors who are not "interested persons" under the Investment Company Act (the "Independent Trustees/Directors"). The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Fund because it allocates areas of responsibility among the committees in a manner that enhances the Board's oversight.

During the Fund's fiscal year ended September 30, 2014, the Audit Committee held 5 meetings, the Review Committee held 5 meetings and the Governance Committee held 3 meetings.

The members of the Audit Committee are F. William Marshall, Jr. (Chairman), Jon S. Fossel, Karen L. Stuckey and James D. Vaughn. The Audit Committee selects the Fund's independent registered public accounting firm (also referred to as the "independent Auditors"). Other main functions of the Audit Committee, outlined in the Audit Committee Charter, include, but are not limited to: (i) reviewing the scope and results of financial statement audits and the audit fees charged; (ii) reviewing reports from the Fund's independent Auditors regarding the Fund's internal accounting procedures and controls; (iii) reviewing reports from the Manager's Internal Audit Department; (iv) maintaining a separate line of communication between the Fund's independent Auditors and the Independent Trustees; (v) reviewing the independence of the Fund's independent Auditors; and (vi) approving in advance the provision of any audit or non-audit services by the Fund's independent Auditors, including tax services, that are not prohibited by the Sarbanes-Oxley Act, to the Fund, the Manager and certain affiliates of the Manager. The Audit Committee also reviews reports concerning the valuation on certain investments.

The members of the Review Committee are Richard F. Grabish (Chairman), Beverly L. Hamilton, Victoria J. Herget and Robert J. Malone. Among other duties, as set forth in the Review Committee's Charter, the Review Committee reviews Fund performance and expenses as well as oversees several of the Fund's principal service providers and certain policies and procedures of the Fund. The Review Committee also reviews certain reports from and meets periodically with the Fund's Chief Compliance Officer.

The members of the Governance Committee are Beverly L. Hamilton (Chairman), Richard F. Grabish, Victoria J. Herget, Robert J. Malone, F. William Marshall, Jr., Karen L. Stuckey and James D. Vaughn. The Governance Committee has adopted a charter setting forth its duties and responsibilities. Among other duties, the Governance Committee reviews and oversees Fund governance and the nomination of Directors/Trustees, including Independent Directors/Trustees. The Governance Committee has adopted a process for shareholder submission of nominees for board positions. Shareholders may submit names of individuals, accompanied by complete and properly supported resumes, for the Governance Committee's consideration by mailing such information to the Governance Committee in care of the Fund. The Governance Committee has not established specific qualifications that it believes must be met by a nominee. In evaluating nominees, the Governance Committee considers, among other things, an individual's background, skills, and experience; whether the individual is an "interested person" as defined in the Investment Company Act; and whether the individual would be deemed an "audit committee financial expert" within the meaning of applicable SEC rules. The Governance Committee also considers whether the individual's background, skills, and experience will complement the background, skills, and experience of other Trustees and will contribute to the Board's diversity. The Governance Committee may consider such persons at such time as it meets to consider possible nominees. The Governance Committee, however, reserves sole discretion to determine which candidates for Director/Trustee it will recommend to the Board and the shareholders and it may identify candidates other than those submitted by shareholders. The Governance Committee may, but need not, consider the advice and recommendation of the Manager or its affiliates in selecting nominees. The full Board elects new Directors/Trustees except for those instances when a shareholder vote is required.

Shareholders who desire to communicate with the Board should address correspondence to the Board or an individual Board member and may submit correspondence electronically at www.oppenheimerfunds.com under the caption "contact us" or by mail to the Fund at the address on the front cover of this SAI.

Above is a brief discussion of the specific experience, qualifications, attributes or skills of each Board member that led the Board to conclude that he or she should serve as a Director/Trustee of the Fund.

Each Independent Director/Trustee has served on the Board for the number of years listed above, during the course of which he or she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Board's deliberations. Each Director's/Trustee's outside professional experience is outlined in the table of Biographical Information, above.

(c) Compensation.

Remuneration of the Officers and Directors.  The officers and the Interested Director of the Fund, who are associated with the Manager, receive no salary or fee from the Fund. The Independent Directors' total compensation from the Fund and fund complex represents compensation for serving as a Trustee/Director and member of a committee (if applicable) of the Boards of the Fund and other funds in the OppenheimerFunds complex during the calendar year ended December 31, 2014.

Name of Director and Other Fund Position(s) (as applicable)	Aggregate Compensation From the Fund[1] Fiscal year ended September 30, 2014	Total Compensation From the Fund and Fund Complex[2] Year ended December 31, 2014
Sam Freedman Chairman of the Board	4,573	336,000
Jon S. Fossel Review Committee Member	3,049	224,000
Richard F. Grabish Review Committee Chairman and Governance Committee Member	3,237	241,500
Beverly L. Hamilton Governance Committee Chairman and Review Committee Member	3,506[3]	257,600
Victoria J. Herget Review Committee Member and Governance Committee Member	3,049	224,000
Robert J. Malone Governance Committee Chairman and Audit Committee Member	3,049	224,000
F. William Marshall, Jr. Audit Committee Chairman and Governance Committee Member	3,658	449,256[4]
Karen L. Stuckey Audit Committee Member and Governance Committee Member	3,049	224,000
James D. Vaughn Audit Committee Member and Governance Committee Member	3,049	224,000

1.	Aggregate Compensation from the Fund” includes fees and deferred compensation, if any.
2.	In accordance with SEC regulations, for purposes of this section only, “Fund Complex” includes the Oppenheimer Funds, the MassMutual Institutional Funds, the MassMutual Select Funds and the MML Series Investment Fund, the investment adviser for which is the indirect parent company of the Fund’s Manager. The Manager also serves as the Sub-Adviser to the following: MassMutual Premier International Equity Fund, MassMutual Premier Main Street Fund, MassMutual Premier Strategic Income Fund, MassMutual Premier Capital Appreciation Fund, and MassMutual Premier Global Fund. The Manager does not consider MassMutual Institutional Funds, MassMutual Select Funds and MML Series Investment Fund to be part of the Oppenheimer Funds’ “Fund Complex” as that term may be otherwise interpreted.
3.	Includes $3,506 deferred by Ms. Hamilton under the “Compensation Deferral Plan” described below.
4.	Includes $180,456 compensation paid to Mr. Marshall for serving as a Trustee for MassMutual Select Funds and MML Series Investment Fund.

Compensation Deferral Plan. The Board of Directors has adopted a Compensation Deferral Plan for Independent Directors that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from certain Funds. Under the plan, the compensation deferred by a Director is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Director. The amount paid to the Director under the plan will be determined based on the amount of compensation deferred and the performance of the selected funds.

Deferral of the Directors' fees under the plan will not materially affect a Fund's assets, liabilities or net income per share. The plan will not obligate a fund to retain the services of any Director or to pay any particular level of compensation to any Director. Pursuant to an Order issued by the SEC, a fund may invest in the funds selected by the Director under the plan without shareholder approval for the limited purpose of determining the value of the Director's deferred compensation account.

(d) Sales Loads. Not applicable.

(e) Codes of Ethics.

The Fund, the Manager, the Sub-Adviser and the Placement Agent have a Code of Ethics. It is designed to detect and prevent improper personal trading by portfolio managers and certain other employees ("covered persons") that could compete with or take advantage of the Fund's portfolio transactions. Covered persons include persons with knowledge of the investments and investment intentions of the Fund and/or other funds advised by the Manager. The Code of Ethics does permit personnel subject to the Code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls. Compliance with the Code of Ethics is carefully monitored and enforced by the Manager, the Sub-Adviser and Placement Agent.

The Code of Ethics is an exhibit to the Fund's registration statement filed with the SEC. It can be viewed as part of the Fund's registration statement on the SEC's EDGAR database at the SEC's website at www.sec.gov and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C.

(f) Proxy Voting Policies.

The Fund has adopted Portfolio Proxy Voting Policies and Procedures, which include Proxy Voting Guidelines, under which the Fund votes proxies relating to securities held by the Fund ("portfolio proxies"). The Manager generally undertakes to vote portfolio proxies with a view to enhancing the value of the company's stock held by the Fund. The Fund has retained an independent, third party proxy voting agent to vote portfolio proxies in accordance with the Fund's Proxy Voting Guidelines and to maintain records of such portfolio proxy voting. The Manager's internal Proxy Voting Committee is responsible for monitoring the third party proxy voting agent.

The Portfolio Proxy Voting Policies and Procedures include provisions to address conflicts of interest that may arise between the Fund and the Manager or the Manager's affiliates or business relationships. Such a conflict of interest may arise, for example, where the Manager or an affiliate of the Manager manages or administers the assets of a pension plan or other investment account of the portfolio company soliciting the proxy or seeks to serve in that capacity. The Manager and its affiliates generally seek to avoid such material conflicts of interest by maintaining separate investment decision making processes to prevent the sharing of business objectives with respect to proposed or actual actions regarding portfolio proxy voting decisions. Additionally, the Manager employs the following procedures, as long as OFI determines that the course of action is consistent with the best interests of the Fund and its shareholders:

If the proposal that gives rise to the conflict is specifically addressed in the Proxy Voting Guidelines, the Manager will vote the portfolio proxy in accordance with the Proxy Voting Guidelines.

  If such proposal is not specifically addressed in the Proxy Voting Guidelines, or if the Proxy Voting Guidelines provide discretion to the Manager on how to vote (i.e., on a case-by-case basis), the Manager will vote in accordance with the third-party proxy voting agent's general recommended guidelines on the proposal provided that the Manager has reasonably determined that there is no conflict of interest on the part of the proxy voting agent.
  With respect to such proposal where a portfolio manager has requested that the Manager vote (i) in a manner inconsistent with the Proxy Voting Guidelines, or (ii) if such proposal is not specifically addressed in the Proxy Voting Guidelines, in a manner inconsistent with the third-party proxy voting agent's general recommended guidelines, the Proxy Voting Committee may determine that such a request is in the best interests of the Fund (and, if applicable, its shareholders) and does not pose an actual material conflict of interest. In making its determination, the Proxy Voting Committee may consider, among other things, whether the portfolio manager is aware of the business relationship with the company, and/or is sufficiently independent from the business relationship, and to the Proxy Voting Committee's knowledge, whether the Manager has been contacted or influenced by the company in connection with the proposal.

If none of the previous procedures provides an appropriate voting recommendation, the Proxy Voting Committee may: (i) determine how to vote on the proposal; (ii) recommend that the Manager retain an independent fiduciary to advise the Manager on how to vote the proposal; or (iii) determine that voting on the particular proposal is impracticable and/or is outweighed by the cost of voting and direct the Manager to abstain from voting.

The Proxy Voting Guidelines' provisions with respect to certain routine and non-routine proxy proposals are summarized below:

  The Fund evaluates director nominees on a case-by-case basis, examining the following factors, among others: composition of the board and key board committees, experience and qualifications, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance, the nominee's investment in the company, and whether the company or nominee is targeted in connection with public "vote no" campaigns.
  The Fund generally supports proposals requiring the position of chairman to be filled by an independent director unless there are compelling reasons to recommend against the proposal such as a counterbalancing governance structure.
  The Fund generally supports proposals asking that a majority of directors be independent. The Fund generally supports proposals asking that a board audit, compensation, and/or nominating committee be composed exclusively of independent directors.
  The Fund generally votes against shareholder proposals to require a company to nominate more candidates than the number of open board seats.
  The Fund generally supports shareholder proposals to reduce a super-majority vote requirement, and opposes management proposals to add a super-majority vote requirement.
  The Fund generally supports proposals to allow shareholders the ability to call special meetings.
  The Fund generally votes for proposals that remove restrictions on or provide the right of shareholders to act by written consent independently of management taking into account the company's specific governance provisions including right to call special meetings, poison pills, vote standards, etc. on a case-by-case basis.
  The Fund generally votes against proposals to create a new class of stock with superior voting rights.
  The Fund generally votes against proposals to classify a board.
  The Fund generally supports proposals to eliminate cumulative voting.
  The Fund generally votes against proposals to establish a new board committee.
  The Fund generally votes on management proposals seeking approval to exchange/reprice options on a case-by-case basis.
  The Fund votes on qualified employee stock purchase plans on a case-by-case basis. The Fund generally supports non-qualified employee stock purchase plans that feature broad-based participation, limits on employee contribution, company matching up to 25%, and no discount on the stock price on the date of purchase.
  The Fund generally supports transfer stock option ("TSO") programs, if executive officers and non-employee directors are excluded from participating, if stock options are purchased from third-party financial institutions at a discount to their fair value using option pricing models, and if there is a two-year minimum holding period for sale proceeds. The Fund generally votes against equity plan proposals if the details of ongoing TSO programs are not provided to shareholders.
  The Fund generally supports proposals to require majority voting for the election of directors.
  The Fund generally supports proposals seeking additional disclosure of executive and director pay information.
  The Fund generally supports proposals seeking disclosure regarding the company's, board's or committee's use of compensation consultants.
  The Fund generally supports "pay-for-performance" and "pay-for-superior-performance standard" proposals that align a significant portion of total compensation of senior executives to company performance, and generally supports an annual frequency for advisory votes on executive compensation.
  The Fund generally supports having shareholder votes on poison pills.
  The Fund generally supports proposals calling for companies to adopt a policy of not providing tax gross-up payments.
  The Fund votes case-by-case on bonus banking/bonus banking "plus" proposals.
  The Fund generally supports proposals calling for companies to adopt a policy of obtaining shareholder approval for golden coffins/executive death benefits. This would not apply to any benefit programs or equity plan proposals for which the broad-based employee population is eligible.
  The Fund generally supports proposals to eliminate accelerated vesting of unvested equity awards to senior executives in the event of change in control (except for pro rata vesting considering the time elapsed and attainment of any related performance goals between the award date and the change in control).
  In the case of social, political and environmental responsibility issues, the Fund will generally abstain where there could be a detrimental impact on share value or where the perceived value if the proposal was adopted is unclear or unsubstantiated.
  The Fund generally supports proposals that would clearly have a discernible positive impact on short- or long-term share value, or that would have a presently indiscernible impact on short- or long-term share value but promotes general long-term interests of the company and its shareholders.

The Fund is required to file Form N-PX, with its complete proxy voting record for the 12 months ended June 30th, no later than August 31st of each year. The Fund's Form N-PX filing is available (i) without charge, upon request, by calling the Fund toll-free at 1.800.525.7048 and (ii) on the SEC's website at www.sec.gov.

Item 18. Control Persons and Principal Holders of Securities.

(a) Control Persons.

As of January 5, 2014, Oppenheimer Global Strategic Income Fund, owned 27.31% of the outstanding Shares.

Shareholders who beneficially own 25% or more of the outstanding shares may be in control of the Fund and may be able to affect the outcome of certain matters presented for a vote of shareholders.

(b) Principal Holders.

As of January 5, 2015, the only persons or entities who owned of record, or were known by the Fund to own beneficially 5% or more of the Fund's outstanding shares were:

OFIGTC Senior Loan Fund, 225 Liberty St., New York, NY 10281, owned 14.11% of the outstanding Shares.

Oppenheimer Capital Income Fund, 6803 South Tucson Way, Centennial, CO 80112-3924, owned 20.11% of the outstanding Shares.

Oppenheimer Global Allocation Fund, 6803 South Tucson Way, Centennial, CO 80112-3924, owned 7.53% of the outstanding Shares.

Oppenheimer Flexible Strategies Fund, 6803 South Tucson Way, Centennial, CO 80112-3924, owned 9.06% of the outstanding Shares.

Oppenheimer Global Strategic Income Fund, 6803 South Tucson Way, Centennial, CO 80112-3924, owned 27.31% of the outstanding Shares.

Oppenheimer Global Strategic Income Fund VA, 6803 South Tucson Way, Centennial, CO 80112-3924, owned 9.27% of the outstanding Shares.

(c) Management Ownership.

As of January 5, 2015, the Directors and officers of the Fund, as a group, owned less than 1% of the shares of the Fund beneficially or of record. In addition, none of the Independent Directors (nor any of their immediate family members) owns securities of either the Manager, Sub-Adviser or the Placement Agent or of any entity directly or indirectly controlling, controlled by or under common control with the Manager or the Placement Agent.

Item 19. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 10 in the Fund's Part A and Item 17 in this Part B.

(a) Investment Advisers.

The Manager is a wholly-owned subsidiary of the Sub-Adviser. The Sub-Adviser is wholly-owned by Oppenheimer Acquisition Corp., a holding company primarily controlled by Massachusetts Mutual Life Insurance Company, a global, diversified insurance and financial services company.

The Manager provides investment advisory and management services to the Fund under an investment advisory agreement between the Manager and the Fund. The Manager has retained the Sub-Adviser pursuant to a separate sub-advisory agreement described below, under which the Sub-Adviser chooses the Fund's investments and provides related advisory services to the Fund. Prior to January 1, 2013, OppenheimerFunds, Inc. was the Manager of the Fund.

The advisory agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment. It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Fund. Those responsibilities include the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

The Fund pays expenses not expressly assumed by the Manager under the investment advisory agreement. The investment advisory agreement lists examples of expenses paid by the Fund. The major categories relate to interest, taxes, brokerage commissions, fees to certain Board members, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs. The management fees paid by the Fund to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of the Fund as a whole.

The management fees paid by the Fund to the Manager during the last three fiscal years ended September 30, 2012, 2013 and 2014 were:

Fiscal Year Ended 9/30:	Management Fees Paid to the Manager
2012	$6,139,317
2013	$4,482,726
2014	$4,188,622

The investment advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss the Fund sustains in connection with matters to which the agreement relates.

The agreement permits the Manager to act as an investment adviser for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment adviser or general distributor. If the Manager shall no longer act as investment adviser to the Fund, the Manager may withdraw the right of the Fund to use the name "Oppenheimer" as part of its name.

The Sub-Advisory Agreement. Under the sub-advisory agreement between the Manager and the Sub-Adviser, the Sub-Adviser shall regularly provide investment advice with respect to the Fund and invest and reinvest cash, securities, commodity interests and the property comprising the assets of the Fund. The Sub-Adviser selects securities and/or commodity interests for the Fund's portfolio and provides related advisory services. The portfolio manager(s) of the Fund is employed by the Sub-Adviser and is principally responsible for the provision of advisory services to the Fund's portfolio. Other members of the Sub-Adviser's investment teams provide the portfolio manager(s) with counsel and support in managing the Fund's portfolio.

Under the sub-advisory agreement, the Manager pays the Sub-Adviser a percentage of the net investment advisory fee (after all applicable waivers) that it receives from the Fund as compensation for the provision of investment advisory services. The fee paid to the Sub-Adviser under the sub-advisory agreement is paid by the Manager, not by the Fund.

The sub-advisory agreement states that in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations, the Sub-Adviser shall not be liable to the Manager for any act or omission in the course of or connected with rendering services under the Sub-Advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

Pending Litigation. In 2009, seven class action lawsuits were filed in the U.S. District Court for the District of Colorado against the Sub-Adviser, the Placement Agent and certain Oppenheimer mutual funds (but not including the Fund) advised by OFI Global Asset Management, Inc. and distributed by the Distributor (the "Defendant Funds"). The lawsuits also named as defendants certain officers and current and former trustees of the respective Defendant Funds. The lawsuits raised claims under federal securities laws and alleged, among other things, that the disclosure documents of the respective Defendant Funds contained misrepresentations and omissions and that the respective Defendant Funds' investment policies were not followed. The plaintiffs in these actions sought unspecified damages, equitable relief and awards of attorneys' fees and litigation expenses. The Defendant Funds' Boards of Trustees also engaged counsel to represent the Funds and the present and former Independent Trustees named in those suits. In March 2014, the parties in six of these lawsuits executed stipulations and agreements of settlement resolving those actions. In July 2014, the court entered an order and final judgment approving the settlements as fair, reasonable and adequate. The settlements do not resolve a seventh outstanding lawsuit relating to Oppenheimer Rochester California Municipal Fund (the "California Fund Suit").

The Sub-Adviser believes the California Fund Suit is without legal merit and is defending the suit vigorously. While it is premature to render any opinion as to the outcome in the California Fund Suit, or whether any costs that the Defendant Funds may bear in defending the California Fund Suit might not be reimbursed by insurance, the Sub-Adviser believes the California Fund Suit should not impair the ability of the Sub-Adviser or the Distributor to perform their respective duties to the Fund, and that the outcome of the California Fund Suit should not have any material effect on the operations of any of the Oppenheimer mutual funds.

(b) Principal Underwriter.

Under its Placement Agent's Agreement with the Fund, OppenheimerFunds Distributor, Inc., an affiliate of the Manager, acts as the Fund's principal underwriter in the continuous offering of the Fund's shares. The Placement Agent bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders. The Placement Agent is not obligated to sell a specific number of shares. The Placement Agent also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Sub-Adviser.

(c) Services Provided by Each Investment Adviser and Fund Expenses Paid by Third Parties.

See Parts (a) and (b) of this Item 19.

(d) Service Agreements. Not applicable.

(e) Other Investment Advice. Not applicable.

(f) Dealer Reallowances. Not applicable.

(g) Rule 12b-1 Plans. Not applicable.

(h) Other Services Providers.

The Transfer Agent. OFI Global Asset Management, Inc. is the Fund's Transfer Agent. It serves as the Transfer Agent for a fee based on annual net assets. Shareholder Services, Inc., an affiliate of the Transfer Agent, doing business as OppenheimerFunds Services, is the Fund's Sub-Transfer Agent. OppenheimerFunds Services is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions. It also acts as shareholder servicing agent for the other Oppenheimer funds. Shareholders should direct inquiries about their accounts to OppenheimerFunds Services at the address and toll-free numbers listed above.

The Custodian. Deutsche Bank Trust Company Americas is the custodian of the Fund's assets. The custodian's responsibilities include safeguarding and controlling the Fund's portfolio securities and handling the delivery of such securities to and from the Fund. It is the practice of the Fund to deal with the custodian in a manner uninfluenced by any banking relationship the custodian may have with the Manager and its affiliates. The Fund's cash balances with the custodian in excess of $250,000 are not protected by the Federal Deposit Insurance Corporation ("FDIC"). Those uninsured balances at times may be substantial.

Independent Registered Public Accounting Firm. KPMG LLP serves as the independent registered public accounting firm for the Fund. KPMG LLP audits the Fund's financial statements and performs other related audit and tax services. KPMG LLP also acts as the independent registered public accounting firm for the Manager, the Sub-Adviser and certain other funds advised by the Manager and its affiliates. Audit and non-audit services provided by KPMG LLP to the Fund must be pre-approved by the Audit Committee.

Item 20. Portfolio Managers.

(a) Other Accounts Managed.

In addition to managing the Fund's investment portfolio, each Portfolio Manager also manages other investment portfolios and other accounts on behalf of the Sub-Adviser or its affiliates. The following table provides information regarding the other portfolios and accounts managed by each Portfolio Manager as of September 30, 2014. No portfolio or account has an advisory fee based on performance.

Portfolio Manager	Registered Investment Companies Managed	Total Assets in Registered Investment Companies Managed[1]	Other Pooled Investment Vehicles Managed	Total Assets in Other Pooled Investment Vehicles Managed[2]	Other Accounts Managed	Total Assets in Other Accounts Managed[3]
Joseph Welsh	4	19.95	3	334.46	2	100.97
Margaret Hui	2	19.50	0	0	0	0

1. In billions.

2. In millions

3. Does not include personal accounts of the portfolio managers and their families, which are subject to the Code of Ethics.

As indicated above, a portfolio manager may also manage other funds and accounts. At different times, a portfolio manager may manage other funds or accounts with investment objectives and strategies similar to, or different from, those of the Fund. At times, those responsibilities could potentially conflict with the interests of the Fund. That may occur whether the investment objectives and strategies of the other funds and accounts are the same as, or different from, the Fund's investment objectives and strategies. For example, a portfolio manager may need to allocate investment opportunities between the Fund and another fund or account having similar objectives or strategies, or may need to execute transactions for another fund or account that could have a negative impact on the value of securities held by the Fund. Not all funds and accounts advised by the Sub-Adviser have the same management fee. If the management fee structure of another fund or account is more advantageous to the Sub-Adviser than the fee structure of the Fund, the Sub-Adviser could have an incentive to favor the other fund or account. However, the Sub-Adviser's compliance procedures and Code of Ethics recognize the Sub-Adviser's obligation to treat all of its clients, including the Fund, fairly and equitably, and are designed to preclude a portfolio manager from favoring one client over another. It is possible, of course, that those compliance procedures and the Code of Ethics may not always be adequate to do so.

(b) Compensation.

Portfolio managers are employed and compensated by the Sub-Adviser or an affiliate, not by the Fund. Under the compensation program for portfolio managers and portfolio analysts, compensation is based primarily on the relative investment performance results of the funds or accounts they manage, rather than on the financial success of the Sub-Adviser. This is intended to align the interests of the portfolio managers and analysts with the success of the funds and accounts of their shareholders. The compensation structure is designed to attract and retain highly qualified investment management professionals and to reward individual and team contributions toward creating shareholder value. A portfolio manager's compensation is not directly based on the total value of assets they manage; however, higher total compensation potential is likely to align with greater assets under management. The compensation structure is intended to be internally and externally equitable and serve to reduce potential conflicts of interest arising from a portfolio manager's responsibilities managing different funds or accounts.

Portfolio manager compensation generally consists of three components: a base salary, an annual bonus, and eligibility to participate in long-term awards. In general, the average proportion of total compensation among these three components is as follows: base salary is 15%, annual bonus is 65%, and long-term awards are 20%.

The base pay component for each portfolio manager is reviewed regularly to ensure that it reflects the performance of the individual, is commensurate with the requirements of the particular portfolio, reflects any specific competence or specialty of the individual manager, and is competitive with other comparable positions.

The annual bonus is calculated based on two factors: a formulaic performance portion and a discretionary portion. In general, the formulaic performance portion is a much larger part of the annual bonus than the discretionary portion. The formulaic performance portion of the annual bonus is measured against the one, three and five year performance, or performance since inception, as applicable, of the fund(s) relative to an appropriate Morningstar peer group category selected by senior management. The compensation structure is weighted towards long-term performance of the funds, with one year performance weighted at 20%, three year performance rated at 30%, and five year performance weighted at 50%. This formula has the effect of rewarding consistently above median performance, which best aligns the interests of the portfolio manager and the shareholder. Below median performance in all three periods results in an extremely low, and in some cases no, formulaic performance based bonus.

The discretionary portion of the annual bonus is determined by senior management of the Sub-Adviser and is based on a number of factors, including, management quality (such as style consistency, risk management, sector coverage, team leadership and coaching), contributions to marketing efforts and organizational development.

Finally, the long-term award component consists of grants in the form of appreciation rights in regard to the common stock of the Sub-Adviser's holding company parent, restricted shares of such common stock, as well as deferred cash investments in the fund(s) managed by a portfolio manager. Portfolio managers must elect to receive either 20% or 40% of their long-term award component in the form of deferred cash investments in the fund(s) managed. Through this long-term award component, portfolio managers' interests are further aligned with those of fund shareholders.

The compensation structure of other funds and/or accounts managed by a portfolio manager, if any, is generally the same as the compensation structure described above. A portfolio manager's compensation with regard to other portfolios may be based on the performance of those portfolios compared to a peer group category that may be different from that described below.

The peer group category for the portfolio managers with respect to the Fund is Morningstar – US Open Ended Bank Loan.

(c) Ownership of Securities.

As of September 30, 2014, the Portfolio Managers did not beneficially own any shares of the Fund.

Item 21. Brokerage Allocations and Other Practices.

(a) Brokerage Transactions.

Brokerage Provisions of the Investment Advisory Agreement and Sub-Advisory Agreements. One of the duties of the Sub-Adviser under the sub-advisory agreement is to arrange the loans and other portfolio transactions for the Fund. The sub-advisory agreement contains provisions relating to the employment of broker-dealers to effect the Fund's portfolio transactions. The Sub-Adviser is authorized to employ broker-dealers, including "affiliated brokers," as that term is defined in the Investment Company Act, that the Sub-Adviser thinks, in its best judgment based on all relevant factors, will implement the policy of the Fund to obtain, at reasonable expense, the "best execution" of the Fund's portfolio transactions. "Best execution" means prompt and reliable execution at the most favorable price obtainable for the services provided. The Sub-Adviser need not seek competitive commission bidding. However, it is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interests and policies of the Fund as established by its Board.

Under the investment advisory agreement, in choosing brokers to execute portfolio transactions for the Fund, the Manager and Sub-Adviser may select brokers (other than affiliates) that provide both brokerage and research services to the Fund. The commissions paid to those brokers may be higher than another qualified broker would charge, if the Manager or the Sub-Adviser makes a good faith determination that the commission is fair and reasonable in relation to the services provided.

Brokerage Practices Followed by the Sub-Adviser. The Sub-Adviser allocates brokerage for the Fund subject to the provisions of the sub-advisory agreement and other applicable rules and procedures described below.

The Sub-Adviser 's portfolio traders allocate brokerage based upon recommendations from the Sub-Adviser 's portfolio managers, together with the portfolio traders' judgment as to the execution capability of the broker or dealer. In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the Sub-Adviser's executive officers supervise the allocation of brokerage.

Most securities purchases made by the Fund are in principal transactions at net prices. The Fund usually deals directly with the selling or purchasing principal or market maker without incurring charges for the services of a broker on its behalf unless the Sub-Adviser determines that a better price or execution may be obtained by using the services of a broker. Therefore, the Fund does not incur substantial brokerage costs. Portfolio securities purchased from underwriters include a commission or concession paid by the issuer to the underwriter in the price of the security. Portfolio securities purchased from dealers include a spread between the bid and asked price. In an option transaction, the Fund ordinarily uses the same broker for the purchase or sale of the option and any transaction in the investment to which the option relates.

Other accounts advised by the Sub-Adviser have investment policies similar to those of the Fund. Those other accounts may purchase or sell the same securities as the Fund at the same time as the Fund, which could affect the supply and price of the securities. When possible, the Sub-Adviser tries to combine concurrent orders to purchase or sell the same security by more than one of the accounts managed by the Sub-Adviser or its affiliates. If two or more accounts advised by the Sub-Adviser purchase the same security on the same day from the same dealer, the transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account. The transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

Rule 12b-1 under the Investment Company Act prohibits any fund from compensating a broker or dealer for promoting or selling the fund's shares by (1) directing to that broker or dealer any of the fund's portfolio transactions, or (2) directing any other remuneration to that broker or dealer, such as commissions, mark-ups, mark downs or other fees from the fund's portfolio transactions, that were effected by another broker or dealer (these latter arrangements are considered to be a type of "step-out" transaction). In other words, a fund and its investment adviser cannot use the fund's brokerage for the purpose of rewarding broker-dealers for selling the fund's shares.

However, the Rule permits funds to effect brokerage transactions through firms that also sell fund shares, provided that certain procedures are adopted to prevent a quid pro quo with respect to portfolio brokerage allocations. As permitted by the Rule, the Manager and the Sub-Adviser have adopted procedures (and the Fund's Board has approved those procedures) that permit the Fund to direct portfolio securities transactions to brokers or dealers that also promote or sell shares of the Fund, subject to the "best execution" considerations discussed above. Those procedures are designed to prevent: (1) the Sub-Adviser's personnel who effect the Fund's portfolio transactions from taking into account a broker's or dealer's promotion or sales of the Fund shares when allocating the Fund's portfolio transactions, and (2) the Fund, the Manager, the Sub-Adviser and the Placement Agent from entering into agreements or understandings under which the Sub-Adviser directs or is expected to direct the Fund's brokerage directly, or through a "step-out" arrangement, to any broker or dealer in consideration of that broker's or dealer's promotion or sale of the Fund's shares or the shares of any of the other Oppenheimer funds.

The investment advisory and sub-advisory agreements permit the Manager and Sub-Adviser to allocate brokerage for research services. The research services provided by a particular broker may be useful both to the Fund and to one or more of the other accounts advised by the Manager or its affiliates. Investment research may be supplied to the Manager or Sub-Adviser by the broker or by a third party at the instance of a broker through which trades are placed.

Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, analytical software and similar products and services. If a research service also assists the Manager or Sub-Adviser in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager or Sub-Adviser in the investment decision-making process may be paid in commission dollars.

Although the Manager and Sub-Adviser currently do not do so, the Board may permit the Manager and Sub-Adviser to use stated commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager or Sub-Adviser that: (i) the trade is not from or for the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction. The Board may also permit the Manager and Sub-Adviser to use commissions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

The research services provided by brokers broaden the scope and supplement the research activities of the Manager and Sub-Adviser. That research provides additional views and comparisons for consideration, and helps the Manager and Sub-Adviser to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase. The Manager and Sub-Adviser provide information to the Board about the commissions paid to brokers furnishing such services, together with the Manager's and Sub-Adviser's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

During the fiscal years ended September 30, 2012, 2013 and 2014, the Fund did not pay brokerage commissions, as indicated in the chart below. During the fiscal year ended September 30, 2014, the Fund did not execute any transactions through or pay any commissions to firms that provide research services.

Fiscal Year Ended September 30:	Total Brokerage Commissions Paid by the Fund*
2012	None
2013	None
2014	None
*	Amounts do not include spreads or commissions on principal transactions on a net trade basis.

(b) Commissions. Not applicable.

(c) Brokerage Selection.

See Part (a) of this Item 21 above.

(d) Directed Brokerage.

See Part (a) of this Item 21 above.

(e) Regular Broker-Dealer.

Regular Broker-Dealers. If the Fund has acquired during its most recent fiscal year, securities of its regular brokers or dealers as defined in Rule 10b-1 under the Investment Company Act or of their parents, the following table identifies those regular brokers or dealers or their parents that derived more than 15% of their gross revenues from the business of a broker, a dealer, an underwriter, or an investment adviser as of the fiscal year ended September 30, 2014:

Name of Regular Broker or Dealer or Parent of Regular Broker or Dealer	Aggregate Holdings of the Securities of the Issuer as of the Fiscal Year Ended September 30, 2014
N/A	N/A

Item 22. Capital Stock and Other Securities.

(a) Capital Stock.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Fund's Part A. Under the Fund's Limited Liability Company Agreement, the Directors are authorized to issue shares. Investors are entitled to participate equally in accordance with their pro rata interest in the assets of the Fund. Upon liquidation or dissolution, investors are entitled to share in proportion to their investment in the Fund's net assets available for distribution to investors. Interests in the Fund have no preference, preemptive, conversion or similar rights and when issued will be fully paid and nonassessable. Investments in the Fund generally may not be transferred.

Each investor is entitled to vote in proportion to the amount of its interest in the Fund. Investors in the Fund do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Fund may elect all of the Directors if they choose to do so and in such event the other investors in the Fund would not be able to elect any Director. The Fund is not required and has no current intention to hold annual meetings of investors but the Fund will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote or when required by the Investment Company Act.

Shareholders have the right, upon a vote or declaration in writing of two-thirds of the outstanding shares of the Fund, to remove a Director or, upon subject to the applicable vote, to take other action described in the Fund's Limited Liability Company Agreement. The Directors will call a meeting of shareholders to vote on the removal of a Director upon the written request of the record holders of 10% of its outstanding shares. If the Directors receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders regarding a proposal to remove a Director, the Directors will then either make the Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Fund valued at $25,000 or more or constituting at least 1% of the Fund's outstanding shares. The Directors may also take other action as permitted by the Investment Company Act.

The Fund's Limited Liability Company Agreement contains an express disclaimer of shareholder or Director liability for the Fund's obligations. The Fund's contractual arrangements state that any person doing business with the Fund (and each shareholder of the Fund) agrees under its Limited Liability Company Agreement to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund. It also provides for indemnification and reimbursement of expenses out of the Fund's property for any shareholder held personally liable for its obligations. The Limited Liability Company Agreement also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.

(b) Other Securities. Not applicable.

Item 23. Purchase, Redemption and Pricing of Shares.

The following information supplements and should be read in conjunction with Item 11 in Part A of this Registration Statement.

(a) Purchase of Shares.

Shares of the Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may only be made by certain "accredited investors" within the meaning of Regulation D under the Securities Act, including other investment companies. This SAI does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to stop accepting investments from any investor or to reject any investment order.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price.

Determination of Net Asset Value Per Share. The net asset value ("NAV") per share of Shares of the Fund is determined by dividing the value of the Fund's net assets by the number of shares that are outstanding. The NAV is determined as of the close of business on the New York Stock Exchange ("NYSE") on each day that the NYSE is open. The NYSE normally closes at 4:00 p.m., Eastern time, but may close earlier on some other days (for example, in case of weather emergencies or on days falling before a U.S. holiday). All references to time in this SAI mean "Eastern time." The NYSE's most recent annual announcement (which is subject to change) states that it will close on New Year's Day, Martin Luther King, Jr. Day, Washington's Birthday (Presidents Day), Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. It may also close on other days.

Dealers other than NYSE members may conduct trading in certain securities on days that the NYSE is closed (including weekends and holidays) or after 4:00 p.m. on a regular business day. Because the Fund's net asset value will not be calculated on those days, the Fund's net asset value per share may be significantly affected on days when shareholders may not purchase or redeem shares. Additionally, trading on many foreign stock exchanges and over-the-counter markets normally is completed before the close of the NYSE.

Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the close of the principal market on which a security is traded, but before the close of the NYSE, will not be reflected in the Fund's calculation of its net asset value that day unless the Sub-Adviser learns of the event and determines that the event is likely to cause a material change in the value of the security. The Board has adopted valuation procedures for the Fund and has delegated the day-to-day responsibility for fair value determinations under those procedures to the Sub-Adviser's "Valuation Committee". Fair value determinations by the Sub-Adviser are subject to review, approval, ratification and confirmation by the Board at its next scheduled meeting after the fair valuations are determined.

Securities Valuation. The Fund's Board has established procedures for the valuation of the Fund's securities. In general those procedures are as follows:

•       Equity securities traded on a U.S. securities exchange are valued as follows:

1.	if "last sale" information is regularly reported on the principal exchange on which a security is traded, it is valued at the last reported sale price on that day, or
2.	if "last sale" information is not available on a valuation date, the security is valued at the last reported sale price preceding the valuation date if it is within the spread of the closing "bid" and "asked" prices on the valuation date, or
3.	if "last sale" information is not available on a valuation date, and the last reported sale price for the security preceding the valuation date is not within the spread of the closing "bid" and "asked" prices on the valuation date, the security is valued at the closing "bid" price on the valuation date.

•       Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:

1.	at the last sale price available to the pricing service approved by the Board, or
2.	at the last sale price obtained by the Sub-Adviser from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
3.	at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded, or
4.	on the basis of reasonable inquiry, from two market makers in the security.

•       Long-term debt securities having a remaining maturity of more than 60 days are valued based on the mean between the "bid" and "asked" prices determined by a portfolio pricing service approved by the Fund's Board or obtained by the Sub-Adviser from two active market makers in the security on the basis of reasonable inquiry.

•       The following securities are valued at the mean between the "bid" and "asked" prices determined by a pricing service approved by the Fund's Board or obtained by the Sub-Adviser from two active market makers in the security on the basis of reasonable inquiry:

1.	debt instruments that have a maturity of more than 397 days when issued,
2.	debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
3.	non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.

•       The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:

1.	money market debt securities held by a non-money market fund that had a maturity of less than 397 days when issued and that have a remaining maturity of 60 days or less, and
2.	debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

•       Securities (including restricted securities) not having readily-available market quotations are valued at fair value determined under the Board's procedures. If the Sub-Adviser is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the "bid" and "asked" prices provided by a single active market maker, or the "bid" price if no "asked" price is available.

In the case of loans, U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, the Sub-Adviser may use pricing services approved by the Board when last sale information is not generally available. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities). The Sub-Adviser will monitor the accuracy of the pricing services valuations. That monitoring may include comparing prices used for portfolio valuation to the actual sale prices of selected securities.

Foreign currency, including forward contracts, is valued and securities that are denominated in foreign currency are converted to U.S. dollars using the closing prices in the New York foreign exchange market or that are provided to the Sub-Adviser by a bank, dealer or pricing service that the Sub-Adviser has determined to be reliable.

Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded, as determined by a pricing service approved by the Board or by the Sub-Adviser. If there were no sales on the valuation date, those investments are valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and "asked" prices on the principal exchange on the valuation date. If the last sale price on the preceding trading day is not within the spread of the closing "bid" and "asked" prices on the principal exchange on the valuation date, the value shall be the closing "bid" price. If the put, call or future is not traded on an exchange, it shall be valued at the mean between "bid" and "asked" prices obtained by the Sub-Adviser from two active market makers. In certain cases the "bid" price may be used if no "asked" price is available.

When the Fund sells an option, an amount equal to the premium the Fund receives is included in the Fund's Statement of Assets and Liabilities as an asset. An equivalent credit is included in the liability section. The credit is adjusted ("marked-to-market") to reflect the current market value of the option. In determining the Fund's gain on investments, if a call or put sold by the Fund is exercised, the proceeds are increased by the premium received. If a call or put sold by the Fund expires, the Fund has a gain in the amount of the premium. If the Fund enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction. If the Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying investment is reduced by the amount of the premium that was paid by the Fund.

(d) Redemption in Kind. Not applicable.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Fund Shares. Not applicable.

Item 24. Taxation of the Fund.

The Fund is treated as a partnership under the Internal Revenue Code of 1986, as amended (the "Code"), and, thus, is not subject to income tax. Based upon the status of the Fund as a partnership, each investor in the Fund takes into account its share of the Fund's ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Fund's taxable year end is September 30. Although the Fund will not be subject to Federal income tax, it will file appropriate Federal income tax returns. The Fund's taxable year end is based on the taxable year end of the majority of investors.

Even though the Fund is treated as a partnership for Federal tax purposes, it is intended that the Fund's assets, income and distributions will be managed in such a way that investment in the Fund would not cause an investor that is a regulated investment company under Subchapter M of the Code ("RIC") to fail that qualification.

Certain transactions of the Fund are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to investors. Special tax rules also will require the Fund to mark-to-market certain types of positions held (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Fund intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the investors for the special treatment afforded RICs under the Code.

If the Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, an investor, by virtue of its ownership of the Fund's beneficial interests, will generally be treated as owning shares in a passive foreign investment company ("PFIC") for U.S. Federal income tax purposes. The investors in the Fund may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as "excess distributions"), even if such excess distributions are paid by such investor as a dividend to its shareholders. However, under special circumstances an election can be made to "mark to market" at the end of each taxable year all the shares treated as held in certain PFICs. If this election were made, an investor would recognize as ordinary income its share of any increase in the value of such shares held by the Fund as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized "mark-to-market" gains. With the mark-to-market election, an investor could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

The Fund may be subject to taxes imposed by foreign countries on dividend or interest income received from securities of foreign issuers. The United States has entered into tax treaties with many foreign countries which may entitle the Fund to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Fund's assets to be invested within various countries is not known.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Fund.

Item 25. Underwriters.

(a) Distribution of Securities.

Under its Placement Agent's Agreement with the Fund, OppenheimerFunds Distributor, Inc., an affiliate of the Manager, acts as the Fund's principal underwriter in the continuous offering of the Fund's shares. The Placement Agent bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders. The Placement Agent is not obligated to sell a specific number of shares. The Placement Agent also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager. Because the Fund's shares are sold without an initial sales charge or redemption charge, the Placement Agent will receive no sales charges or concessions from the sale of shares or any other charges from the redemption of shares.

(b) Compensation. Not applicable.

(c) Other Payments. Not applicable.

Item 26. Calculation of Performance Data.

Not applicable.

Item 27. Financial Statements.

The Fund's audited Financial Statements, included in the Fund's Annual Report dated September 30, 2014, including the notes thereto and the report of KPMG LLP thereon, are incorporated by reference into this Statement of Additional Information.

Appendix A

RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally recognized statistical rating organizations ("NRSROs") listed below. Those ratings represent the opinion of the NRSRO as to the credit quality of issues that they rate. The summaries below are based upon publicly available information provided by the NRSROs.

Moody's Investors Service, Inc. ("Moody's")

LONG-TERM OBLIGATION RATINGS

Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.

Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a "(hyb)" indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*

* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

SHORT-TERM OBLIGATION RATINGS FOR TAXABLE DEBT AND U.S. MUNICIPAL TAX-EXEMPT COMMERCIAL PAPER

Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect the likelihood of a default on contractually promised payments.

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

U.S. MUNICIPAL SHORT-TERM DEBT AND DEMAND OBLIGATION RATINGS

Short-Term Obligation Ratings

The Municipal Investment Grade (MIG) scale is used to rate US municipal bond anticipation notes of up to three years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity.

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned: a long or short-term debt rating and a demand obligation rating. The first element represents Moody's evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody's evaluation of risk associated with the ability to receive purchase price upon demand ("demand feature"). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade (VMIG) scale.

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Standard & Poor's Ratings Services ("Standard & Poor's"), a division of The McGraw-Hill Companies, Inc.

ISSUE CREDIT RATINGS

A Standard & Poor's issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects Standard & Poor's view of the obligor's capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings are based, in varying degrees, on Standard & Poor's analysis of the following considerations:

•	Likelihood of payment-capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
•	Nature of and provisions of the obligation;
•	Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

LONG-TERM ISSUE CREDIT RATINGS

AAA: An obligation rated 'AAA' has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated 'AA' differs from the highest-rated obligations only to a small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated 'BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB; B; CCC; CC; and C: Obligations rated 'BB', 'B', 'CCC', 'CC', and 'C' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated 'B' is more vulnerable to nonpayment than obligations rated 'BB', but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated 'CCC' is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated 'CC' is currently highly vulnerable to nonpayment.

C: A 'C' rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the 'C' rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument's terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

D: An obligation rated 'D' is in payment default. The 'D' rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor's believes that such payments will be made within five business days, irrespective of any grace period. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation's rating is lowered to 'D' upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

NR: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

Note: The ratings from 'AA' to 'CCC' may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

SHORT-TERM ISSUE CREDIT RATINGS

Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days-including commercial paper.

A-1: A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated 'B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitments.

C: A short-term obligation rated 'C' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated 'D' is in payment default. The 'D' rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor's believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

MUNICIPAL SHORT-TERM NOTE RATINGS

A Standard & Poor's U.S. municipal note rating reflects Standard & Poor's opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, Standard & Poor's analysis will review the following considerations:

•	Amortization schedule-the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and
•	Source of payment-the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

ISSUER CREDIT RATINGS

A Standard & Poor's issuer credit rating is a forward-looking opinion about an obligor's overall creditworthiness in order to pay its financial obligations. This opinion focuses on the obligor's capacity and willingness to meet its financial commitments as they come due. It does not apply to any specific financial obligation, as it does not take into account the nature of and provisions of the obligation, its standing in bankruptcy or liquidation, statutory preferences, or the legality and enforceability of the obligation.

LONG-TERM ISSUER CREDIT RATINGS

AAA: An obligor rated 'AAA' has extremely strong capacity to meet its financial commitments. 'AAA' is the highest issuer credit rating assigned by Standard & Poor's.

AA: An obligor rated 'AA' has very strong capacity to meet its financial commitments. It differs from the highest-rated obligors only to a small degree.

A: An obligor rated 'A' has strong capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in higher-rated categories.

BBB: An obligor rated 'BBB' has adequate capacity to meet its financial commitments. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

BB; B; CCC; and CC: Obligors rated 'BB', 'B', 'CCC', and 'CC' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'CC' the highest. While such obligors will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligor rated 'BB' is less vulnerable in the near term than other lower-rated obligors. However, it faces major ongoing uncertainties and exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitments.

B: An obligor rated 'B' is more vulnerable than the obligors rated 'BB', but the obligor currently has the capacity to meet its financial commitments. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitments.

CCC: An obligor rated 'CCC' is currently vulnerable, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitments.

CC: An obligor rated 'CC' is currently highly vulnerable.

R: An obligor rated 'R' is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others.

SD and D: An obligor rated 'SD' (selective default) or 'D' is in payment default on one or more of its financial obligations (rated or unrated) unless Standard & Poor's believes that such payments will be made within five business days, irrespective of any grace period. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on a financial obligation are jeopardized. A 'D' rating is assigned when Standard & Poor's believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An 'SD' rating is assigned when Standard & Poor's believes that the obligor has selectively defaulted on a specific issue or class of obligations, but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. A selective default includes the completion of a distressed exchange offer, whereby one or more financial obligation is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

NR: An issuer designated 'NR' is not rated.

Note: The ratings from 'AA' to 'CCC' may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

SHORT-TERM ISSUER CREDIT RATINGS

A-1: An obligor rated 'A-1' has strong capacity to meet its financial commitments. It is rated in the highest category by Standard & Poor's. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitments is extremely strong.

A-2: An obligor rated 'A-2' has satisfactory capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

A-3: An obligor rated 'A-3' has adequate capacity to meet its financial obligations. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

B: An obligor rated 'B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitments.

C: An obligor rated 'C' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for it to meet its financial commitments.

R: An obligor rated 'R' is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others. Please see Standard & Poor's issue credit ratings for a more detailed description of the effects of regulatory supervision on specific issues or classes of obligations.

SD and D: An obligor rated 'SD' (selective default) or 'D' has failed to pay one or more of its financial obligations (rated or unrated) when it came due, unless Standard & Poor's believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. A 'D' rating is assigned when Standard & Poor's believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An 'SD' rating is assigned when Standard & Poor's believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. Please see Standard & Poor's issue credit ratings for a more detailed description of the effects of a default on specific issues or classes of obligations.

NR: An issuer designated 'NR' is not rated.

Fitch, Inc.

International credit ratings relate to either foreign currency or local currency commitments and, in both cases, assess the capacity to meet these commitments using a globally applicable scale. As such, both foreign currency and local currency international ratings are internationally comparable assessments. The local currency international rating measures the likelihood of repayment in the currency of the jurisdiction in which the issuer is domiciled and hence does not take account of the possibility that it will not be possible to convert local currency into foreign currency, or make transfers between sovereign jurisdictions (transfer and convertibility risk). Foreign currency ratings additionally consider the profile of the issuer or note after taking into account transfer and convertibility risk. Where the rating is not explicitly described in the relevant rating action commentary as local or foreign currency, the reader should assume that the rating is a "foreign currency" rating (i.e. the rating is applicable for all convertible currencies of obligation).

INTERNATIONAL LONG-TERM ISSUER RATINGS

AAA: Highest credit quality. 'AAA' ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. 'AA' ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. 'A' ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. 'BBB' ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative. 'BB' ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

B: Highly speculative. 'B' ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial credit risk. Default is a real possibility.

CC: Very high levels of credit risk. Default of some kind appears probable.

C: Exceptionally high levels of credit risk. Default is imminent or inevitable, or the issuer is in standstill. Conditions that are indicative of a 'C' category rating for an issuer include:

a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

b. the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or

c. Fitch Ratings otherwise believes a condition of 'RD' or 'D' to be imminent or inevitable, including through the formal announcement of a distressed debt exchange.

RD: Restricted default. 'RD' ratings indicate an issuer that in Fitch Ratings' opinion has experienced an uncured payment default on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and which has not otherwise ceased operating. This would include:

a. the selective payment default on a specific class or currency of debt;

b. the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

c. the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or

d. execution of a distressed debt exchange on one or more material financial obligations.

D: Default. 'D' ratings indicate an issuer that in Fitch Ratings' opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business. Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange. "Imminent" default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future. In all cases, the assignment of a default rating reflects the agency's opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer's financial obligations or local commercial practice.

Note: The modifiers "+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the 'AAA' Long-Term category, or to Long-Term categories below 'B'.

INTERNATIONAL SHORT-TERM ISSUER AND ISSUE CREDIT RATINGS

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as "short term" based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

D: Default Indicates a broad-based default event for an entity, or the default of a short-term obligation.

DBRS

LONG-TERM OBLIGATIONS

The DBRS® long-term rating scale provides an opinion on the risk of default. That is, the risk that an issuer will fail to satisfy its financial obligations in accordance with the terms under which an obligations has been issued. Ratings are based on quantitative and qualitative considerations relevant to the issuer, and the relative ranking of claims. All rating categories other than AAA and D also contain subcategories "(high)" and "(low)". The absence of either a "(high)" or "(low)" designation indicates the rating is in the middle of the category.

AAA: Highest credit quality. The capacity for the payment of financial obligations is exceptionally high and unlikely to be adversely affected by future events.

AA: Superior credit quality. The capacity for the payment of financial obligations is considered high. Credit quality differs from AAA only to a small degree. Unlikely to be significantly vulnerable to future events.

A: Good credit quality. The capacity for the payment of financial obligations is substantial, but of lesser credit quality than AA. May be vulnerable to future events, but qualifying negative factors are considered manageable.

BBB: Adequate credit quality. The capacity for the payment of financial obligations is considered acceptable. May be vulnerable to future events.

BB: Speculative, non investment-grade credit quality. The capacity for the payment of financial obligations is uncertain. Vulnerable to future events.

B: Highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet financial obligations.

CCC/CC/C: Very highly speculative credit quality. In danger of defaulting on financial obligations. There is little difference between these three categories, although CC and C ratings are normally applied to obligations that are seen as highly likely to default, or subordinated to obligations rated in the CCC to B range. Obligations in respect of which default has not technically taken place but is considered inevitable may be rated in the C category.

D: A financial obligation has not been met or it is clear that a financial obligation will not be met in the near future or a debt instrument has been subject to a distressed exchange. A downgrade to D may not immediately follow an insolvency or restructuring filing as grace periods or extenuating circumstances may exist.

COMMERCIAL PAPER AND SHORT-TERM DEBT

The DBRS® short-term debt rating scale provides an opinion on the risk that an issuer will not meet its short-term financial obligations in a timely manner. Ratings are based on quantitative and qualitative considerations relevant to the issuer and the relative ranking of claims. The R-1 and R-2 rating categories are further denoted by the subcategories "(high)," "(middle)," and "(low)."

R-1 (high): Highest credit quality. The capacity for the payment of short-term financial obligations as they fall due is exceptionally high. Unlikely to be adversely affected by future events.

R-1 (middle): Superior credit quality. The capacity for the payment of short-term financial obligations as they fall due is very high. Differs from R-1 (high) by a relatively modest degree. Unlikely to be significantly vulnerable to future events.

R-1 (low): Good credit quality. The capacity for the payment of short-term financial obligations as they fall due is substantial. Overall strength is not as favourable as higher rating categories. May be vulnerable to future events, but qualifying negative factors are considered manageable.

R-2 (high): Upper end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events.

R-2 (middle): Adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events or may be exposed to other factors that could reduce credit quality.

R-2 (low): Lower end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events. A number of challenges are present that could affect the issuer's ability to meet such obligations.

R-3: Lowest end of adequate credit quality. There is a capacity for the payment of short-term financial obligations as they fall due. May be vulnerable to future events and the certainty of meeting such obligations could be impacted by a variety of developments.

R-4: Speculative credit quality. The capacity for the payment of short-term financial obligations as they fall due is uncertain.

R-5: Highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet short-term financial obligations as they fall due.

D: A financial obligation has not been met or it is clear that a financial obligation will not be met in the near future, or a debt instrument has been subject to a distressed exchange. A downgrade to D may not immediately follow an insolvency or restructuring filing as grace periods, other procedural considerations, or extenuating circumstance may exist.

Kroll Bond Rating Agency ("KBRA")

Kroll Bond Rating Agency (KBRA) assigns credit ratings to issuers and their obligations using the same rating scale. In either case, KBRA's credit ratings are intended to reflect both the probability of default and severity of loss in the event of default, with greater emphasis on probability of default at higher rating categories. For obligations, the determination of expected loss severity is, among other things, a function of the seniority of the claim. Generally speaking, issuer-level ratings assume a loss severity consistent with a senior unsecured claim. KBRA appends an (sf) indicator to ratings assigned to structured finance obligations.

LONG-TERM CREDIT RATINGS

AAA Determined to have almost no risk of loss due to credit-related events. Assigned only to the very highest quality obligors and obligations able to survive extremely challenging economic events.

AA Determined to have minimal risk of loss due to credit-related events. Such obligors and obligations are deemed very high quality.

A Determined to be of high quality with a small risk of loss due to credit-related events. Issuers and obligations in this category are expected to weather difficult times with low credit losses.

BBB Determined to be of medium quality with some risk of loss due to credit-related events. Such issuers and obligations may experience credit losses during stress environments.

BB Determined to be of low quality with moderate risk of loss due to credit-related events. Such issuers and obligations have fundamental weaknesses that create moderate credit risk.

B Determined to be of very low quality with high risk of loss due to credit-related events. These issuers and obligations contain many fundamental shortcomings that create significant credit risk.

CCC Determined to be at substantial risk of loss due to credit-related events, or currently in default with high recovery expectations.

CC Determined to be near default or in default with average recovery expectations.

C Determined to be near default or in default with low recovery expectations.

D In default.

KBRA may append - or + modifiers to ratings in categories AA through CCC to indicate, respectively, upper and lower risk levels within the broader category.

SHORT-TERM CREDIT RATINGS

K1 Very strong ability to meet short-term obligations.

K2 Strong ability to meet short-term obligations.

K3 Adequate ability to meet short-term obligations.

B Questionable ability to meet short-term obligations.

C Little ability to meet short-term obligations.

D In default on short-term obligations.

KBRA may append a + modifier to ratings in the K1 category to indicate exceptional ability to meet short-term obligations.

OPPENHEIMER MASTER LOAN FUND, LLC

FORM N-1A

PART C

OTHER INFORMATION

Item 28. - Exhibits

(a) (i) Certificate of Formation dated 8/28/07: Previously filed with Registrant's Initial Registration Statement filed, (10/26/07), and incorporated herein by reference.

(ii) Limited Liability Company Agreement dated 10/25/07: Previously filed with Registrant's Initial Registration Statement filed, (10/26/07), and incorporated herein by reference.

(b) By-Laws dated 10/25/07: Previously filed with Registrant's Initial Registration Statement filed, (10/26/07), and incorporated herein by reference.

(c) Not applicable.

(d) (i) Restated Investment Advisory Agreement dated 1/1/13: Previously filed with Registrant's Amendment No. 9, (1/28/14), and incorporated herein by reference.

(ii) Investment Sub-Advisory Agreement dated 1/1/13: Previously filed with Registrant's Amendment No. 9, (1/28/14), and incorporated herein by reference.

(e) Not required to be filed.

(f)

Form of Oppenheimer Funds Compensation Deferral Plan, As Amended and Restated Effective 1/1/08: Previously filed with Post-Effective Amendment No. 2 to the Registration Statement of Oppenheimer Portfolio Series Fixed Income Active Allocation Fund (Reg. No. 333-146105), (5/29/09), and incorporated herein by reference.

(g)	Custodial Agreement dated 10/9/07 between Registrant and Deutsche Bank Trust Company Americas: Previously filed with Registrant's Initial Registration Statement filed, (10/26/07), and incorporated herein by reference.

(h) Not applicable.

(i) Not required to be filed.

(j) Not required to be filed.

(k) Not required to be filed.

(l)              Investment Letter dated 10/17/07 from OppenheimerFunds, Inc. to Registrant: Previously filed with Registrant's Initial Registration Statement filed, (10/26/07), and incorporated herein by reference.

(m) Not applicable.

(n) Not applicable.

(o)	(i)	Power of Attorney dated 2/26/13 for all Trustees and Officers, except Arthur P. Steinmetz: Previously filed with Post-Effective Amendment No. 58 to the Registration Statement of Oppenheimer Integrity Funds (Reg. No. 2-76547), (3/27/13), and incorporated herein by reference.
	(ii)	Power of Attorney dated 9/17/14 for Arthur P. Steinmetz: Previously filed with Post-Effective Amendment No. 1 to the Registration Statement of Oppenheimer Global High Yield Fund (Reg. No. 333-176889), (9/25/14), and incorporated herein by reference.

(p)	Code of Ethics of the Oppenheimer Funds, OFI Global Asset Management, Inc. OFI SteelPath, Inc., OppenheimerFunds, Inc. (including certain other affiliates and subsidiaries) and OppenheimerFunds Distributor, Inc., dated as of 6/3/13, under Rule 17j-1 of the Investment Company Act of 1940: Previously filed with Post-Effective Amendment No. 14 to the Registration Statement of Oppenheimer SteelPath MLP Funds Trust (Reg. No. 333-163614), (6/27/13), and incorporated herein by reference.

Item 29. - Persons Controlled by or Under Common Control with the Fund

None.

Item 30. - Indemnification

Reference is made to the provisions of Article Seventeen of Registrant's Limited Liability Company Agreement filed as Exhibit 28(a)(ii) to this Registration Statement, and incorporated herein by reference.

Item 31. - Business and Other Connections of the Investment Adviser

(a) OFI Global Asset Management, Inc. (the "Manager") is the manager of the Registrant. The information required by this Item 31 about officers and directors of the Manager, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Form ADV, filed by the Manager pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-76771).

(b) OppenheimerFunds, Inc. (the "Sub-Adviser") provides advisory services to the Registrant. The information required by this Item 31 about officers and directors of the Sub-Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Form ADV, filed by the Sub-Adviser pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-8253).

Item 32. Principal Underwriter

(a)	OppenheimerFunds Distributor, Inc. is the Distributor of the Registrant's shares. It is also the Distributor of each of the registered open-end investment companies listed below and for MassMutual Institutional Funds.

Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Income Fund
Oppenheimer Cash Reserves
Oppenheimer Commodity Strategy Total Return Fund
Oppenheimer Core Bond Fund (a series of Oppenheimer Integrity Funds)
Oppenheimer Corporate Bond Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Discovery Mid Cap Growth Fund
Oppenheimer Dividend Opportunity Fund
Oppenheimer Emerging Markets Innovators Fund
Oppenheimer Emerging Markets Local Debt Fund
Oppenheimer Equity Fund
Oppenheimer Equity Income Fund
Oppenheimer Global Fund
Oppenheimer Global High Yield Fund
Oppenheimer Global Multi-Alternatives Fund
Oppenheimer Global Multi-Asset Income Fund
Oppenheimer Global Multi Strategies Fund
Oppenheimer Global Real Estate Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Global Strategic Income Fund
Oppenheimer Global Value Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer International Bond Fund
Oppenheimer Institutional Money Market Fund
Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer International Value Fund
Oppenheimer Limited-Term Bond Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Main Street Fund (a series of Oppenheimer Main Street Funds)
Oppenheimer Main Street Select Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer Main Street Mid-Cap Fund
Oppenheimer Master Event-Linked Bond Fund, LLC
Oppenheimer Master Loan Fund, LLC
Oppenheimer Master Inflation Protected Securities Fund, LLC
Oppenheimer Master International Value Fund, LLC
Oppenheimer SteelPath Master MLP Fund, LLC
Oppenheimer SteelPath MLP Funds Trust (4 series):
Oppenheimer SteelPath MLP Select 40 Fund
Oppenheimer SteelPath MLP Alpha Fund
Oppenheimer SteelPath MLP Income Fund
Oppenheimer SteelPath MLP Alpha Plus Fund
Oppenheimer Money Market Fund
Oppenheimer Multi-State Municipal Trust (3 series):
Oppenheimer Rochester High Yield Municipal Fund
Oppenheimer Rochester New Jersey Municipal Fund
Oppenheimer Rochester Pennsylvania Municipal Fund
Oppenheimer Portfolio Series (4 series):
Active Allocation Fund
Equity Investor Fund
Conservative Investor Fund
Moderate Investor Fund
Oppenheimer Quest For Value Funds (3 series):
Oppenheimer Global Allocation Fund
Oppenheimer Flexible Strategies Fund
Oppenheimer Small- & Mid-Cap Value Fund
Oppenheimer Real Estate Fund
Oppenheimer Rising Dividends Fund
Oppenheimer Rochester AMT-Free Municipal Fund
Oppenheimer Rochester AMT-Free New York Municipal Fund
Oppenheimer Rochester Arizona Municipal Fund
Oppenheimer Rochester California Municipal Fund
Oppenheimer Rochester Intermediate Term Municipal Fund
Oppenheimer Rochester Fund Municipals
Oppenheimer Rochester Limited Term California Municipal Fund
Oppenheimer Rochester Limited Term Municipal Fund (a series of Oppenheimer Municipal Fund)
Oppenheimer Rochester Limited Term New York Municipal Fund (a series of Rochester Portfolio Series)
Oppenheimer Rochester Maryland Municipal Fund
Oppenheimer Rochester Massachusetts Municipal Fund
Oppenheimer Rochester Michigan Municipal Fund
Oppenheimer Rochester Minnesota Municipal Fund
Oppenheimer Rochester North Carolina Municipal Fund
Oppenheimer Rochester Ohio Municipal Fund
Oppenheimer Rochester Short Term Municipal Fund
Oppenheimer Rochester Virginia Municipal Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Senior Floating Rate Plus Fund
Oppenheimer Ultra-Short Duration Fund
Oppenheimer Value Fund (a series of Oppenheimer Series Fund)
Oppenheimer Variable Account Funds (12 series):
Oppenheimer Capital Appreciation Fund/VA
Oppenheimer Capital Income Fund/VA
Oppenheimer Core Bond Fund/VA
Oppenheimer Discovery Mid Cap Growth Fund/VA
Oppenheimer Diversified Alternatives Fund/VA
Oppenheimer Equity Income Fund/VA
Oppenheimer Global Fund/VA
Oppenheimer Global Strategic Income Fund/VA
Oppenheimer International Growth Fund/VA
Oppenheimer Main Street Fund/VA
Oppenheimer Main Street Small Cap Fund/VA
Oppenheimer Money Fund/VA

(b)	The directors and officers of the Registrant’s principal underwriter are:

Name & Principal Business Address	Position & Office with Underwriter	Position and Office with Registrant
Rina Aligaen(2)	Assistant Vice President	None
Anthony Allocco(2)	Assistant Vice President	None
Joseph Allyn(1)	Assistant Vice President	None
Nicole Andersen(2)	Assistant Vice President	None
Chuck Anderson(1)	Assistant Vice President	None
Janette Aprilante(2)	Secretary	None
Rupa Athreya(2)	Senior Vice President	None
Matthew J. Auer(2)	Vice President	None
James Austin(1)	Vice President	None
Anthony E. Bamonte(2)	Vice President	None
James Barker(2)	Vice President	None
Kathleen Beichert(1)	Senior Vice President	None
Kimberly Belsole(2)	Vice President	None
Rocco Benedetto(2)	Vice President	None
Devin Benton(2)	Vice President	None
Emanuele S. Bergagnini(2)	Vice President	None
Christopher Bergeron(2)	Vice President	None
Rick Bettridge(2)	Vice President	None
Rhea M. Berglund(1)	Vice President	None
Kamal Bhatia(2)	Senior Vice President	None
Adam Bilmes(2)	Vice President	None
Paul Blease(2)	Senior Vice President	None
Carolyn Boccaccio(2)	Vice President	None
Maria Boingeanu(2)	Assistant Vice President	None
William Borders(2)	Assistant Vice President	None
David A. Borrelli(2)	Senior Vice President	None
Jeffrey R. Botwinick(2)	Vice President	None
Sarah Bourgraf(1)	Vice President	None
Joshua Broad(2)	Vice President	None
Ken Brodsky(2)	Vice President	None
Kevin E. Brosmith(2)	Senior Vice President	None
Gregory L. Brown(2)	Vice President	None
Matthew G. Brown(1)	Vice President	None
Megan Byrne(2)	Assistant Vice President	None
Tracy Cairoli(2)	Assistant Vice President	None
Clare Cambria(2)	Assistant Vice President	None
Tara Carbonneau(1)	Assistant Vice President	None
Sean Carey(2)	Assistant Vice President	None
Robert Caruso(2)	Vice President	None
Thomas Caulfield(1)	Vice President	None
Herman Chan(2)	Vice President	None
Donelle Chisolm(2)	Vice President	None
Andrew Chonofsky(2)	Vice President	None
Angelanto Ciaglia(2)	Vice President	None
Nicholas Cirbo(1)	Vice President	None
John Clark(2)	Vice President	None
John Corcoran(2)	Vice President	None
Craig Colby(2)	Vice President	None
Ryan J. Coleman(1)	Vice President	None
Stephanie Colca(2)	Assistant Vice President	None
Gerald James Concepcion(2)	Vice President	None
Serina Copanas(2)	Assistant Vice President	None
Cameron Cowden(2)	Vice President	None
Neev Crane(2)	Vice President	None
Amanda Dampier(2)	Assistant Vice President	None
Edward Dane(2)	Senior Vice President	None
Madeline T. Delianides(2)	Vice President	None
Damaris De Los Santos(2)	Assistant Vice President	None
Richard DeMarco(2)	Assistant Vice President	None
Michael Dennehy(2)	Vice President	None
Jeffrey Dickin(2)	Vice President	None
Steven Dombrower(2)	Vice President	None
Robert Duffey(2)	Vice President	None
Ryan Duffy(2)	Vice President	None
Robert Dunphy(2)	Vice President	None
Paul Eisenhardt(2)	Senior Vice President	None
Peter Ellman(2)	Assistant Vice President	None
Kent M. Elwell(2)	Vice President	None
Michael Eustic(2)	Vice President	None
Gregg A. Everett(2)	Vice President	None
George R. Fahey(1)	Senior Vice President	None
Jason Farrell(2)	Assistant Vice President	None
Kristie Feinberg(2)	Assistant Treasurer	None
Josean Fernandez(2)	Assistant Vice President	None
Christopher Ferrara(2)	Assistant Vice President	None
Michael Ferrer(2)	Vice President	None
Mark J. Ferro(2)	Senior Vice President	None
Nicole Filingeri(2)	Vice President	None
Eric P. Fishel(2)	Vice President	None
Patrick W. Flynn(1)	Senior Vice President	None
David Ford(2)	Vice President	None
John Fortuna(2)	Vice President	None
Jayme Fowler(2)	Vice President	None
Valeri Fox(2)	Assistant Vice President	None
Jerry Fraustro(2)	Vice President	None
William Friebel(2)	Vice President	None
Alice Fricke(2)	Vice President	None
Arthur S. Gabinet(2)	Chief Legal Officer	Secretary and Chief Legal Officer
Kathryn T. Gallo(2)	Vice President	None
Hazem Gamal(2)	Vice President	None
Christopher Gaudio(2)	Vice President	None
Charlotte Gardner(1)	Vice President	None
Nancy Girondo(2)	Assistant Vice President	None
Jill E. Glazerman(2)	Senior Vice President	None
Emily Glotzer(2)	Assistant Vice President	None
Justin A. Goldstein(2)	Assistant Vice President	None
Jack Goldin(2)	Vice President	None
Wesley Golie(1)	Vice President	None
Michael Gottesman(2)	Vice President	None
Raquel Granahan(2)	Senior Vice President	None
Steven Grise(2)	Assistant Vice President	None
Anthony Greco(2)	Assistant Vice President	None
Samuel Groban(2)	Vice President	None
Vincent Grogan(2)	Vice President	None
Eric Grossjung(2)	Vice President	None
Ellen Gutierrez(2)	Assistant Vice President	None
Michael D. Guman(2)	Vice President	None
James E. Gunter(2)	Vice President	None
LeaAnna Hartman(1)	Vice President	None
Alexander Hayes(2)	Vice President	None
John Hauryluke(2)	Assistant Vice President	None
Kevin J. Healy(2)	Vice President	None
David Van Hellemont(2)	Vice President	None
Richard Henn(2)	Vice President	None
Kenneth Henry(2)	Vice President	None
Wendy Hetson Ehrlich(2)	Vice President	None
Todd Hiller(2)	Vice President	None
Jennifer Hoelscher(1)	Assistant Vice President	None
Eric Holquist(2)	Vice President	None
Brian T. Hourihan(2)	Assistant Secretary	None
Lucienne Howell(2)	Vice President	None
Edward Hrybenko(2)	Senior Vice President	None
Brian F. Husch(2)	Vice President	None
Keith Hylind(2)	Vice President	None
Vincent Iacono(2)	Vice President	None
Christopher Ivezic(2)	Vice President	None
Nickie Jacobs(1)	Assistant Vice President	None
Shonda Rae Jaquez(2)	Vice President	None
Allyson Jarecky(2)	Vice President	None
Robin Jennings(2)	Vice President	None
Brian Johnson(1)	Vice President	None
Eric K. Johnson(1)	Senior Vice President	None
Sarah Joyce(2)	Assistant Vice President	None
Scott Kelley(1)	Vice President	None
Kedem Assaf(2)	Assistant Vice President	None
Brian Kiley(2)	Vice President	None
Robert K. Kinsey(2)	Vice President	None
Elena Kirova(2)	Assistant Vice President	None
Jeff Klainberg(2)	Vice President	None
Richard Klein(2)	Senior Vice President	None
Joseph Kolman(2)	Assistant Vice President	None
Eric Kristenson(2)	Vice President	None
Lamar Kunes(2)	Senior Vice President	None
Stanford Kutler(2)	Vice President	None
David T. Kuzia(1)	Vice President	None
Laura L. Lawson(2)	Vice President	None
Lisa Lamentino(2)	Vice President	None
John Laudadio(2)	Vice President	None
Daniel Lee(2)	Assistant Vice President	None
Wendy Lee(2)	Vice President	None
John Leonard(2)	Vice President	None
Brian Levitt(2)	Vice President	None
Jesse Levitt(2)	Vice President	None
Julie Libby(2)	Senior Vice President	None
Eric J. Liberman(2)	Vice President	None
Lorna Lindquist(2)	Vice President	None
Malissa Lischin(2)	Vice President	None
Christina Loftus(2)	Senior Vice President	None
David Lolli(2)	Assistant Vice President	None
Thomas Loncar(2)	Vice President	None
John Luiz(2)	Vice President	None
John Mackey(2)	Vice President	None
Peter Maddox(2)	Vice President	None
Michael Malik(2)	Vice President	None
Joseph Marich(2)	Vice President	None
Kenneth Martin(2)	Chief Compliance Officer	None
Steven C. Manns(2)	Vice President	None
Todd A. Marion(2)	Vice President	None
Anthony Mazzariello(2)	Vice President	None
Gregory Mehok(2)	Assistant Vice President	None
Derren McDaniel(1)	Vice President	None
Peter McCarthy(1)	Assistant Vice President	None
John C. McDonough(2)	Chief Executive Officer, Chairman, President & Director	None
Matthew McGee(1)	Vice President	None
Brian McGinty(1)	Vice President	None
Kent C. McGowan(2)	Vice President	None
William McNamara(2)	Vice President	None
Daniel Melehan(2)	Vice President	None
Brian F. Medina(1)	Vice President	None
Toller Miller(1)	Vice President	None
Peter Mintzberg(2)	Senior Vice President	None
Clint Modler(1)	Vice President	None
Robert Moser(2)	Vice President	None
James Mugno(2)	Vice President	None
Matthew Mulcahy(2)	Assistant Vice President	None
Wendy Jean Murray(2)	Vice President	None
Keith Myers(1)	Assistant Vice President	None
John S. Napier(2)	Senior Vice President	None
Christina Nasta(2)	Senior Vice President	None
Eugene Nemirovsky(2)	Assistant Vice President	None
Dana B. Newblatt(2)	Assistant Vice President	None
Kevin P. Neznek(2)	Senior Vice President	None
Nichola Noriega(2)	Vice President	None
Peter Novak(2)	Senior Vice President	None
Timothy O’Connell(2)	Vice President	None
James B. O’Connell(2)	Assistant Vice President	None
Patricia O’Connor(2)	Assistant Vice President	None
Tony Oh(1)	Treasurer	None
Leonard Oremland(2)	Senior Vice President	None
Steven Paddon(2)	Senior Vice President	None
Alan Panzer(2)	Vice President	None
Phillip Parrotta(2)	Senior Vice President	None
Andrew Park(1)	Vice President	None
Andrea Pash(2)	Assistant Vice President	None
Maria Paster(2)	Assistant Vice President	None
Ashley Patten(1)	Vice President	None
Brian C. Perkes(2)	Vice President	None
Charles K. Pettit(2)	Vice President	None
David Pfeffer(2)	Director & Chief Financial Officer	None
Andrew Phillips(1)	Assistant Vice President	None
Scott Porter(2)	Assistant Vice President	None
Chad W. Potter(3)	Assistant Vice President	None
Stacy Pottinger(2)	Assistant Vice President	None
Rachel Powers(1)	Vice President	None
Nicole Pretzel Holahan(2)	Vice President	None
Michael E. Quinn(2)	Vice President	None
Minnie Ra(2)	Vice President	None
Richard E. Rath(2)	Vice President	None
William J. Raynor(2)	Vice President	None
James Robinson(1)	Vice President	None
Ian M. Roche(2)	Vice President	None
Jason Roche(2)	Assistant Vice President	None
Adam Rochlin(2)	Vice President	None
Michael Rock(2)	Vice President	None
Philip Rolleri(2)	Assistant Vice President	None
Megan P. Rosenblum(2)	Vice President	None
Thomas Sabow(2)	Vice President	None
Gary Salerno(2)	Vice President	None
Catherine Sanders(2)	Assistant Vice President	None
Christopher Saul(2)	Assistant Vice President	None
John Saunders(2)	Senior Vice President	None
Kurt Savallo(2)	Assistant Vice President	None
Joshua Scher(2)	Assistant Vice President	None
Alex Schardt(2)	Vice President	None
Joshua Scher(2)	Assistant Vice President	None
Thomas Schmitt(2)	Vice President	None
William Schories(2)	Vice President	None
Ryan Sekimoto(3)	Vice President	None
Jennifer Sexton(2)	Senior Vice President	Vice President and Chief Business Officer
Jeffrey Sharon(2)	Vice President	None
James B. Shields(1)	Assistant Vice President	None
Eric M. Schranck(1)	Assistant Vice President	None
Erin Simpson(2)	Assistant Vice President	None
Christopher M. Spencer(2)	Vice President	None
John A. Spensley(2)	Vice President	None
Amy Sperber(2)	Assistant Vice President	None
Kirti Srikant(2)	Assistant Vice President	None
Michael Staples(2)	Vice President	None
Alfred St. John(2)	Vice President	None
Bryan Stein(2)	Vice President	None
Joseph Stellato(2)	Assistant Vice President	None
Benjamin Stewart(2)	Senior Vice President	None
Matthew C. Straut(2)	Senior Vice President	None
Brian C. Summe(2)	Vice President	None
Michael Sussman(2)	Vice President	None
George T. Sweeney(2)	Senior Vice President	None
Adam L. Tabor(2)	Vice President	None
Leo Tallon(2)	Vice President	None
Sachin Tandon(2)	Vice President	None
Brian Taylor(2)	Vice President	None
James Taylor(2)	Vice President	None
Paul Temple(2)	Vice President	None
Saul Tessler(2)	Assistant Vice President	None
Christopher Thabet(2)	Assistant Vice President	None
David G. Thomas(2)	Vice President	None
John Thorpe(1)	Vice President	None
Jay S. Therrien(2)	Assistant Vice President	None
Stephen D. Tisdalle(2)	Senior Vice President	None
Luz Touma(2)	Vice President	None
Catherine Tulley(1)	Assistant Vice President	None
Wesley Vance(2)	Vice President	None
Vincent Vermette(2)	Vice President	None
Alyse Vishnick(2)	Assistant Vice President	None
Melissa Wade(1)	Assistant Vice President	None
Kenneth Waddell(2)	Vice President	None
Eliot Walsh(2)	Assistant Vice President	None
Richard Walsh(2)	Vice President	None
Teresa Ward(2)	Vice President	None
Jerry Webman(2)	Senior Vice President	None
Janeanne Weickum(1)	Vice President	None
Michael J. Weigner(2)	Vice President	None
Kim Weinrick(2)	Vice President	None
Donn S. Weise(2)	Vice President	None
Chris G. Werner(2)	Vice President	None
Jason Widener(2)	Vice President	None
Ryan C. Wilde(1)	Vice President	None
Tim Wilkinson(1)	Vice President	None
Martha B. Willis(2)	Director & Executive Vice President	None
Thomas Winnick(2)	Vice President	None
Patrick Wisneski(1)	Vice President	None
Meredith Wolff(2)	Vice President	None
Kevin Woodson(1)	Assistant Vice President	None
Cary Patrick Wozniak(2)	Vice President	None
Alexander Young(2)	Vice President	None
David Zicchinella(2)	Assistant Vice President	None
Steven Zito(1)	Vice President	None

(1)6803 South Tucson Way, Centennial, CO 80112-3924

(2)225 Liberty Street, 11th Floor, New York, NY 10281-1008

(3)2100 McKinney Avenue, Suite 1401, Dallas, TX 75201

(c)	Not applicable.

Item 33. Location of Accounts and Records

The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and rules promulgated thereunder are in the possession of OFI Global Asset Management, Inc., OppenheimerFunds, Inc. and Shareholder Services, Inc., as applicable, at each entity's offices at 6803 South Tucson Way, Centennial, Colorado 80112-3924.

Item 34. Management Services

Not applicable

Item 35. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 28th day of January, 2015.

Oppenheimer Master Loan Fund, LLC

By:	Arthur P. Steinmetz*
Arthur P. Steinmetz President and
Principal Executive Officer

*By: /s/ Mitchell Lindauer

Mitchell Lindauer, Attorney-in-Fact

Date: January 28, 2015